UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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VMware, Inc.

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VMWARE, INC.
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2021
To the Stockholders of VMware, Inc.:
Notice is hereby given that the annual meeting of stockholders of VMware, Inc., a Delaware corporation, will be held on Friday, July 23, 2021, at 8:30 a.m. Pacific time (“Annual Meeting”). This year’s Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders.
We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com. A recording of the webcast will be available on our website for approximately 60 days following our meeting.
We are holding the meeting for the following purposes:
1.to elect four members nominated by us to our Board of Directors (“Board”) to serve as Class II directors, of which three are Group I directors to be elected by our Class B common stockholders and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholder voting together as a class, each for a three-year term expiring at the 2024 Annual Meeting;
2.to approve, on an advisory basis, named executive officer compensation;
3.to approve an amendment to the Amended and Restated 2007 Equity and Incentive Plan;
4.to approve an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan;
5.to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending January 28, 2022; and
6.to transact any and all other business that may properly come before the meeting or any adjournments thereof.
All stockholders of record of our common stock at the close of business on May 24, 2021, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
Class A common stockholders may cast their votes by completing a proxy. Whether or not you plan to participate in the meeting, please cast your vote as instructed in the notice regarding the availability of proxy materials over the Internet or by telephone, as promptly as possible. You may request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet prior to the meeting by visiting proxyvote.com. Internet voting is convenient, helps reduce the environmental impact of the Annual Meeting and saves us postage and processing costs. This Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 29, 2021 are available at proxyvote.com.
Stockholders of record as of May 24, 2021 will be able to participate in the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2021 and entering the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. Online check-in will be available beginning at 8:15 a.m. Pacific time. Please allow ample time for the online check-in procedures.

By order of the Board of Directors

Amy Fliegelman Olli
Executive Vice President, General Counsel and Secretary
Palo Alto, California
May 28, 2021

i

VMWARE, INC.
3401 Hillview Avenue
Palo Alto, California, 94304
PROXY STATEMENT
 ________________________________
GENERAL
We invite our stockholders to participate in our 2021 annual meeting of stockholders (“Annual Meeting”) and to vote on the proposals described in this proxy statement. The Annual Meeting will take place on Friday, July 23, 2021 at 8:30 a.m. Pacific time via live audio webcast at virtualshareholdermeeting.com/VMW2021. You will need the 16-digit control number provided on the notice of Internet availability of proxy materials (“Proxy Notice”) or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate.
If you owned VMware Class A common stock (“Class A Stock”) or VMware Class B common stock (“Class B Stock”) at the close of business on May 24, 2021 (“Record Date”), then you may participate in and vote at the meeting. There are five items that are scheduled to be voted on at the Annual Meeting:
•election of four members nominated by us to the Board of Directors (“Board”) to serve as Class II directors, of which three are Group I directors to be elected by our Class B common stockholders and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholders voting together as a class, each for a three-year term expiring at the 2024 Annual Meeting;
•an advisory vote to approve named executive officer compensation;
•approval of an amendment to the Amended and Restated 2007 Equity and Incentive Plan;
•approval of an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan; and
•ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending January 28, 2022.
Dell Technologies Inc. (“Dell”) is our parent company through its ownership of EMC Corporation (“EMC”), VMW Holdco LLC and EMC Equity Assets LLC, each a holder of Class B Stock and an indirect, wholly owned subsidiary of Dell. Accordingly, as of the Record Date, Dell controls all of the outstanding Class B Stock and 30,678,605 shares, or approximately 27.4%, of the outstanding Class A Stock, representing approximately 97.4% of the combined voting power of our common stock. Class B Stock is entitled to ten votes per share on each proposal, except the election of the Class II, Group II director, on which Class B Stock is entitled to one vote per share. Additionally, the election of the Class II, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, through its control of Class B Stock.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares. For additional information about the Annual Meeting see “Information About the Annual Meeting.”
References to “VMware,” the “Company,” “we” and “our” in this proxy statement refer to VMware, Inc., a Delaware corporation.

ENVIRONMENTAL, SOCIAL & GOVERNANCE

VMware is committed to being a force for good, from its breakthrough technology innovations to its global impact. VMware is driving sustainability across our operations in order to drive long-term business value. To that end, we are aligning our Environmental, Social & Governance (“ESG”) strategy to our core business. At VMware, we believe corporate social responsibility means considering the interests of all stakeholders. Our stakeholders—stockholders, employees, customers, partners and communities—are increasing their focus on ESG matters and are expecting businesses to do the same. As one of the largest enterprise software companies, we believe it is our responsibility, and it is essential for our growth, to build a more secure, equitable and resilient digital foundation for the future.
VMware’s innovative solutions aim to maximize the efficiency and productivity of our customers’ IT infrastructures. From the beginning, our core virtualization technology has helped our customers achieve greater sustainable impacts by minimizing the amount of physical infrastructure they need. By enabling businesses and their employees to access their digital infrastructure anywhere, anytime and on any device, we believe that our solutions play a meaningful role in controlling and avoiding carbon emissions.
2030 Agenda
In December 2020, we announced our 2030 Agenda, a 10-year commitment to reaching 30 goals by 2030 (“30x30”). These 30x30 goals are aligned to VMware’s core business strategy and aim to drive business outcomes on three pillars: Trust, Equity and Sustainability. We are embedding these goals across the business to ensure meaningful impact and lasting value.
Trust: We are committed to building and protecting trust with all stakeholders–our customers, partners, stockholders, people and communities. We will achieve this by focusing on intrinsic security, privacy-by-design, digital ethics and transparent business practices.
Equity: We are committed to building a future that is accessible, inclusive and just for all. We will achieve this by focusing on distributed workforce technology; human capital development; diversity, equity and inclusion; product accessibility; nonprofit digital transformation; and digital skills.
Sustainability: We are committed to decarbonization for our customers, supply chain and operations. We will achieve this by focusing on net-zero emissions, radical efficiency, zero-carbon clouds, energy resilience for an “anywhere” workforce and investing in innovation.
Learn more about our 2030 Agenda at vmware.com/2030agenda. Our website and the information referenced in this Proxy Statement that is accessible through the website are not incorporated by reference into this Proxy Statement.
Protecting Our Environment
For us, sustainable growth for our business requires decoupling our company growth from carbon emissions. To this end, we’ve accelerated our focus on decarbonization and last year received third-party validation from the Science Based Target Initiative (SBTi) on our science-based targets. In 2020, we sourced 100 percent of electricity in our global facilities from renewable sources for the second consecutive year. Reducing our demand on electricity is an essential part of our environmental strategy, and we are focused on prioritizing energy efficiency within our operations through our commitment to green buildings, driving an impactful renewable energy strategy and raising awareness through employee engagement to promote resource conservation both at work and at home. We maintained our certified CarbonNeutral® company status, in accordance with The CarbonNeutral Protocol, for the third consecutive year. We were also recognized on CDP’s Climate A List (formerly known as Climate Disclosure Project). Please see our 2020 CDP Climate Change Disclosure and our 2020 Global Impact Report available on the Sustainably webpage of VMware’s website at vmware.com.
Carbon-Efficient Digital Transformation
Our products help customers in significantly reducing energy costs and related carbon emissions associated with operating their digital infrastructure while providing elastic scalability and simplified management. Every year, since 2016, we’ve quantified the impact of IT infrastructure growth on carbon emissions. Since 2003, our product portfolio has helped our customers avoid over 1.2 billion metric tons of carbon emissions. Please see our VMware sponsored, IDC White Paper: Enabling More Agile and Sustainable Business Through Carbon-Efficient Digital Transformations, which is available on the Sustainably webpage of VMware’s website at vmware.com.

Empowering Our People
At VMware, we aspire to build a Diverse, Equitable and Inclusive (“DEI”) environment, that enriches lives at work, at home and in the community, because we believe that empowering our people to bring their authentic selves to work drives business excellence and enables us to achieve our business goals. We prioritize employee well-being and work hard to foster a culture that is respectful, kind and compassionate, which is defined by our EPIC2 values—Execution, Passion, Integrity, Customers and Community. We believe that a culture of belonging drives innovation and enables our people to bring their creativity and ideas to the table.
We’ve invested in programs to expand the community of women and diverse talent through management goals tied to DEI. We’ve empowered our people to be active members in their communities through our Citizen Philanthropy approach, since we believe that individual actions matter and add up to collective impact. And through public-private partnerships, we’ve committed to helping individuals gain the knowledge they need to compete in today’s workforce through VMware’s IT Academy. Our goal is to continue to be a great place to work while helping create and build sustainable and resilient communities globally. Learn more about our Citizen Philanthropy approach at vmware.com/company/foundation. Learn more about our IT Academy at vmware.com/company/it-academy.
Diversity, Equity & Inclusion (DEI)
VMinclusion is a business-led initiative that is focused on creating an inclusive culture at VMware and increasing the representation of women and underrepresented groups to better reflect the communities we live in and serve. VMware has set specific and measurable goals around increasing representation for women and underrepresented communities. We have assigned responsibility to all of our leaders at the level of Senior Director and above to work to improve the representation and retention of women globally and underrepresented communities in the U.S. and ensure all interview slates have at least one woman and one underrepresented community candidate.
Our Employee Resource Groups at VMware are called Power of Difference communities (“PODs”), and they play a strategic role in building a culture of belonging. We are focused on driving a culture that is inclusive of all forms of diversity: from demographic factors such as race, national origin, gender identity, sexual orientation and age to other critical factors such as function, office location, ability, personality and life experience. To that end, we have seven demographic PODs and eleven site (geographic) PODs across our global locations. POD participation is open to everyone. We believe when people feel a sense of belonging, they can bring their unique perspectives, creativity and innovation to their work. Please see our Diversity, Equity & Inclusion Report at vmware.com/company/diversity.
Governance
Strong corporate governance is essential to achieving long-term sustained business value. To guide integration of ESG into VMware’s operations and performance management, VMware is implementing an ESG governance structure comprised of internal leadership and members of our executive staff to guide integration of ESG into VMware’s operations and performance management. Our governance structure includes the full Board annual oversight of ESG topics as well as focused oversight responsibilities with the CCGC and Audit committees. We have established a new ESG Office to ensure cross-company alignment, a strategic focus, as well as to measure and track the progress against our 30x30 goals. We will report our progress annually using widely recognized guidelines for ESG reporting and transparency.
Recognition
Among our other recognition, below are some recent highlights:
•Newsweek, America’s Most Responsible Companies (2021)
•Forbes America’s Best Employers (2021)
•Forbes, Just 100 (2020)
•Dow Jones Sustainability Indices (2020)
•CDP A List (2020)
•Carbon Clean 200 (2020)
•Forbes, The Best Employers for Diversity (2020)
•Forbes, The Best Employers for Women (2020)

•Forbes, Best Employers for Veterans (2020)
•ComputerWorld/InsiderPro, Best Places to Work in IT (2020)
•Glassdoor, Best Places to Work (2021)
•Human Rights Campaign Foundation, Best Places to Work for LGBTQ Equality (2021)
•Human Rights Campaign Foundation, Corporate Equality Index (2021)
OUR BOARD OF DIRECTORS AND NOMINEES
The Board is currently composed of ten members. The number of directors constituting the Board may be set by resolution of the Board, however, the Board may not consist of less than six directors nor more than twelve directors.
The Board is divided into two groups, Group I and Group II. The holders of Class B Stock, voting separately as a class, are entitled to elect directors representing a minimum of 80% of the total number of the directors constituting the Board without vacancies. These directors are Group I directors. Holders of Class A Stock and Class B Stock, voting together as a single class, are entitled to elect the remaining number of directors. These directors are Group II directors.
The Board is also divided into three classes, with each class serving for a staggered three-year term. The Board consists of three Class I directors, four Class II directors and three Class III directors. At each Annual Meeting, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors expire upon the election and qualification of successor directors at the Annual Meetings held during the calendar years 2021, 2022 and 2023, respectively. The following table lists the current members of the Board, the committees, group and class to which they belong and designates which directors the Board determined to be independent under the New York Stock Exchange (“NYSE”) corporate governance standards (“NYSE Rules”):

Director	Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee	Director Group	Director Class	Independent Director
Anthony Bates		✓	✓(C)		Group II	Class I	✓
Marianne Brown		✓		✓	Group I	Class III	✓
Michael Brown	✓(C)	✓		✓	Group I	Class II	✓
Donald Carty	✓				Group I	Class III	✓
Michael Dell*					Group I	Class I
Kenneth Denman			✓	✓	Group II	Class II	✓
Egon Durban			✓		Group I	Class I
Karen Dykstra	✓			✓(C)	Group I	Class II	✓
Rangarajan (Raghu) Raghuram			✓		Group I	Class II
Paul Sagan**	✓	✓(C)			Group I	Class III	✓
____________________
(C) Chair of the Committee
* Chairman of the Board
** Lead Director

Directors Standing For Election
Directors Michael Brown, Kenneth Denman, Karen Dykstra and Raghu Raghuram have each been nominated by the Board for election at the Annual Meeting, and each has agreed to stand for election for an additional three-year term.
Information concerning the nominees is presented below:
Michael Brown
Class II, Group I
Term expires: 2021 Annual Meeting
Mr. Brown, age 75, has served as a director of VMware since April 2007. Mr. Brown was a director of EMC, VMware’s then-parent company, from August 2005 until May 2016. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and Chief Financial Officer (“CFO”) of Microsoft Corporation. He was Vice President, Finance of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989. After retiring from Microsoft, Mr. Brown served as Chair of the Nasdaq Stock Market board of directors and as a past governor of the National Association of Securities Dealers (“NASD”). Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown was a director of Insperity, Inc. from 1997 to June 2017. Mr. Brown is a director of Stifel Financial Corp, where he chairs the audit committee.
Mr. Brown brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience at Microsoft and on the boards of other technology companies also provides insight into the information technology industry. His experience as an independent auditor provides our Board and the Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his many senior management positions, including as Chair of the board of the Nasdaq Stock Market and as a governor of the NASD, Mr. Brown has demonstrated his leadership and business acumen.
Kenneth Denman
Class II, Group II
Term expires: 2021 Annual Meeting
Mr. Denman, age 62, was elected to the Board in January 2021. Mr. Denman has been a venture partner at Sway Ventures, a venture capital firm, since 2018. Previously, Mr. Denman was President and Chief Executive Officer (“CEO”) of Emotient, Inc. a provider of video-based automated facial expression measurement software technology, from 2012 until the company was acquired by Apple in 2016. Previously, he was the CEO of Openwave systems, Inc. and iPass, Inc. and a Senior Vice President for MediaOne. Mr. Denman has been Visiting Professor at the University of Washington Foster School of business—Edward V. Fritzky Endowed Chair since 2012 where he also serves on the Advisory Board, in addition to being an Executive Board Member of the university of Washington Foundation. He is also a member of the board of trustees of Seattle Children’s Hospital. Mr. Denman is currently a director of Costco Wholesale Corp, where he serves on the audit committee, and Motorola Solutions, Inc. (“Motorola”). Within the last five years, Mr. Denman has also served as a director of LendingClub Corporation, Mitek Solutions, Inc., ShoreTel, Inc. and United Online.
Mr. Denman has extensive executive leadership experience in the technology industry, including in the software and services and cybersecurity businesses, managing global businesses and developing markets, together with private equity, investment banking and capital allocation experience. His leadership experience and service on the board of directors of other public companies brings to our Board strong leadership expertise and unique industry insight.

Karen Dykstra
Class II, Group I
Term expires: 2021 Annual Meeting
Ms. Dykstra, age 62, has served as a director of VMware since March 2016. Ms. Dykstra served as CFO and Administrative Officer of AOL, Inc., a global media technology company, from November 2013 until July 2015, and as Executive Vice President (“EVP”) and CFO of AOL from September 2012 until November 2013. Ms. Dykstra served on the board of directors of AOL from 2009 until September 2012, including service as chair of the audit committee during her last two years on the AOL board. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer (“COO”) and CFO of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. She previously spent over 25 years with ADP, from 1981 through 2006, serving most recently as CFO from January 2003 to May 2006, and previously as Vice President—Finance, Corporate Controller and in other capacities. Ms. Dykstra is currently a director of Gartner, Inc., where she serves on the audit committee, and is a director of Boston Properties, Inc., where she also serves on the audit committee.
Ms. Dykstra brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. She acquired this knowledge in the course of serving as the CFO of two global companies, working with a major business services firm for 25 years and serving as a member of the audit committee of several other public company boards.
Rangarajan (Raghu) Raghuram
Class II, Group I
Term expires: 2021 Annual Meeting
Mr. Raghuram was appointed VMware’s CEO effective June 1, 2021. Prior to that Mr. Raghuram served as VMware’s Chief Operating Officer, Products and Cloud Services since October 2016, guiding VMware’s cloud and SaaS transformation efforts. Prior to that he served as EVP, Software-Defined Data Center Division from February 2014 to October 2016, and EVP, Cloud Infrastructure and Management from April 2012 to February 2014. Mr. Raghuram joined VMware in 2003 and has held multiple product management and marketing roles. Mr. Raghuram served as Senior Vice President and General Manager of Cloud Infrastructure and Management, Virtualization and Cloud Platforms, and Enterprise Products, from December 2009 through March 2012. Mr. Raghuram previously served as Vice President of VMware’s Server business unit and of Product and Solutions Marketing through December 2009. Prior to VMware, Mr. Raghuram held product management and marketing roles at Netscape Communications Corporation and Bang Networks, Inc.
As CEO of VMware effective June 1, 2021, Mr. Raghuram has in-depth knowledge of our business and brings to our Board insight and knowledge of our operations and strategic opportunities. In addition, Mr. Raghuram’s extensive experience in guiding our product development strategy for over eighteen years as the compute industry has rapidly evolved provides unique insight into how we can leverage our technology to anticipate and meet customer needs and market opportunities.
Directors Not Standing For Election
Information concerning our continuing directors is presented below:
Anthony Bates
Class I, Group II
Term expires: 2023 Annual Meeting
Mr. Bates, age 54, has served as a director of VMware since February 2016. Mr. Bates has served as CEO of Genesys Telecommunications Laboratories, Inc., a customer experience software platform provider, since May 2019. Mr. Bates served as a board partner at Social Capital, an investment firm, from August 2018 until May 2019 and was CEO, Growth Equity at Social Capital from June 2017 until August 2018. From June 2014 until December 2016, Mr. Bates served as President of GoPro, Inc., a maker of video and photo capture devices. From June 2013 until March 2014, Mr. Bates was EVP, Business Development and Evangelism of Microsoft Corporation, a software company. Mr. Bates was CEO of Skype Inc., from October 2010 until its acquisition by Microsoft in 2011, subsequent to which Mr. Bates served as President of Microsoft’s Skype Division until June 2013. From 1996 to October 2010, Mr. Bates served in various roles at Cisco Systems, Inc., most recently as Senior Vice President and General Manager of Enterprise, Commercial and Small Business. Mr. Bates currently serves on the board of directors of eBay Inc. Within the last five years, Mr. Bates has also served as a director of Social Capital Hedosophia Holdings Corp, and GoPro Inc.
Mr. Bates has extensive executive leadership experience in the technology industry, including managing worldwide operations, sales, service and support areas. His leadership experience and service on the board of directors of other companies brings to our Board strong leadership expertise and unique industry insight.
Marianne Brown
Class III, Group I
Term expires: 2022 Annual Meeting
Ms. Brown, age 62, has served as a director of VMware since October 2019. Ms. Brown served as Corporate EVP and Co-COO, Global Financial Solutions segment of Fidelity National Information Services, Inc. (“FIS”), a financial software, services and global business solutions provider from January 2018 through December 2019. Ms. Brown served as COO, Institutional and Wholesale Business of FIS since December 2015, when FIS acquired SunGard Financial Systems LLC, a software and IT services provider, at which she had served as COO from February 2014. From 2006 to 2014, Ms. Brown served as President and CEO of Omgeo, a global financial services technology company, and from 2005 to 2006 she was CEO of the Securities Industry Automation Corporation (“SIAC”), a subsidiary of the NYSE that provides computers and communications systems to the New York and American stock exchanges. Prior to joining SIAC, Ms. Brown spent 26 years with Automatic Data Processing, Inc. (“ADP”), a provider of human capital management solutions to employers, in various positions of increasing responsibility in areas including customer service, account management and sales, operations, technology and development. Ms. Brown is also a director of Akamai Technologies, Inc. (“Akamai”), Northrop Grumman Corporation and The Charles Schwab Corporation.

Ms. Brown brings to our Board executive leadership experience that includes extensive background in companies providing software, services and global business solutions to large enterprise customers. Her leadership experience in the financial services industry provides valuable insights into the business requirements and expectations that enterprise customers have for complex IT solutions, such as those offered by VMware. Her extensive experience as a COO also provides unique insight into the challenges of developing and implementing business solutions at a global scale.
Donald Carty
Class III, Group I
Term expires: 2022 Annual Meeting
Mr. Carty, age 74, has served as a director of VMware since December 2015. Mr. Carty is currently a private investor. Mr. Carty served as a director of EMC, VMware’s then-parent company, from January 2015 until Dell acquired EMC (“Dell Acquisition”) in September 2016. Mr. Carty served as Chairman of the board (“Chairman”) of Virgin America Inc. from February 2006 to December 2016, when Virgin was acquired by Alaska Air Group, Inc. He served as Vice Chairman and CFO of Dell, Inc. from January 2007 to June 2008, and as Chairman and CEO of AMR Corporation and American Airlines from May 1998 to April 2003. Mr. Carty is also a director of Hawaiian Holdings, Inc., the parent company of Hawaiian Airlines, Inc., where he serves on the audit and finance committee. Within the last five years, Mr. Carty has also served as a director of Canadian National Railway Company.
Mr. Carty is a seasoned executive who brings to our Board significant financial acumen, industry insight and strategic planning experience gained from his previous leadership positions and service as the CFO of a global technology company. His service on other public company boards, including as a member of their audit committees, also provides him with valuable experience.
Michael Dell
Class I, Group I
Term expires: 2023 Annual Meeting
Mr. Dell, age 56, has served as a director and Chairman of VMware since the Dell Acquisition in September 2016. Mr. Dell serves as a director, Chairman and CEO of Dell, a provider of scalable IT systems. Mr. Dell has held the title of Chairman of Dell Inc. since he founded the company in 1984. Mr. Dell also served as CEO of Dell Inc. from 1984 until July 2004 and resumed that role in January 2007. In 1998, Mr. Dell formed MSD Capital, L.P. for the purpose of managing his and his family’s investments, and, in 1999, he and his wife established the Michael & Susan Dell Foundation to provide philanthropic support to a variety of global causes. Mr. Dell currently serves as a director and non-executive Chairman of the board of

SecureWorks Corp., a majority-owned subsidiary of Dell. Within the last five years, Mr. Dell has also served as a director of Pivotal Software, Inc., until its acquisition by VMware in December 2019.
As the Chairman, CEO and founder of Dell, Mr. Dell oversees one of the world’s largest technology companies and is recognized as one of the leading innovators and influencers in the business world. Mr. Dell has decades of experience leading a complex, international technology enterprise and possesses extensive knowledge of internet-based technologies and the needs and expectations of enterprise customers. Having successfully led Dell Inc. through many transitions in information technology and enterprise computing, Mr. Dell brings extensive and valuable experience to our Board.
Egon Durban
Class I, Group I
Term expires: 2023 Annual Meeting
Mr. Durban, age 47, has served as a director of VMware since the Dell Acquisition in September 2016. Mr. Durban has been a director of Dell since October 2013. Mr. Durban is Co-CEO of Silver Lake, a global technology investment firm. Mr. Durban joined Silver Lake in 1999 as a founding principal. Mr. Durban currently serves on the board of directors of Endeavor Group Holdings, Inc., Motorola, Qualtrics International Inc., Twitter, Inc. and Unity Software Inc. Within the last five years, Mr. Durban has also served as director of Intelsat S.A. and SecureWorks Corp, as well as Pivotal Software, Inc., until its acquisition by VMware in December 2019.
As Co-CEO and a founding principal of one of the leading global technology investment funds, Mr. Durban possesses considerable financial acumen, deep knowledge of global trends in information technology and expertise in conducting complex business transactions. Mr. Durban also brings valuable experience from his service on other public company boards to his service on our Board.
Paul Sagan
Class III, Group I
Term expires: 2022 Annual Meeting

Mr. Sagan, age 62, has served as a director of VMware since April 2014 and as VMware’s Lead Director since February 2015. Mr. Sagan has been a senior advisor and Executive in Resident (“XIR”) at General Catalyst, a venture capital firm, since July 2020. Previously, Mr. Sagan served as managing director of General Catalyst from January 2018 to July 2020 and XIR from January 2014 to January 2018. Mr. Sagan was a director of EMC from December 2007 until the Dell Acquisition in September 2016. From April 2005 to January 2013, Mr. Sagan served as CEO of Akamai, a provider of services for accelerating the delivery of content and applications over the Internet, and was President from May 1999 to September 2010 and from October 2011 to December 2012. Mr. Sagan joined Akamai in October 1998 as Vice President and COO. Mr. Sagan was a member of President Obama’s National Security Telecommunications Advisory Committee from December 2010 until January 2017. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc., as well as at CBS, Inc. Mr. Sagan is currently a director of Moderna, Inc. Within the last five years, Mr. Sagan has also served as a director of Akamai.
As the former President, COO and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan brings to our Board significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and has been senior advisor to the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards enables him to bring valuable experience from those directorships to his service on our Board.
Selection and Nomination of Directors
Our entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings.
The Compensation and Corporate Governance Committee (“CCG Committee”) identifies, evaluates and recommends director candidates to the entire Board. The CCG Committee reviews and assesses the skills and characteristics it believes are or may be required for Board service based on the needs of our business. The CCG Committee identifies director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The CCG Committee identifies those individuals most qualified to serve as members of the Board and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board, the extent to which a director candidate would be desirable as a member of any committees of the Board, and a candidate’s willingness to devote substantial time and effort to the Board. As such, the Board believes that a diverse mix of viewpoints and experiences is an important consideration in determining the composition of the Board. The effectiveness of the Board’s efforts to recruit members with appropriate skill sets and experiences and to promote the exchange of differing viewpoints is reviewed as part of the Board’s annual self-evaluation process. The Board believes that a board having no fewer than six and no more than twelve directors enables needed expertise, diversity of experiences, and independence, without hindering effective discussion or diminishing individual accountability. In considering director candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. Our Board includes two members who self-identify as female as defined under California law SB 826 and two members who self-identify as a member of an underrepresented community as defined under California law AB 979. The average tenure of the Board is 4.5 years of service with five directors having served less than five years, four having served between five and ten years and one having served greater than ten years.
Our stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the suggested candidate’s name and appropriate background and biographical information to the VMware Compensation and Corporate Governance Committee, 3401 Hillview Avenue, Palo Alto, California, 94304. Assuming that the appropriate information has been timely provided, the CCG Committee will consider these candidates substantially in the same manner as it considers other candidates it identifies.
Our stockholders also may nominate director candidates by following the procedures set forth in the advance notice provisions of VMware’s bylaws. For additional information, see “Information About the Annual Meeting—What is the deadline to propose actions for consideration at the 2021 Annual Meeting or to nominate individuals to serve as directors?”
CORPORATE GOVERNANCE
For purposes of the NYSE Rules, VMware is a “controlled company” because more than 50% of the voting power of VMware is held by Dell. As a controlled company under the NYSE Rules, we voluntarily maintain a majority of independent directors on our Board, and our CCG committee (a combined nominating, corporate governance and compensation oversight committee) is composed entirely of independent directors and has a charter addressing the CCG Committee’s purpose and responsibilities.
Our Board is committed to maintaining strong corporate governance practices. Our Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Additionally, our Board has adopted written charters for its standing committees (Audit, Compensation and Corporate Governance, Mergers and Acquisitions and Related Persons Transactions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Our Board reviews the Corporate Governance Guidelines, the committee charters and the Business Conduct Guidelines periodically and implements changes as appropriate. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available in the Governance subsection of the Investor Relations page of our website at ir.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines, committee charters and Business Conduct Guidelines, without charge, upon written request to Investor Relations at VMware, Inc., 3401 Hillview Avenue, California, 94304.
Our Board has adopted corporate governance practices that the Board believes are in the best interests of VMware and our stockholders, as well as compliant with the rules and regulations of the SEC and the NYSE Rules. Highlights include:
•Our Board believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies in addition to VMware without consideration by our CCG Committee. Our CCG Committee assesses the appropriateness of a director serving on more than three other public company boards.
•Directors who change job responsibilities outside VMware must promptly inform the CCG Committee. The CCG Committee then assesses the appropriateness of the director remaining on the Board and recommends to the Board whether to request that the director tender his or her resignation. If so requested, the director is expected to promptly tender his or her resignation from the Board and its committees.
•We have adopted a majority voting policy for the election of directors. The policy, which is included in our Corporate Governance Guidelines and our bylaws, requires any director who receives more votes cast “AGAINST” than “FOR” his or her election in an uncontested election to promptly offer to resign from the Board and its committees following certification of the stockholder vote. The policy provides that the CCG Committee will assess the appropriateness of such director continuing to serve and will recommend to the Board the action to be taken with respect to such offered resignation. The Board will consider the CCG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.
•Our Corporate Governance Guidelines require the CCG Committee to review committee assignments annually and, with the Chairman, make recommendations to the Board regarding such assignments. The Board reviews those recommendations and annually appoints the members and chair of each committee, except with respect to the Related Persons Transactions Committee (“RPT Committee”), which selects its own chair. Our current committee membership is set forth in “Board of Directors, Independence and Committees—Committees of the Board.”
•The Lead Director oversees an annual evaluation process of the Board and each committee of the Board as follows:
–each director annually evaluates the Board as a whole;
–each member of the Audit Committee, CCG Committee, Mergers and Acquisitions Committee (“M&A Committee”) and RPT Committee annually evaluates the committees on which he or she serves;
–each director annually prepares an individual self-evaluation; and
–the Lead Director reports on, and makes recommendations to the Board with respect to, the evaluations.
•To enable open communications with stockholders and other interested parties, we provide various means to contact the non-management directors, the entire Board and the Audit Committee (see “Information About the Annual Meeting—How do I contact VMware’s Board of Directors”). Our Board strives to provide clear, candid and timely responses to any substantive communication from such persons.
•In addition to the communications above and pursuant to our Corporate Governance Guidelines, it is our Board’s policy to provide a response to any stockholder proposal that receives a majority vote.
•Our Board believes that director education is integral to board and committee performance and effectiveness. Directors are expected to participate in continuing educational programs to maintain the necessary level of expertise to perform their responsibilities as directors.
•Our non-management directors meet in executive session without management at least twice each year, during which the Chairman acts as presiding director. Independent directors meet in executive session at least once each year, during which the Lead Director acts as the presiding director.
•Our Board believes that our non-employee directors should have a meaningful financial stake in VMware. Accordingly, we include equity awards as a component of the compensation we provide to our non-employee directors and have established stock ownership guidelines that require such directors to own at least 5,000 shares of our Class A Stock and hold at least 50% of the net shares acquired from us in compensation for their Board service until they reach such ownership level. Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.
Our Leadership Structure
Our current leadership structure separates the roles of CEO and Chairman. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agendas for Board meetings and presides over meetings of the full Board. Our leadership structure also includes a Lead Director role to facilitate effective performance of the Board and its oversight of our business. We believe that having a separate Chairman and Lead Director structure allows the Board to effectively address governance issues by providing another channel for the Board to express its views to management and provide feedback to the CEO on company performance. The leadership structure of the Board has not impacted the Board’s ability to provide effective oversight of risk management.
Lead Director
Mr. Sagan has been our Lead Director since February 2015. The responsibilities of our Lead Director include:
•serving as chair of any Board meeting, or portion of a meeting, at which the Chairman is not present;

•providing the Chairman and the CEO with input on the preparation of Board meeting agendas, including those portions of Board meetings not attended by the Chairman and Board committee meetings;
•providing feedback to the Chairman and the CEO in the form of assessments of Board meetings and management presentations at Board meetings;
•consulting with the Chairman and the CEO on matters relating to corporate governance and Board performance;
•communicating regularly with the CEO regarding information to be provided to the Board so that the Board can perform its duties and as to feedback from the Board for the CEO;
•supervising the Board’s annual self-evaluations, including providing each Board member with feedback on such Board member’s performance and reporting overall results of the evaluations to the CCG Committee and, where appropriate, to the Board as a whole; and
•performing such other duties as may be requested from time to time by the Board.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.
Our M&A Committee assesses risks to the Company in connection with proposed acquisitions, divestitures and investments. The M&A Committee reviews management’s assessment of potential risks raised during due diligence and management’s related risk mitigation plans before granting approval to enter into definitive transaction agreements.
Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the independent auditor, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken and plans to take to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the independent auditor and our internal auditors, together with management’s related responses. Our Audit Committee also oversees management’s compliance with applicable legal and regulatory requirements and the risks related to potential non-compliance, including those related to cybersecurity, information security and data privacy. The Audit Committee reviews periodic reports from our Chief Ethics and Compliance Officer, our Chief Information Security Officer (“CISO”), our internal auditors and our independent auditor. The Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for periodic reviews and discussion of our practices and policies with respect to risk assessment and risk management with senior members of the Company’s management team, including our CFO and the head of our internal audit group.
The internal audit group reviews the adequacy and effectiveness of the Company’s risk management and controls framework and processes, provides that risk management activities are integrated, consistent and managed at a level consistent with the risk, makes recommendations for, and tracks and reports on progress of, changes in the risk management framework, and assists the Company’s executive staff in assuring that significant risks to the Company are identified and risk benefit trade-offs are managed appropriately to protect the Company’s assets and stockholder value. The head of internal audit meets with and regularly reports to the Audit Committee.
Our CCG Committee oversees the management of governance risks associated with director independence, potential director and executive conflicts of interest, the composition and structure of the Board and its committees and succession planning, and it also monitors the effectiveness of our corporate governance policies. Additionally, our CCG Committee oversees and reviews with management our executive officer and employee compensation plans and programs that could have a material impact on VMware for each of our functional groups. Our management review considers whether any of these plans or programs may encourage inappropriate risk-taking or give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans or programs. Long-term, equity-based compensation, which we believe discourages excessive short-term risk taking and strongly aligns employee interests with the creation of long-term increased stockholder value, is an important feature in the compensation packages we offer our executive officers and employees. Management also reviews with the CCG Committee risk-mitigating controls, such as our compensation recovery policy for executive officer bonus and equity compensation, the degree of committee and senior management oversight of each program, and the level and design of internal controls over such programs. Based on these reviews, we have concluded that our compensation plans and programs are not reasonably likely to have a material adverse effect on our Company.

BOARD OF DIRECTORS, INDEPENDENCE AND COMMITTEES
Board Independence
As a controlled company, under the NYSE Rules, we are exempt from the requirement to have a majority of independent directors on the Board. However, the Board has affirmatively determined that seven of our ten directors are independent of VMware under the NYSE Rules. Specifically, each of Directors Anthony Bates, Marianne Brown, Michael Brown, Donald Carty, Kenneth Denman, Karen Dykstra and Paul Sagan are independent. The Board considered all facts and circumstances it deemed relevant in making such determinations of independence.
Ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s initial public offering (“IPO”), in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of any of our directors and officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the policies set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Transactions with Dell are also subject to review by our RPT Committee pursuant to our Related Persons Transactions Policy. From time to time, our Board may also establish ad hoc special committees comprised of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions involving Dell. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Dell becomes aware through his personal capacity, his capacity as Chairman and CEO of Dell, his capacity as the founder and controlling owner of MSD Capital or through any other entity in which MSD Capital or its affiliates has an interest, and of which Mr. Durban becomes aware through his personal capacity, his capacity as a member of the board of directors of Dell, his capacity as Co-CEO of Silver Lake or through any other entity in which Silver Lake or its affiliates has an interest. Pursuant to resolutions adopted by the Board, we have also renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Sagan becomes aware through his personal capacity or through his capacity as senior advisor and XIR at General Catalyst or through any other entity in which General Catalyst or its affiliates has an interest and in corporate opportunities of which Mr. Denman becomes aware through his personal capacity or through his capacity as venture partner at Sway Ventures or through any other entity in which Sway Ventures or its affiliates has an interest. For more information, see “Review and Approval of Transactions with Related Persons.”
Attendance at Board, Committee and Annual Stockholder Meetings
The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with his or her service on the Board. During the fiscal year ended January 29, 2021 (“FY21”), the Board held six meetings. Each incumbent director serving during FY21 attended at least 75% of the Board and applicable committee meetings held during the period in which he or she served. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting. All members of the then-current Board attended our 2020 Annual Meeting.

Committees of the Board
The Board has established four standing committees: the Audit Committee, the CCG Committee, the M&A Committee and the RPT Committee. Each committee operates pursuant to a written charter, as adopted by the Board, that is available on the Governance subsection of the Investor Relations page of our website at ir.vmware.com. The current membership of each committee is listed below.

Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee
Michael Brown (C)*	Anthony Bates*	Anthony Bates (C)*	Marianne Brown*
Donald Carty*	Marianne Brown*	Kenneth Denman*	Michael Brown*
Karen Dykstra*	Michael Brown*	Egon Durban	Kenneth Denman*
Paul Sagan*	Paul Sagan (C)*	Rangarajan (Raghu) Raghuram	Karen Dykstra (C)*
____________________
(C) Chair of the Committee
* Independent director under the NYSE Rules
Audit Committee
The Board has determined that our Audit Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Board has determined that all current Audit Committee members meet the additional, heightened independence criteria of Rule 10A-3 of the Exchange Act applicable to audit committee members. The Board has also determined that Michael Brown, Donald Carty, Karen Dykstra and Paul Sagan are each an “audit committee financial expert” as defined by the SEC and that all Audit Committee members are financially literate under the current listing standards of the NYSE.
The Audit Committee held nine meetings in FY21. This committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditor on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, other matters as set forth in the Audit Committee charter and such other matters as the committee deems appropriate.
In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditor in accordance with the Audit Committee’s pre-approval policy. Pursuant to its charter, our Audit Committee recommends, establishes and monitors procedures designed to facilitate the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. In addition, the Audit Committee appoints the head of the internal audit department and oversees the Company’s internal audit function, reviews the appointments of our Chief Ethics and Compliance Officer and our CISO, receives periodic reports on ethics and compliance and information security matters, and is notified of any significant ethics and compliance and cybersecurity matters.
During FY21, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our CFO and members of his staff, our General Counsel, our Chief Ethics and Compliance Officer, our CISO, the head of our internal audit department and our independent auditor at which candid discussions regarding legal matters, cybersecurity matters, financial reporting, compliance, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditor the overall scope and plans for its audit.
The Audit Committee reviewed and discussed our FY21 financial statements with our management and our independent auditor. The meetings included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, the use of non-GAAP financial measures as a measure of financial performance, and the clarity of disclosures in the financial statements.

Additionally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with the enterprise risk management committee.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC and discusses with management the earnings press releases, as well as the disclosure of financial information and earnings guidance provided to investors. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing our financial statements. The Audit Committee also relies on the work and assurances of our independent auditor who is engaged to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting.
Compensation and Corporate Governance Committee
The Board has determined that our CCG Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules, although we are not required to maintain the independent composition of this committee in light of our position as a controlled company. The CCG Committee held eight meetings in FY21. In accordance with its charter, the CCG Committee evaluates and sets compensation for our executive officers and monitors our general compensation programs. Subject to the terms of our compensation plans and the consent of the holder of our Class B Stock to the aggregate size of the annual equity award pool pursuant to the terms of our certificate of incorporation, the CCG Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, when appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the CCG Committee consults with our management. The CCG Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of our equity and other compensation plans. The CCG Committee is also responsible for overseeing and reporting to the Board on succession planning for the CEO and other senior management positions. Additionally, the CCG Committee reviews compensation of our non-employee directors and recommends changes for approval by the Board, and also oversees our non-employee director stock ownership guidelines and our executive stock ownership guidelines.
Our CCG Committee is also responsible for overseeing and advising the Board with respect to corporate governance matters, assisting the Board in identifying and recommending qualified director candidates, making recommendations to the Board with respect to Board committee assignments, and, if no Lead Director has been appointed, overseeing the Board evaluations.
The CCG Committee has engaged an independent consultant, Frederic W. Cook & Co. (“FW Cook”), to advise the Committee on an as-needed basis with respect to executive and non-employee director compensation matters. FW Cook reports directly to the CCG Committee and does not provide services to VMware management. For more information on the processes and procedures followed by the CCG Committee for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”
Mergers and Acquisitions Committee
The M&A Committee, pursuant to its charter, reviews and assesses, with our management, potential acquisitions, divestitures and investments and, where appropriate, will make recommendations to the Board regarding potential target candidates. In connection with such review and assessment, our M&A Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters as established by the Board. The M&A Committee also assesses risk to the Company in connection with proposed acquisitions, divestitures and investments.
Related Persons Transactions Committee
The RPT Committee, pursuant to its charter, is responsible for reviewing transactions by the Company involving related persons, including Dell and its affiliated entities, in accordance with the Company’s Related Persons Transactions Policy. For more information on related persons transactions, see “Transactions with Related Persons.”

Compensation Committee Interlocks and Insider Participation
During FY21, the CCG Committee was comprised of Directors Anthony Bates, Marianne Brown, Michael Brown and Paul Sagan. No executive officer of VMware during FY21 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the CCG Committee.
PROPOSAL 1
ELECTION OF DIRECTORS
We are asking our stockholders to elect four Class II directors, of which three directors are Group I directors and one is a Group II director, each to serve for an additional three-year term. The current term of office for Class II directors expires at the Annual Meeting. The Board has nominated the following persons, each an incumbent Class II director, for election as Class II directors at the Annual Meeting:
•Michael Brown—Class II, Group I director (elected by Class B common stockholders only)
•Kenneth Denman—Class II, Group II director (elected by holders of Class A Stock and Class B Stock voting together as a single class)
•Karen Dykstra—Class II, Group I director (elected by Class B common stockholders only)
•Rangarajan (Raghu) Raghuram—Class II, Group I director (elected by Class B common stockholders only)
Class II, Group I director nominees Brown, Dykstra and Raghuram must be elected by a majority of the votes of the Class B Stock cast with respect to such nominee at the Annual Meeting.
Mr. Denman, the Class II, Group II nominee, must be elected by a majority of the aggregate of the votes of the Class A Stock and Class B Stock cast with respect to such nominee at the Annual Meeting, with each Class A and Class B share entitled to one vote per share in such election.
We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. For more information about the nominees, see “Our Board of Directors and Nominees.” Each director elected at the 2021 Annual Meeting will serve until the 2024 Annual Meeting or special meeting in lieu thereof and until that director’s successor is elected and qualified.
The Board unanimously recommends that holders of Class A Stock and Class B Stock vote “FOR” the election of the Class II, Group II nominee. The Board unanimously recommends that holders of Class B Stock vote “FOR” the election of the Class II, Group I nominees.
PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement (in accordance with the compensation disclosure rules of the SEC). This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers listed in the “Summary Compensation Table” (each a “NEO”). See “Compensation of Executive Officers—Summary Compensation Table.”
The objectives of our executive compensation program are to:
•motivate our executives to achieve our strategic, operational and financial goals;
•reward superior performance;
•attract and retain exceptional executives; and
•reward behaviors that result in long-term increased stockholder value.

To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for greater detail about our executive compensation programs, including our compensation philosophy, policies and practices and information about the FY21 compensation of our NEOs.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the other related tables as set forth in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission relating to the Company’s 2021 Annual Meeting of Stockholders.”
Even though your vote is advisory, and therefore will not be binding on the Company, the CCG Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when determining future executive compensation. We have adopted a policy providing for annual advisory votes to approve the compensation of our NEOs. The next advisory vote to approve the compensation of our NEOs will be at the 2022 annual meeting of stockholders.
The Board unanimously recommends that you vote “FOR” approval of the compensation of the Company’s named executive officers.

PROPOSAL 3

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
2007 EQUITY AND INCENTIVE PLAN
In April 2021, the Board, based on the recommendation of the CCG Committee, approved an amendment to the Amended and Restated 2007 Equity and Incentive Plan (“Incentive Plan”), subject to stockholder approval at the Annual Meeting that would increase the number of shares of Class A Stock issuable under the Incentive Plan by 15,000,000. All other provisions of the Incentive Plan will remain in full force and effect.

We are asking our stockholders to approve this amendment.
Purpose of the Incentive Plan
The purpose of the Incentive Plan is to attract, motivate and retain our employees, independent contractors and non-employee directors and to provide compensation opportunities to reward superior performance. We believe that equity is a key element of our compensation package and that equity awards encourage participant loyalty and align participant interests directly with those of our stockholders. The Incentive Plan has allowed us to provide our service providers with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent.
Purpose of the Increase in the Number of Shares Reserved Under the Incentive Plan
The Incentive Plan and our Amended and Restate 2007 Employee Stock Purchase Plan are our only plans for providing equity incentive compensation. The Incentive Plan is a vital component of our compensation programs, and increasing the number of shares of Class A Stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide compensation opportunities to reward superior performance. If the amendment of the Incentive Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
The Board, based on the recommendation of the CCG Committee, is recommending that stockholders approve an additional 15,000,000 shares of Class A Stock under the Incentive Plan. The members of our CCG Committee, which administers the Incentive Plan, possess significant experience in the review and oversight of equity compensation plans at global technology companies and at VMware. Based on that experience, the CCG Committee has exercised its business judgment in concluding that increasing the number of shares of Class A Stock reserved under the Incentive Plan is in the Company’s best interests. The Company is committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution.

Each year the CCG Committee and our management review our overall compensation strategy and determine allocations of cash and equity compensation in light of our pay-for-performance philosophy and an equity budget for the year. In determining the annual equity budget, the CCG Committee reviews, among other things, the annual “gross burn rate” for the past three years, the “shareholder value transfer percentage,” the “issued overhang” percentage, historical share utilization and expectations regarding our future headcount and hiring needs. Gross burn rate means the total number of shares subject to equity awards granted during the fiscal year divided by the number of shares outstanding. Shareholder value transfer percentage means the value of all outstanding equity awards and the shares remaining available for grant under the Incentive Plan divided by the Company’s market capitalization. Issued overhang means the total number of shares subject to outstanding equity awards divided by our total outstanding shares. As a general matter, we strive to achieve a gross burn rate, shareholder value transfer percentage and issued overhang percentage that approximate the average rates for our peer group companies identified in “Compensation Discussion and Analysis” as well as for the software and services industry more generally, and we consider these measures in the context of the limits recommended by independent shareholder advisory groups, such as Institutional Shareholder Services . The CCG Committee has exercised its business judgment in determining that the Company’s equity awards are reasonable and generally competitive based on, among other things, consideration of the foregoing measures with the benefit of the extensive experience that the CCG Committee has in understanding the benefits and limitations of such measurements, making compensation decisions and evaluating the Company’s performance, business objectives and strategic goals.
In reaching its decision regarding the appropriate number of shares of Class A Stock by which to increase the share reserve, the CCG Committee considered these same factors while providing the Company with a sufficient share reserve to cover the awards we anticipate granting to eligible participants for approximately two years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee turnover, the level of equity compensation offered by other companies with whom we are competing for talent, our stock price and the mix of Restricted Stock Units (“RSUs”), Performance Stock Units (“PSUs”) and stock options granted.
Key Data
As of April 30, 2021, a total of 18,124,244 shares of Class A Stock remained available for future awards under the Incentive Plan, the Company’s only active stock plan other than the Amended and Restated 2007 Employee Stock Purchase Plan. As of April 30, 2021, approximately 34,600 employees (including executive officers) were eligible to participate in the Incentive Plan. All seven outside directors are eligible to participate in the Incentive Plan. Independent contractors that provide services to us are also eligible to receive equity awards under the Incentive Plan. As of April 30, 2021, we had approximately 8,600 independent contractors eligible to participate in the Incentive Plan. However, historically, only in very limited circumstances have independent contractors been granted equity awards under the Incentive Plan. The following table sets forth, as of April 30, 2021, information regarding outstanding equity awards (including awards under the Incentive Plan and equity awards assumed by VMware in connection with acquisitions) and shares of Class A Stock available for future equity awards under the Incentive Plan (without giving effect to approval of the proposed amendment to the Incentive Plan):

Total shares of Class A Stock underlying outstanding stock options	935,398
Weighted-average exercise price of outstanding stock options	$57.05
Weighted-average remaining contractual life of outstanding stock options	6.14 years
Total shares of Class A Stock underlying outstanding unvested restricted stock, RSUs and PSUs	17,082,202
Total shares of Class A Stock currently available for grant	18,124,244

The additional 15,000,000 shares of our Class A Stock for which stockholder approval is sought represents approximately 13.45% of our 111,487,658 outstanding shares of Class A Stock (measured as of April 30, 2021).
The closing price of our Class A Stock on April 30, 2021 was $160.83.
In administering our equity compensation program, we take into consideration the number of shares we utilize. Each year, we measure our “burn rate,” which we define as the sum of the number of stock options and RSUs granted in each year, as well as the number of PSUs earned and released (i.e. vested) in each year, divided by the weighted-average basic common stock shares outstanding (“CSO”) for the applicable year. This metric provides insight into our stewardship of equity in order to attract and retain talent critical to achieving business results. The table below details our utilization in each of fiscal years 2019, 2020 and 2021.

Fiscal Year	Granted Time-Based RSUs(1)	Earned Performance-Based Stock Units (PSUs)(1)	Total Granted Options and RSUs; and Earned PSUs(2)	Weighted Average Basic CSO	Burn Rate
2021	9,847,714	1,007,433	10,855,147	419,841,000	2.59%
2020	4,878,208	890,480	5,768,688	417,058,000	1.38%
2019	5,812,170	311,624	6,123,794	413,769,000	1.48%
____________________
(1) Reflects stock options and RSUs granted in each year as well as PSUs earned and released in each year only from VMware’s Incentive Plan. Does not include shares added to the Incentive Plan pursuant to the assumption or substitution of equity awards of acquired entities in connection with the acquisitions of other companies.
(2) VMware did not grant stock options under the Incentive Plan during the fiscal years shown. All stock options indicated as having been granted in VMware’s annual reports on Form 10-K for such years were pursuant to the assumption or substitution of stock option awards of acquired entities in connection with the acquisitions of other companies.

Plan Summary
The following is a summary of the material terms and conditions of the Incentive Plan. This summary, however, does not purport to be a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan. A copy of the Incentive Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the Incentive Plan may do so by written request to our Secretary at VMware’s principal executive offices in Palo Alto, California.
Awards under the Incentive Plan may be in the form of stock options (either incentive stock options or non-qualified stock options) or other stock-based awards, including awards of restricted stock, RSUs and stock appreciation rights. The Incentive Plan also provides for the grant of cash-based awards.
Authorized Shares. Subject to stockholder approval of the amendment to the Incentive Plan to increase the share reserve by 15,000,000 shares, 160,167,881 shares of our Class A Stock (not including 12,814,861 shares of Class A Stock previously added to the Incentive Plan pursuant to the assumption or substitution of equity awards of acquired entities in connection with the acquisitions of other companies (“Acquired Awards”)) will have been reserved for the grant or settlement of awards under the Incentive Plan since the Incentive Plan’s inception, subject to adjustment in the event of an extraordinary dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction (“Recapitalization”). On April 14, 2021, VMware announced a special cash dividend conditioned upon the planned spin-off of VMware from Dell expected to occur in the fourth quarter of calendar year 2021 (“Spin-Off”). The special cash dividend will be deemed a Recapitalization under the Incentive Plan that will result in an adjustment of the shares available for grant. The share reserve was previously adjusted in connection with a prior special cash dividend paid by VMware in December 2018. Any shares of Class A Stock subject to awards that are canceled, forfeited or otherwise terminated or satisfied without the issuance of shares will again be available for grants under the Incentive Plan. The number of shares of Class A Stock available for issuance under the Incentive Plan will also be increased by the number of shares subject to Acquired Awards. Shares subject to Acquired Awards that are canceled, forfeited or otherwise terminated or satisfied without the issuance of shares do not again become available for grants under the Incentive Plan.
Eligibility. Substantially all of our employees, non-employee directors and independent contractors are eligible to participate in the Incentive Plan. Accordingly, each member of the Board and each executive officer has an interest in this proposal.
Types of Awards Under the Incentive Plan. The following principal types of awards are available under the Incentive Plan:
Stock Options. Stock options represent the right to purchase shares of our Class A Stock within a specified period of time at a specified price and may be subject to vesting conditions. The exercise price for a stock option may not be less than 100% of the fair market value of the Class A Stock on the date of grant. Stock options will have a maximum term of ten years from the date of grant. Stock options granted may include those intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). Stock options awarded under the Incentive Plan may vest as determined by the CCG Committee. The purchase price of stock as to which an option is exercised must be paid in full at the time of exercise. Payment may be made in cash, which may be paid by check or other instrument acceptable to the Company, or, with the consent of the CCG Committee, in shares of Class A Stock, or the CCG Committee may permit such payment of the purchase price by any other method it deems satisfactory in its discretion.
Restricted Stock and RSUs. Restricted stock is a share of our Class A Stock that is subject to a risk of forfeiture or other restrictions that will lapse subject to the recipient’s continued employment or the attainment of performance goals or other events. RSUs represent the right to receive shares of our Class A Stock in the future, with the right to future delivery of the shares also subject to the recipient’s continued employment or the attainment of performance goals or other events. Vesting requirements of restricted stock and RSUs vary and are established by the CCG Committee.
Stock Appreciation Rights. Stock appreciation rights entitle the holder upon exercise to receive shares of our Class A Stock having a value equal to the excess of (1) the value of the number of shares with respect to which the right is being exercised (which value is based on fair market value at the time of such exercise) over (2) the exercise or base price applicable to such shares. The exercise price for a stock appreciation right will be not less than 100% of the fair market value of our Class A Stock on the date of grant. Stock appreciation rights under the Incentive Plan may vest as determined by the CCG Committee.
Other Stock-Based or Cash-Based Awards. The CCG Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed to be consistent with the purposes of the Incentive Plan. The maximum value of the aggregate payment to any grantee with respect to cash-based awards under the Incentive Plan in respect of an annual performance period is $5,000,000 (with proportional adjustment for longer performance periods, as described below).
Performance Based Awards. The CCG Committee may grant awards under the Incentive Plan subject to the satisfaction of performance goals. The performance-based awards may utilize performance goals deemed appropriate to achieve the objectives of our executive and employee compensation programs. The criteria designated as performance goals under the Incentive Plan may consist of any one or any combination of the following areas of performance: an objective formula or standard determined by the CCG Committee with respect to each performance period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto: (1) (A) earnings including operating income, (B) earnings before or after (i) taxes, (ii) interest, (iii) depreciation, (iv) amortization, or (v) special items or book value per share (which may exclude nonrecurring items), or (C) growth in earnings before interest, tax, depreciation or amortization; (2) pre-tax income or after-tax income; (3) earnings per common share (basic or diluted); (4) operating profit; (5) revenue, revenue growth or rate of revenue growth; (6) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (7) returns on sales or revenues; (8) operating expenses; (9) stock price appreciation; (10) cash flow, free cash flow, cash flow from operations, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (11) implementation or completion of critical projects or processes; (12) economic value created; (13) cumulative earnings per share growth; (14) operating margin or profit margin; (15) common stock price or total stockholder return; (16) cost targets, reductions, savings, productivity or efficiencies; (17) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, goals relating to acquisitions, divestitures, joint ventures or similar transactions, research or development collaborations or budget comparisons; (18) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions and the development of long-term business goals; and (19) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the CCG Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Objectively verifiable adjustment(s) to performance goals can include but are not limited to adjustment(s) to reflect: (1) the impact of specific corporate transactions; (2) accounting or tax law changes; (3) asset write-downs; (4) significant litigation or claim adjustment; (5) foreign exchange gains and losses; (6) disposal of a segment of a business; (7) discontinued operations; (8) refinancing or repurchase of bank loans or debt securities; or (9) unbudgeted capital expenditures. Each of the foregoing performance goals will be subject to certification by the CCG Committee.

Limitation on Awards. The following limits apply to awards granted under the Incentive Plan:

Awards to Non-employee Directors. The maximum value of awards granted during a single fiscal year under the Incentive Plan or under any other equity plan maintained by the Company, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, except that such limit will be $1,250,000 for any non-employee director serving as the Lead Director of the Board or Chairman. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments.
Awards to Other Participants. The aggregate number of shares of our Class A Stock that may be issued pursuant to awards granted under the Incentive Plan during any fiscal year to any individual may not exceed 3,611,400 shares, subject to adjustment in the event of a Recapitalization. The maximum aggregate payment which any grantee may receive pursuant to a cash-based award in respect of any annual performance period will be $5,000,000, and for any performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.
Administration. The CCG Committee administers the Incentive Plan. The CCG Committee has the ability to: select individuals to receive awards; select the types of awards to be granted; determine the terms and conditions of the awards, including the number of shares, the purchase price of the awards and restrictions and performance goals relating to any award; establish the time when the awards or restrictions become exercisable, vest or lapse; determine whether options will be incentive stock options or nonqualified stock options; determine whether and to what extent an award may be settled, canceled, forfeited, accelerated, exchanged or surrendered (including upon a “change in control” or similar transaction); and make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.
Dividends. Subject to compliance with the requirements of Section 409A of the Code, an award may provide the grantee with the right to receive dividend or dividend equivalent payments with respect to Class A Stock actually or notionally subject to the award, which payments will be credited to an account for the grantee, and may be settled in cash or Class A Stock, as determined by the CCG Committee. Any such dividend or dividend equivalents will be settled in cash or Class A Stock to the grantee only if, when and to the extent the related award vests. The value of dividend or dividend equivalent payments payable with respect to any award that does not vest will be forfeited.
Effects of Certain Corporate Transactions. The CCG Committee may grant awards that, upon the occurrence of certain events specified by the CCG Committee, become fully vested and exercisable. If the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any award granted thereunder will pertain and apply to the securities that a holder of the number of shares of stock of the Company then subject to the award is entitled to receive. In the event of a (1) dissolution or liquidation of the Company, (2) sale or transfer of all or substantially all of the Company’s assets or (3) merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, the Company must, contingent upon consummation of such transaction, either (1) arrange for any corporation succeeding to the business and assets of the Company to (A) assume each outstanding award, or (B) issue to the participants replacement awards (which, in the case of incentive stock options, satisfy, in the determination of the CCG Committee, the requirements of Section 424 of the Code), for such corporation’s stock that will preserve the value, liquidity and material terms and conditions of the outstanding awards; or (2) make the outstanding awards fully exercisable or cause all of the applicable restrictions to which outstanding stock awards are subject to lapse, in each case, on a basis that gives the holder of the award a reasonable opportunity, as determined by the CCG Committee, following the exercise of the award or the issuance of shares of Class A Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, asset sale or transfer, merger or consolidation, and the award will terminate immediately following consummation of any such transaction.
In the event of a Recapitalization, the CCG Committee will make such equitable changes or adjustments as necessary or appropriate to any or all of (1) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable under the Incentive Plan, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, (3) the exercise price, grant price or purchase price relating to any award, (4) the performance goals and (5) the individual limitations applicable to awards; provided that, with respect to incentive stock options, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code, and provided further that no such adjustment will cause any award which is or becomes subject to Section 409A to fail to comply with the requirements of such section. The CCG Committee may also make such modifications to the Incentive Plan and the awards granted thereunder as necessary in order to conform each with the laws and regulations of jurisdictions outside of the United States.

Clawback Provision for Executive Officers. All awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that the Company determines to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the CCG Committee may impose additional clawback, recovery or recoupment provisions in an award agreement as the CCG Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of stock or other cash or property upon the occurrence of cause as determined by the CCG Committee.
In the event of a restatement of incorrect financial results, the CCG Committee will review all awards held by executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company that (1) were earned based on performance or were vesting during the course of the financial period subject to such restatement or (2) were granted during or within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the CCG Committee will, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (1) cancel such award, in whole or in part, whether or not vested, earned or payable or (2) require the participant to repay to the Company an amount equal to all or any portion of the value of any gains from the grant, vesting or payment of the award that would not have been realized had the restatement not occurred.
If a participant’s employment or service is terminated for cause (as defined in the Incentive Plan), all unvested (and, to the extent applicable, unexercised) portions of awards will terminate and be forfeited immediately without consideration. In addition, the CCG Committee may in its sole discretion and to the extent permitted by applicable law cause the cancellation of all or a portion of any outstanding vested awards held by such participant or payable to such participant or require such participant to reimburse the Company for all or a portion of the gains from the exercise of, settlement or payment of any of the participant’s awards realized after the event giving rise to cause first occurred.
For more information regarding our incentive compensation recovery policies, see “Compensation Discussion and Analysis—Compensation Recovery Policies.”
Transferability. Under the Incentive Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution.
Amendment and Termination. The Board can amend, alter or discontinue the Incentive Plan, but no amendment, alteration or discontinuation can be made that would impair the rights of a participant under any award granted without such participant’s consent or that would increase the total number of shares of Class A Stock reserved under the Incentive Plan (other than pursuant to the adjustment provisions summarized above). In addition, stockholder approval may be required with respect to certain amendments, due to stock exchange rules or requirements of applicable law. The Incentive Plan, unless sooner terminated by the Board, will remain in effect through June 5, 2027.
U.S. Federal Income Tax Consequences
Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the Incentive Plan will result in taxable income to the option holder or a deduction to us. In general, if the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction).
If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Class A Stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock (that is, in general, the price paid for the stock). We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements and possible limitations imposed by Section 162(m) and Section 280G of the Code.
Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (1) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (2) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Non-Qualified Stock Options. Options granted under the Incentive Plan which are not incentive stock options are “non-qualified options.” In general, no income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will generally realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our Class A Stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements and possible limitations imposed by Section 162(m) and Section 280G of the Code.
Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value less any amount paid for the stock) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of our Class A Stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
RSUs. Generally, the participant will not be subject to tax upon the grant of an award of RSUs but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of Class A Stock. We will generally be entitled to a corresponding tax deduction, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.
Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.
Section 409A. Awards held by participants that are subject to, but fail to comply with, Section 409A are subject to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges and, potentially, state-level penalties. In addition, the failure to comply with Section 409A may result in an acceleration of the timing of income inclusion in respect of awards for income tax purposes. Awards granted under the Incentive Plan are intended to be exempt from or comply with the rules of Section 409A and will be administered accordingly. The CCG Committee intends to administer any award resulting in a deferral of compensation subject to Section 409A consistent with the requirements of Section 409A to the maximum extent possible, as determined by the CCG Committee.
This summary is not a complete description of the U.S. Federal income tax aspects of the Incentive Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the Incentive Plan, as well as foreign, state and local tax consequences.
Grants Under the Incentive Plan
The future benefits or amounts that would be received under this amendment to the Incentive Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if this amendment to the Incentive Plan had been in effect cannot be determined. For more information about awards granted in FY21 to the NEOs, see “Compensation of Executive Officers—Grants of Plan-Based Awards.” For more information about awards granted in FY21 to our outside directors, see “Director Compensation.”

This table below reflects all stock options granted under the Incentive Plan from its inception through May 20, 2021 to the individuals and groups listed in the table.

Name and Title	Number of Shares Underlying Options Granted
Patrick Gelsinger, CEO(1)	180,376
Zane Rowe, EVP and CFO	—
Amy Fliegelman Olli, EVP, General Counsel and Secretary	—
Sanjay Poonen, COO, Customer Operations(2)	191,411
Rangaragan (Raghu) Raghuram, COO, Products and Cloud Services	343,100
All current executive officers, as a group	363,100
All current directors who are not current executive officers as a group	58,000
Each nominee for election as a director	401,100
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent of such options or awards	—
All employees, including officers who are not current executive officers, as a group	74,508,640
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(1) Mr. Gelsinger resigned from his position as CEO effective February 12, 2021.
(2) Mr. Poonen resigned from his position as COO, Customer Operations effective May 11, 2021.

The Board unanimously recommends that you vote “FOR” the approval of the amendment to the Amended and Restated 2007 Equity and Incentive Plan.
PROPOSAL 4

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
2007 EMPLOYEE STOCK PURCHASE PLAN

In April 2021, the Board, based on the recommendation of the CCG Committee, approved an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan (“Purchase Plan”), subject to stockholder approval at the Annual Meeting, to increase the number of shares of Class A Stock authorized for issuance under the Purchase Plan by 5,000,000. All other provisions of the Purchase Plan will remain in full force and effect.
We are asking our stockholders to approve the amendment to the Purchase Plan.
Purpose and Background of the Purchase Plan
We adopted the Purchase Plan to offer employees of VMware and eligible subsidiaries the opportunity to purchase shares of Class A Stock at a discounted price as an incentive for continued employment. The Purchase Plan also provides eligible employees with the opportunity to become VMware stockholders and participate in our success, which aligns the interests of participating employees with those of stockholders. As of April 30, 2021, there were 11,227,008 shares of Class A Stock available for future purchase under the Purchase Plan. Additional shares of Class A Stock are needed for use in the Purchase Plan so that it can continue to be used as a benefit to attract and retain employees. In reaching its decision regarding the appropriate number of shares of Class A Stock by which to increase the Purchase Plan share reserve, the CCG Committee considered a number of factors, including historical purchases under the Purchase Plan, the percentage of the Company’s outstanding shares represented by the share reserve, forecasts of expected share utilization and the expected length of time before the share reserve is depleted. Our forecast indicates that the addition of 5,000,000 shares of Class A Stock will allow continued employee participation for at least two years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee participation levels and our stock price. The proceeds received by VMware from the sale of Class A Stock under the Purchase Plan are used for the general corporate purposes of VMware.
Summary of the Purchase Plan
The following is a summary of the material terms and conditions of the Purchase Plan, as amended. This summary, however, does not purport to be a complete description of all provisions of the Purchase Plan and is qualified in its entirety by reference to the full text of the Purchase Plan. A copy of the Purchase Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the Purchase Plan may do so by written request to our Secretary at VMware’s principal executive offices in Palo Alto, California.
The Purchase Plan was adopted by the Board on June 5, 2007 and was first approved by VMware’s stockholders on August 9, 2007. Up to 32,300,000 shares of Class A Stock are currently authorized for issuance under the Purchase Plan. If the proposed amendment is approved by the stockholders at the Annual Meeting, an additional 5,000,000 shares of Class A Stock will be available for issuance under the Purchase Plan, bringing the total number of shares of Class A Stock that have been authorized for issuance under the Purchase Plan since its inception to 37,300,000 shares.
As of April 30, 2021, 11,227,008 shares of Class A Stock were available for future purchases under the Purchase Plan. As of April 30, 2021, approximately 33,700 employees were eligible to participate in the Purchase Plan, and approximately 22,500 employees were participating. The closing price of the Class A Stock on the NYSE on April 30, 2021 was $160.83.
Eligibility. Currently, any individual who has completed three or more months of continuous service at VMware (or any eligible and participating subsidiary), or any lesser number of months as established by the CCG Committee, and whose customary employment is more than 20 hours a week and more than five months in any calendar year is eligible to participate in the Purchase Plan, subject to the limitations described below under “—Special Limitations.” Individuals employed outside the United States are subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. Employees participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares of Class A Stock at a discount. Non-employee directors are not eligible to participate in the Purchase Plan.
Employees (including employee directors and executive officers) are eligible to participate in the Purchase Plan. Accordingly, each employee member of the Board, each executive officer and each person who previously served as an executive officer during FY21 and remains employed by VMware has an interest in this proposal.
Option Periods and Purchase Periods. Shares of Class A Stock are offered under the Purchase Plan through a series of successive option periods established by the Board, not to exceed 27 months. Currently, each option period commencing under the Purchase Plan (each, an “Option Period”) is approximately 12 months in duration and is divided into two consecutive six-month periods at the end of which purchases are made (each, a “Purchase Period”). Purchase Periods currently begin on March 1 and September 1 of each year and end on the last day of February and August of each year, subject to adjustment by the CCG Committee.
Purchase Price and Amount of Stock Purchased. When a participant enrolls in the Purchase Plan, the participant receives an option to purchase shares of Class A Stock on the last day of each upcoming Purchase Period at the lower of 85% of the fair market value of the shares on the first trading day of the Option Period or the last trading day of the Purchase Period, whichever price is lower, provided, however, that each Option Period will expire early (on the first day of the second Purchase Period within the Option Period) if the fair market value of the Class A Stock on the first day of the second Purchase Period is lower than the fair market value of the Class A Stock on the first day of the first Purchase Period of the Option Period, and all participants in the expired Option Period will automatically be granted an option in a new Option Period commencing on the same day that the second Purchase Period was scheduled to commence. The number of shares of Class A Stock a participant will be able to purchase will generally be equal to the payroll deductions during the Purchase Period, divided by the purchase price per share, subject to the limitations described below in “—Special Limitations.”
If the number of shares of Class A Stock available in any Option Period under the Purchase Plan is otherwise insufficient to fully exercise the options based on participants’ accumulated payroll deductions, the number of shares of Class A Stock each participant is entitled to purchase will be proportionately reduced, and the remaining cash balance in each participant’s contribution account will be returned to such participant.
Payroll Deductions and Withdrawal. Options are exercisable at the end of each Purchase Period through accumulations of payroll deductions. The amount of payroll deduction is determined by each eligible employee. Eligible employees can select payroll deduction rates in 1% increments from 2% to 15% of their compensation (subject to a maximum of $7,500 in any six-month Purchase Period, pro-rated for longer or shorter periods) each Purchase Period. No interest accrues on payroll deductions. After an eligible employee enrolls in the Purchase Plan, the employee is automatically enrolled in subsequent Option Periods unless the employee actively withdraws. A participant may withdraw from any Option Period up to 31 days, or such other number of days as the CCG Committee determines, before the end of the applicable Purchase Period, and upon such cancellation, all accumulated payroll deductions in the participant’s contribution account will be returned. For purposes of the Purchase Plan, compensation generally means all cash compensation paid to the participant by the Company unless otherwise specified by the Board, which generally includes base salary, bonuses, commissions and overtime pay.

If a participant’s employment is terminated for any reason prior to the end of a Purchase Period, no stock will be purchased, and all accumulated payroll deductions will be returned to the participant (or to the participant’s legal representative in the event of the participant’s death). Additionally, nothing in the Purchase Plan grants eligible employees the right to be retained in the services of VMware.
If a participant holds any option under the Purchase Plan at the time of his or her death, his or her legal representative may, pursuant to a written request delivered on or before the date such option is exercisable, elect either (i) to cancel any such option and receive in cash the balance in the participant’s contribution account, or (ii) to have the balance in the withholding account applied as of the last day of the Purchase Period to the exercise of such option, and have the balance, if any, in excess of the total purchase price of the whole shares of Class A Stock returned in cash.
Special Limitations. The Purchase Plan imposes certain limitations upon a participant’s right to acquire Class A Stock, including the following:

•	A participant is ineligible to receive an option pursuant to the Purchase Plan if, immediately after the grant of such option, the participant would be deemed under section 423 or 424 of the Code to own 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates;

•	A participant cannot be granted options to purchase more than $25,000 worth of Class A Stock (valued at the time each option is granted) in any calendar year;

•	A participant cannot be granted options to purchase more than 750 shares of Class A Stock under the Purchase Plan in any Purchase Period, pro-rated for longer or shorter periods and subject to adjustment in connection with certain transactions and other events, as discussed in the “Change in Capitalization” section below; and

•	A participant’s accumulated payroll deductions cannot exceed $7,500 in any six-month Purchase Period, pro-rated for longer or shorter periods, or $15,000 per a calendar year, less any rollover amounts.

Special Provisions Applicable to International Employees. The Purchase Plan is generally intended to provide eligible employees of VMware’s eligible foreign subsidiaries with the opportunity to participate in the Purchase Plan in a manner that is intended to qualify under Code Section 423. However, the Purchase Plan also authorizes the establishment of alternative terms and conditions to facilitate participation in the Purchase Plan by eligible employees residing outside the United States in a manner that does not comply with Code Section 423 if necessary or desirable to achieve tax, securities law or other objectives or as necessary to comply with local laws, regulations or rules.
Transferability. Awards granted under the Purchase Plan are not transferable except by will or the laws of descent and distribution.
Changes in Capitalization. In the event of any change to our outstanding Class A Stock, such as a recapitalization, stock split, merger in which we are the surviving corporation or similar event, the aggregate number of shares of Class A Stock available under the Purchase Plan and other relevant provisions of the Purchase Plan will be appropriately adjusted. If we sell substantially all of our assets or merge with another corporation and are not the surviving corporation, the Board may designate a date for the open Option Periods to terminate and allow each participant to purchase shares of Class A Stock with accumulated payroll deductions or, if there is a surviving corporation, the Board may arrange for equivalent option to be substituted by the successor corporation. Otherwise, prior to the effective date of the merger or sale, the participant’s accumulated payroll deductions will be returned and all outstanding options will terminate.
Administration, Amendment and Termination. The Board or a committee of the Board (currently the CCG Committee) administers the Purchase Plan, makes determinations regarding all questions arising thereunder, and adopts, administers and interprets such rules and regulations relating to the Purchase Plan as it deems necessary or advisable. The Board may generally amend or terminate the Purchase Plan at any time. However, the Board must obtain stockholder approval for any amendment to the Purchase Plan that increases the number of shares of Class A Stock issuable under the Purchase Plan, reduces the option price of outstanding options or the price at which options can be granted, or modifies the requirements for eligibility to participate in the Purchase Plan.
U.S. Federal Income Tax Information. The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to VMware. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as foreign, state and local tax laws. VMware encourages all participants to seek tax advice when they participate in the Purchase Plan. Participants in the Purchase Plan should consult their own professional tax advisors concerning tax aspects of rights under the Purchase Plan. Nothing in this Proxy Statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to VMware under U.S. federal tax law is not intended to imply that VMware will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.
Tax Treatment of U.S. Participants. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under a plan which so qualifies, participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares of Class A Stock. All tax consequences are deferred until the participant disposes of the shares of Class A Stock. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares (a “qualifying disposition”), the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares of Class A Stock are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income in the year of such sale or disposition in an amount equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.
Tax Treatment of VMware. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, we will generally be entitled to a tax deduction in the amount of the ordinary income. If such holding period is met, we will not receive a deduction.
Prior Purchases Under the Purchase Plan
Participation in the Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.
The following table sets forth the purchases made under the Purchase Plan by the individuals and groups listed in the table.

Name and Title	Number of Shares Purchased
Patrick Gelsinger, CEO(1)	1,690
Zane Rowe, EVP and CFO	—
Amy Fliegelman Olli, EVP, General Counsel and Secretary	338
Sanjay Poonen, COO, Customer Operations(2)	1,448
Rangaragan (Raghu) Raghuram, COO, Products and Cloud Services	3,695
All current executive officers, as a group	6,510
All current directors who are not current executive officers as a group	—
Each nominee for election as a director	3,695
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent of such options or awards	—
All employees, including officers who are not current executive officers, as a group	21,061,896
____________________
(1) Mr. Gelsinger resigned from his position as CEO of VMware effective February 12, 2021.
(2) Mr. Poonen resigned from his position as COO, Customer Operations effective May 11, 2021.

The Board unanimously recommends that you vote “FOR” the approval of the amendment to the Amended and Restated 2007 Employee Stock Purchase Plan.

 PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
We are asking our stockholders to ratify the selection by the Audit Committee of PwC as our independent auditor for the fiscal year ending January 28, 2022.
PwC, an independent registered public accounting firm, has served as our independent auditor since 2007. We expect that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. PwC is also the independent auditor of Dell, our ultimate parent and controlling stockholder. We are required by the Master Transaction Agreement between VMware and Dell to use our reasonable best efforts to use the same independent registered public accountant selected by Dell. For further information, see “Transactions with Related Persons.”
Although approval by the stockholders is not required by law, the Board has determined that it is desirable to request ratification of its selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC. Even though your vote is advisory, and therefore will not be binding on the Company, the Audit Committee and the Board value the opinions of our stockholders.
The Board unanimously recommends that you vote “FOR” the ratification of the selection of PwC as our independent auditor for the fiscal year ending January 28, 2022.
Pre-Approval of Audit and Non-Audit Services
During FY21, the Audit Committee approved all audit, review and attest services performed by PwC. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves permissible non-audit services and audit, review or attest engagements. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service that was not previously pre-approved by the Audit Committee. Any decisions of the Chair to pre-approve non-audit services are then presented to the Audit Committee at its next scheduled meeting. During FY21, the Audit Committee pre-approved all non-audit services in accordance with this policy.
For the fiscal years ended January 29, 2021 and January 31, 2020, fees for services provided by PwC were as follows:

Fiscal Year	Audit Fees(1) ($)	Audit Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2021(5)	10,632,172	2,160,525	2,685,987	74,300
2020(6)	10,420,247	1,381,158	3,058,120	6,300
____________________
(1) Includes fees in connection with the audit of our financial statements and internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2) Includes fees in connection with other technical, financial reporting and compliance services.
(3) Includes fees in connection with tax compliance and tax consulting services.
(4) Includes fees principally in connection with sustainability reporting services and for subscriptions to PwC’s web-based research program, training courses and conferences.
(5) Includes current estimates of fees for unbilled services.
(6) Reflects actual amounts invoiced for FY20 services.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans, including the Incentive Plan and Purchase Plan, as of January 29, 2021. Only shares of Class A Stock may be issued under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	20,302,177(1)(2)	$58.68(3)	30,243,358(4)
Equity compensation plans not approved by security holders	—	—	—
Total:	20,302,177	$58.68	30,243,358
____________________
(1) Includes 1,242,570 shares subject to outstanding options, 17,159,077 shares of Class A Stock subject to outstanding RSUs and 1,900,530 shares subject to outstanding PSUs (assuming achievement of the maximum performance).
(2) Includes 3,640,450 shares issuable pursuant to equity awards outstanding under the Incentive Plan that were granted in substitution for outstanding grants of companies that we have acquired (“Substitution Grants”). The Incentive Plan provides that the number of shares reserved for issuance under the Incentive Plan will be increased by the corresponding number of outstanding equity grants assumed or substituted for in connection with mergers and similar transactions. Substitution Grants typically remain subject to the terms that governed the grants when initially awarded by the acquired companies. When VMware makes Substitution Grants, VMware does not assume the stock plans of such acquired companies and does not make additional grants under such plans.
(3) Represents the weighted-average exercise price of outstanding options under the Incentive Plan and is calculated without taking into account the 19,059,607 shares of Class A Stock subject to outstanding RSUs and PSUs (assuming achievement of the maximum performance) that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4) Represents the number of securities remaining available for issuance under the Incentive Plan and the Purchase Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information, as of May 10, 2021, about the beneficial ownership of Class A Stock and Class B Stock by (i) Dell, (ii) each person who is known by us to own beneficially more than 5% of either class of our common stock, (iii) each of our directors and nominees for director, (iv) each of our NEOs and (v) all directors and executive officers of VMware as a group.
Applicable percentage ownership is based on 112,323,499 shares of Class A Stock and 307,221,836 shares of Class B Stock outstanding as of May 10, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options, warrants, rights or conversion privileges related to securities beneficially owned by that person that are currently exercisable or exercisable within 60 days of May 10, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated in the footnotes below, the address for each beneficial owner is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

Name of Beneficial Owner	Class A Shares Beneficially Owned(1) (#)	Outstanding Class A Shares (%)	Class B Shares Beneficially Owned (#)	Outstanding Class B Shares (%)	Total Vote(2) (%)

Principal Stockholders:
Dell Technologies Inc.(3)	30,678,605	27.3	307,221,836	100	97.4
Michael Dell*(4)	30,678,605	27.3	307,221,836	100	97.4

Other 5% Beneficial Owners:
BlackRock Inc.(5)	7,456,835	6.6	—	**	**
Dodge & Cox(6)	6,471,395	5.8	—	**	**

Other Directors and Executive Officers:
Anthony Bates(7)	14,380	**	—	**	**
Marianne Brown	—	**	—	**	**
Michael Brown*(7)	20,382	**	—	**	**
Donald Carty(7)(8)	14,785	**	—	**	**
Kenneth Denman*	—	**	—	**	**
Egon Durban	—	**	—	**	**
Karen Dykstra*	11,461	**	—	**	**
Amy Fliegelman Olli	338	**	—	**	**
Patrick Gelsinger(9)	524,343	**	—	**	**
Sanjay Poonen(10)	221,547	**	—	**	**
Rangarajan (Raghu) Raghuram*(11)	193,621	**	—	**	**
Zane Rowe	52,048	**	—	**	**
Paul Sagan(7)	18,255	**	—	**	**
All directors and executive officers as a group (15 persons)(12)	31,757,395	28.3	307,221,836	100	97.5
____________________
* Nominee for director
** Represents less than 1%

(1) All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of May 10, 2021 and shares underlying RSUs vesting within 60 days of May 10, 2021. In addition to the amounts shown, each share of Class B Stock may be converted to one share of Class A Stock upon election of the holder. To our knowledge, except as noted above, no other person or entity is the beneficial owner of more than 5% of either the Class A Stock or the Class B Stock.
(2) Percentage of total voting power represents voting power with respect to all shares of Class A Stock and Class B Stock, as a single class, calculated on the basis of 10 votes per share of Class B Stock and one vote per share of Class A Stock. Each holder of Class B Stock is entitled to 10 votes per share of Class B Stock, and each holder of Class A Stock is entitled to one vote per share of Class A Stock on all matters submitted to our stockholders for a vote on which they vote as a single class, with the exception of the election of Group II directors, in which Class A Stock and Class B Stock are each entitled to one vote per share. Class B stockholders have sole voting authority over the election of Group I directors and certain other matters specified in our Certificate of Incorporation. Additionally, following a Distribution (as defined in our Certificate of Incorporation), (i) Class B stockholders are entitled to only one vote per share on any proposal to require the conversion of all then-outstanding shares of Class B Stock to Class A Stock; and (ii) Class B stockholders may not vote in elections for the Board without obtaining the prior consent of the Board if they have acquired 10% or more of the then-outstanding shares of Class B Stock other than through the Distribution and do not also hold an equivalent percentage of shares of the then-outstanding Class A Stock, in each case as further set forth in our certificate of incorporation.
(3) As of May 10, 2021, EMC is the holder of record of 224,178,605 shares of Class B Stock and 6,500,000 shares of Class A Stock reported as beneficially owned by Dell, VMW Holdco LLC, a direct wholly owned subsidiary of EMC, is the holder of record of 24,178,605 of the shares of Class A Stock and 75,821,395 of the shares of Class B Stock reported as beneficially owned by Dell, and EMC Equity Assets LLC, a direct and wholly owned subsidiary of EMC, is the holder of record of 7,221,836 of the shares of Class B Stock reported as beneficially owned by Dell. EMC is indirectly wholly owned by Dell through its directly and indirectly held wholly owned subsidiaries, consisting of Denali Intermediate Inc., a Delaware corporation, and Dell Inc., a Delaware corporation. Dell, and each such subsidiary in the chain of subsidiaries through which Dell owns EMC (collectively, “Dell Entities”), by reason of its ownership of the voting securities of the subsidiary below it in the chain, has the right to elect or appoint the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. As a result, each Dell Entity shares, or has the right to acquire, voting and investment power over the Class A Stock and Class B Stock held of record by EMC, EMC Equity Assets LLC and VMW Holdco LLC. As reported in a Schedule 13D filed on March 24, 2020, VMW Holdco LLC has pledged 24,178,605 shares of Class A Stock and 75,821,395 shares of Class B Stock owned by it to certain financial institution lenders to secure a margin loan agreement and security agreements, each dated as of April 12, 2017 and as amended on September 10, 2018, December 20, 2018, March 7, 2019 and March 23, 2020. The address for each of Dell, EMC, EMC Equity Assets LLC and VMW Holdco LLC is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.
(4) As described in this proxy statement, Mr. Dell is the Chairman and CEO of Dell. Mr. Dell beneficially owns voting securities of Dell representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell and has the power to elect directors who control a majority of the total votes entitled to be cast on the Dell board of directors. As a result, Mr. Dell may be deemed to be the beneficial owner of all of the shares of Class A Stock and Class B Stock beneficially owned by Dell. Mr. Dell’s address is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.
(5) Based solely upon a Schedule 13G filed with the SEC on February 2, 2021 by BlackRock Inc. The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.
(6) Based solely upon a Schedule 13G filed with the SEC on February 11, 2021 by Dodge & Cox. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(7) Includes 460 shares of Class A Stock issuable under RSUs that will vest within 60 days of May 10, 2021.
(8) Includes 1,350 shares of Class A Stock held in the name of Mr. Carty’s spouse.
(9) Mr. Gelsinger resigned his position as CEO effective February 12, 2021 and resigned from the Board effective April 21, 2021. As reported on Mr. Gelsinger’s Form 4 filed on April 19, 2021, amounts include 225,912 shares of Class A Stock held in grantor retained annuity trusts (“GRAT”) and 104,208 shares of Class A Stock held in four irrevocable trusts for the benefit of members of Mr. Gelsinger’s immediate family of which Mr. Gelsinger is the sole trustee.
(10) Mr. Poonen resigned his role as COO, Customer Operations effective May 11, 2021.
(11) Includes 21,500 shares of Class A Stock held in the name of Mr. Raghuram’s spouse, 41,000 shares of Class A Stock held in an irrevocable trust for the sole benefit of his spouse and 62,500 shares of Class A Stock held in a GRAT.
(12) Includes 6,583 shares of Class A Stock issuable to all executive officers and directors as a group under RSUs that will vest within 60 days of May 10, 2021.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section (“CD&A”) discusses the compensation programs and policies for our NEOs. The CD&A also provides an overview of the CCG Committee and its role in the design and administration of these programs and policies and in making specific compensation decisions for our NEOs. The CD&A is organized as follows:
•Section 1: Executive Summary
•Section 2: CEO Pay for Performance Alignment
•Section 3: Compensation Components
•Section 4: Base Salary
•Section 5: Annual Performance-Based Bonus
•Section 6: Long-Term Incentives
•Section 7: Overview of Compensation-Setting Process
•Section 8: Benefits, Perquisites and Other Compensation Policies
Section 1: Executive Summary
Objectives of our Executive Compensation Program
The objectives of our executive compensation program are to:
•motivate our executives to achieve our strategic, operational and financial goals;
•reward superior performance;
•attract and retain exceptional executives; and
•reward behaviors that result in long-term increased stockholder value.
To achieve these objectives, we have implemented and maintain compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return (“TSR”). As detailed below, our pay mix is balanced among base salary, short-term performance cash bonus awards and long-term equity compensation. We may adopt other arrangements from time to time to best meet our compensation objectives.
FY21 Summary
References in this CD&A to our fiscal years cover the following periods:

Fiscal Year	Dates Covered in Fiscal Year
Fiscal Year 2019 (“FY19”)	February 3, 2018 through February 1, 2019
Fiscal Year 2020 (“FY20”)	February 2, 2019 through January 31, 2020
Fiscal Year 2021 (“FY21”)	February 1, 2020 through January 29, 2021

During FY21, we made substantial progress toward longer-term strategic objectives and continued to grow our top-line revenue and improve our non-GAAP operating margin. In alignment with those gains, the Company’s financial results ended above compensation plan performance targets for the full year. As detailed in this CD&A:
•Our NEOs’ FY21 annual bonuses paid out above target;
•The FY21 tranche of our operating performance stock unit (“PSU”) plans yielded above target payout ratios; and
•Our three-year PSU plan that began in FY19 and completed performance periods in FY21 paid out above target due to very strong above-target performance in FY19 and FY21.

In FY21, our executive compensation program emphasized achievement of Company financial, strategic and operational performance designed for alignment with stockholder interests. As described in the graphic below, the structure of our standard executive compensation program was primarily in the form of equity and performance-based compensation.

Overview of FY21 Executive Compensation Program: Pay Mix and Incentive Plan Design

Pay Mix

Pay Mix Element	CEO	Other NEOs
Salary	5%	5%
Annual Bonus Target	9%	5%
FY21 Operating PSU Target	57%	51%
FY21 RSU	29%	39%
Total	**100%**	**100%**

100% Funded Per Financial Results

Formulaic Company Financials (50% of Target Payout Opportunity)	+	Individual Achievement of MBOs (50% of Target Payout Opportunity)
Revenue and Non-GAAP Operating Margin		Strategic, Operational and Leadership Objectives

Plan	FY19	FY20	FY21	FY22	FY23	FY24	FY25	Metrics in FY21 Tranches
FY19 Operating PSU Plan	Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2021				• Subscription and SaaS Revenue (70%) • Non-GAAP Operating Income (30%)
	3-Year Non-GAAP Operating Income Growth							
FY20 Operating PSU Plan		Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2022			• Subscription and SaaS Revenue (70%) • Non-GAAP Operating Income (30%)
		3-Year Revenue Growth						
FY20 TSR PSU Plan (*CEO Only*)		4-Year Period for VMW Stock Price Goals				50% Vest June 1, 2023	50% Vest June 1, 2024	• n/a: 4-year goals for VMware stock price increase and relative TSR
		4-Year Period for Relative TSR						
FY21 Operating PSU Plan			Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2023		• Subscription and SaaS Revenue (70%) • Non-GAAP Operating Income (30%)
			3-Year Relative TSR					

Except for FY20 TSR PSU Plan, PSU plans have 3-year performance periods. Each plan has three successive fiscal year tranches as well as a modifier based on a 3-year multi-year performance goal. This design enables new annual goals to be established for each fiscal year based on up-to-date market conditions while holding participants accountable for entire 3-year performance period via multi-year performance modifier. PSUs cliff vest following the 3-year performance period subject to performance and continued employment.

Note: Mr. Gelsinger resigned his position as CEO effective February 12, 2021 in order to accept the position of CEO at Intel Corporation, and resigned from the Board effective April 21, 2021. In connection with Mr. Gelsinger’s departure as CEO, all of his unvested equity awards including the FY20 TSR PSU Plan and his other PSUs were forfeited effective as of his termination date and no shares were issued. Mr. Gelsinger’s participation inFY21 Executive Bonus Program terminated without a bonus being paid. Mr. Gelsinger did not receive any severance compensation in connection with his departure from VMware.
Effect of COVID-19 on FY21 Executive Compensation Decisions
The CCG Committee typically reviews and approves compensation and equity decisions for our NEOs in the first fiscal quarter of the fiscal year. In FY21, given the economic uncertainty resulting from the COVID-19 pandemic, the CCG Committee monitored business and macroeconomic conditions through the fiscal first quarter and approved FY21 executive compensation plans that differed from prior year plans. No changes to the FY21 executive compensation plans were made after the plans were approved.

Plan	Summary Decision	Overview
Salaries	•In April 2020, approved temporary salary reductions for the CEO, CFO and COOs for second and third quarters of FY21	•Reductions intended to demonstrate leadership and contribute to company cost savings measures •Salary reductions were 25% for CEO and 15% for CFO and COOs
Executive Bonus Program
•In May 2020, approved the FY21 Executive Bonus Program
•Established performance goals based on revised business outlook due to COVID-19
•Lowered from previous years threshold performance level and flattened payout curves based on economic uncertainty

•Delayed establishment of performance goals until early in Q2, FY21 to provide more time to gauge potential impact of COVID-19 pandemic and set meaningful performance expectations
•Reduced opportunity for bonus payout as a result of reduction to base salary pay upon which bonus payouts are based
•Changed Plan funding formula as compared to previous years’ plans:
(i) Lowered threshold for minimum performance to achieve any funding in Plan from 95% to 90% of target
 (ii) Lowered funding (potential payout) attributable to target performance from 100% to 90% of target
(iii) Lowered funding (potential payout) attributable to maximum performance from 200% to 150% of target
•No changes to performance goals or payout opportunities during the performance period after goals were established

Operating PSU Plans
•In May 2020, approved the FY21 Operating PSU Plan and FY21 tranches of FY19 and FY20 Operating PSU Plans (the “Operating PSU Plans”)
•Established performance goals based on revised business outlook due to COVID-19
•Lowered from previous years threshold performance level and flattened payout curves based on economic uncertainty

•Delayed establishment of performance goals until early in Q2, FY21 to provide more time to gauge potential impact of COVID-19 pandemic and set meaningful performance expectations
•Changed Plan funding formula for FY21 tranche of Operating PSU Plans as compared to previous years’ plans:
(i) Lowered threshold for minimum performance to achieve any funding in Plan from 95% of each of the two performance metrics in the FY20 tranche of the Operating PSU Plans to 90% of target for Subscription and SaaS revenue and 81% of target for non-GAAP operating income metric in the FY21 tranche of the Operating PSU Plans;
(ii) Lowered funding attributable to target performance from 100% in the FY20 tranche to 90% in the FY21 tranche;
(iii) Lowered funding attributable to maximum performance from 200% of target in the FY20 tranche to 150% of target in the FY21 tranche
•Selected 3-year TSR compared to companies in the S&P 500 IT Index due to difficulty in establishing precise long-term financial goals at beginning of global economic shutdown due to COVID-19 pandemic
•No changes to performance goals or payout opportunities during the performance period after goals were established

As illustrated in the table below depicting payout opportunity for our CEO, the effect of the CCG Committee’s executive compensation decisions in light of COVID-19 was to reduce the payout opportunity by meaningful amounts as compared to the opportunities designed in the previous year’s annual performance-based bonus plan and our Operating PSU plan.

Compensation Element	Amounts in Plan Design Prior to COVID-19 Executive Compensation Decisions	Explanation	Effect of COVID-19 on Executive Compensation Decisions	Explanation (as compared to prior year’s plan design)	Impact on Payout Opportunity
Annual Bonus Target Opportunity	$1,750,000	Reflects opportunity funded at 100% of target	$1,377,043	Plan design reflected lowered FY21 expectations, reflecting economic uncertainty, so funding reduced for target achievement from 100% to 90% per COVID-19-related plan design	$(372,957)
Annual Bonus Maximum Opportunity	$3,937,500	Reflects opportunity funded at 200% of target	$2,581,956	Reduced maximum opportunity from 200% to 150% per COVID-19-related plan design	$(1,355,544)
FY19 Operating PSU's Tranche for FY21 @ Target Opportunity	$3,809,081	Reflects number of PSUs in tranche multiplied by grant date fair value stock price	$3,428,173	Plan design reflected lowered FY21 expectations, reflecting economic uncertainty, so funding reduced for target achievement from 100% to 90% per COVID-19-related plan design	$(380,908)
FY20 Operating PSU's Tranche for FY21 @ Target Opportunity	$2,153,244		$1,937,920		$(215,324)
FY21 Operating PSU's Tranche for FY21 @ Target Opportunity	$4,766,418		$4,289,776		$(476,642)
FY19 Operating PSU's Tranche for FY21 @ Maximum Opportunity	$7,618,162	Reflects target number of PSUs in tranche multiplied by grant date fair value stock price and funded at 200% per COVID-19-related plan design	$5,713,622	Reduced maximum opportunity from 200% to 150% per COVID-19-related plan design	$(1,904,540)
FY20 Operating PSU's Tranche for FY21 @ Maximum Opportunity	$4,306,488		$3,229,866		$(1,076,622)
FY21 Operating PSU's Tranche for FY21 @ Maximum Opportunity	$9,532,836		$7,149,627		$(2,383,209)

Additional FY21 Executive Compensation Program Highlights:
•Continued to utilize an Operating PSU Plan design for the performance-based equity portion of our NEOs’ FY21 long-term incentive award in conjunction with ongoing prior year PSU plans in order to further incentivize positive company performance over a multi-year period. In FY21, we granted equity awards to our CEO, CFO and COOs that were split two-thirds of the target value between Operating PSUs and one-third of the target value to restricted stock units (“RSUs”). The Operating PSU Plans consist of three consecutive annual performance tranches and one three-year performance goal. For the FY21 Operating PSU Plan, the CCG Committee determined to use three-year TSR relative to companies in the S&P 500 IT Index (as opposed to revenue growth or non-GAAP operating income, which were the three-year performance goals in the FY20 and FY19 Operating PSU Plans, respectively) (1) in order to focus on sustained stockholder returns as we execute our hybrid cloud subscription and SaaS strategy; and (2) due to difficulties in setting precise multi-year financial goals due to economic uncertainty resulting from the COVID-19 pandemic. In addition, the CCG Committee approved goals for the FY21 tranche of the Operating PSU Plans so that subscription and SaaS revenue replaced hybrid cloud subscription and SaaS and license revenue in order to reinforce the increasing strategic importance of subscription and SaaS achievement, and non-GAAP operating income replaced non-GAAP operating margin to drive longer-term top-line revenue growth and reinforce profitability. For more information on PSU plans, see “—Section 6: Long-Term Incentives” of this CD&A.
•Reduced overlap of performance metrics in the annual executive cash bonus incentive plan (“Executive Bonus Program”) and Operating PSU Plans by (1) removing license revenue from FY21 tranche of the Operating PSU Plans because that component of total revenue is already included in the total revenue metric in the Executive Bonus Program; and (2) replacing non-GAAP operating margin with non-GAAP operating income in the FY21 tranches of the Operating PSU Plans because margin is already in the Executive Bonus Plan.
•No severance to departing CEO. On January 12, 2021, Mr. Gelsinger resigned his position as CEO of VMware effective February 12, 2021 in order to accept the position of CEO at Intel Corporation. All of Mr. Gelsinger’s unvested equity awards were forfeited effective as of his termination date and no shares were issued. Mr. Gelsinger’s participation in the FY21 Executive Bonus Program terminated without a bonus being paid. Mr. Gelsinger did not receive any severance compensation in connection with his departure from VMware.
Corporate Performance During FY21
Highlights from FY21 include:
•Delivered positive financial results. VMware’s executive team remained focused on driving financial and operational results for VMware’s stockholders, as revenue, non-GAAP operating margin, non-GAAP operating income, subscription and SaaS revenue and unearned revenue balance each increased year over year.

Financials	FY21	FY20	Year-Over-Year Change
Revenue ($M)	$11,767	$10,811	8.8%
Non-GAAP operating margin(1)	32.2%	30.2%	2.0%
Non-GAAP operating income(1) ($M)	$3,789	$3,261	16.2%
Subscription and SaaS revenue ($M)	$2,587	$1,877	37.8%
Unearned revenue balance(2) ($M)	$10,314	$9,268	11.3%
____________________
(1) For a reconciliation of our non-GAAP operating margin and operating income to GAAP operating margin and operating income, respectively, see “Appendix A.”
(2) Balance as of fiscal year end.
•Sustained our business growth and execution amid unprecedented economic uncertainty resulting from COVID-19. The COVID-19 pandemic struck shortly after the start of our FY21 and resulted in the largest macroeconomic slowdown in nearly a century, as world economic growth declined by an estimated 4.5% to 6.0% during calendar year 2020. Amid the substantial uncertainty, we successfully pivoted our entire global workforce to remote work and transitioned to a virtual go-to-market strategy as we prioritized the safety and well-being of our employees and customers while we prudently managed expenses. Although revenue grew more slowly at the start of FY21 than anticipated prior to the pandemic as many customers delayed their on premises digital infrastructure projects, we still achieved 8.8% annual revenue growth and our non-GAAP operating income exceeded initial expectations, growing 16.2% year-over-year.
•Continued to advance our cloud and SaaS strategy to address our customers’ evolving IT requirements. In FY21, we continued to expand the capabilities of our cloud and subscription- and SaaS-based offerings that are designed to further our long-term strategy to broaden offerings that allow organizations to manage IT resources across private clouds and complex multi-cloud, multi-device environments. Overall, our subscription and SaaS revenue increased 37.8% year-over-year, while our VMware Cloud on AWS managed service grew in triple digits year-over-year and subscription and SaaS revenue was 22% of total revenue, representing progress as we advance our cloud and SaaS strategy.
•Experienced growth across our portfolio, including in our strategic growth areas. We continued to expand our unique position as a provider of digital infrastructure across multi-cloud environments by announcing products, solutions and services that incorporated our modern applications platform, VMware Tanzu, into our flagship vSphere product and providing clear solutions across VMware’s multi-cloud approach, with every hyperscaler cloud having a VMware offering, including VMware on AWS, IBM, Azure, Google, Oracle and Alibaba. VMware’s digital workspace addressed customer needs during the pandemic to expand from hundreds to tens of thousands of remote users. Additionally, during FY21, we continued to deliver on our intrinsic security approach with VMware Carbon Black Cloud while we brought software-defined technology to the communication service provider industry with the VMware Telco Cloud Platform.
•Total Stockholder Return. Our stock price decreased from $148.06 on January 31, 2020, the last day of FY20, to $137.85 on January 29, 2021, the last day of FY21.
Alignment of Corporate Performance and Incentive Compensation During FY21
Taking into consideration our financial, strategic, operational and stock price performance, we believe we demonstrated alignment in pay for performance during FY21 as described below.

Plan	Achievement	Impact on Payout Funding
Executive Bonus Program	•Total revenue 103.4% of target •Non-GAAP operating margin 3.8% above target
•Overall, bonus payouts were 121.75% of target. Bonus payouts were above target due to above-target achievement in both total revenue and non-GAAP operating margin and achievement of individual performance objectives (“MBO”)
•Financial component paid out at 118.5% of target due to over-achievement in target revenue and non-GAAP operating margin
•MBO component of bonus plan paid out at 125.0% of target based on CCG Committee assessment of NEO achievement, details further below in this CD&A

FY19, FY20 and FY21 Operating PSU Plans
•FY21 tranche applicable to FY19, FY20 and FY21 Operating PSUs achieved 107.5% of target subscription and SaaS revenue and 118.9% of non-GAAP operating income target
•Multi-year non-GAAP operating income growth modifier applicable to FY19 Operating PSUs achieved 11.7% average annual growth compared to 10.0% of target

•FY21 tranche achieved 146.0% of target due to max achievement in subscription and SaaS revenue and above-target achievement in non-GAAP operating income
•Multi-year non-GAAP operating income growth modifier applicable to FY19 Operating PSU Plan achieved 1.25x multiplier (maximum) on PSUs otherwise subject to vest based on performance in FY19, FY20 and FY21 tranches (142.8%, 78.6% and 146.0% of target, respectively)
•FY19 Operating PSU Plan units converted to shares at 153.1% of target established at the beginning of the performance period, reflecting above-target performance in the FY19 and FY21 tranches, below-target performance in FY20 and above maximum performance in the multi-year goal

NEOs

Our NEOs for FY21 set forth in this proxy statement are:

Patrick Gelsinger	CEO(1)
Zane Rowe	CFO and EVP
Amy Fliegelman Olli	EVP, General Counsel and Secretary
Sanjay Poonen	COO, Customer Operations
Rangarajan (Raghu) Raghuram	COO, Products and Cloud Services
____________________
(1)Mr. Gelsinger resigned his position as CEO effective February 12, 2021, from which time Mr. Rowe began serving as interim CEO (in addition to his role as CFO and EVP) until Mr. Raghuram was named CEO effective June 1, 2021.
Executive Compensation Governance

	What We Do		What We Do Not Do
✓	95% of the CEO’s target direct compensation was in the form of incentive-based compensation, with 86% tied to stock price performance in FY21	✓	No guaranteed bonuses
✓	At least half of the NEO target cash compensation opportunity is in the form of cash incentive bonuses that are funded on the basis of quantitative financial results	✓	No excessive perquisites or tax gross-ups
✓	PSUs constitute at least 50% of total target value of long-term incentive compensation for the CEO and CFO. In FY21, PSUs constituted 67% of the target mix for our CEO, CFO and COOs	✓	No employment agreements with executives other than customary expatriate and localization arrangements
✓	PSU plans typically include a three-year or longer performance period	✓	No single-trigger change-in-control provisions
✓	Below-target performance in incentive plans results in disproportionately lower payouts	✓	No hedging transactions allowed
✓	Maintain stock ownership guidelines for our C-level NEOs in order to further promote the alignment of executive officer interests with those of our stockholders
✓	Independent compensation consultant is engaged by our CCG Committee to advise on executive compensation
✓	Severance plan establishes consistent framework for benefits in case of separation from service of NEOs
✓	Clawback provisions enable recovery of performance bonuses and gains on equity awards
Advisory Vote on NEO Compensation
We conducted our annual non-binding, advisory Say-on-Pay vote at our 2020 Annual Meeting held on July 15, 2020. Our stockholders demonstrated strong support for our executive compensation program, with over 99% of the total votes cast in support of our executive compensation program. In light of this strong support of our executive compensation practices and plans, we have maintained our existing compensation philosophy, which is focused on delivering compensation that rewards performance and helps to achieve the objectives of our executive compensation program described above, including attracting and retaining exceptional executives.
Section 2: CEO Pay for Performance Alignment
CEO Pay for Performance Alignment—“Granted” vs. “Realizable” Pay
The CCG Committee takes seriously its responsibility to maintain appropriate pay for performance alignment with emphasis on long-term stockholder value. Our compensation program is designed to base CEO pay on the Company’s operational and financial performance while maintaining relative alignment between the CEO’s realizable pay and stockholder returns. During the period beginning FY19 through FY21, our stock price increased in value by 34%, when normalized for the stock price adjustment of $26.81 per share (indicated by the dotted line in the chart below) triggered by our special cash dividend paid in FY19, while the current realizable value of the compensation awarded to our CEO over the same period decreased by 4% from its value when granted primarily due to the below-threshold achievement resulting in no realizable value attributable to the FY20 TSR PSU Plan. Note that because Mr. Gelsinger resigned his position as CEO effective February 12, 2021, he did not receive a payout under the FY21 Executive Bonus Plan or under the FY21 tranches of the Operating PSU Plans, and all unvested equity awards were terminated. However for purposes of evaluating FY21 CEO realizable pay, those amounts are included in the realizable pay calculations in this section.
Summary of Relationship Between CEO Pay and Company Stock Price(1)

Granted Pay
Realizable Pay
Stock Price
$120 M
$100 M
$80 M
$60 M
$40 M
$20 M
-
CEO Pay
$200
$150
$100
$50
$0
Class A Stock Price
Adjustment due to Special Dividend Dec. 28, 2018 ($26.81)
Feb 2. 2018
Feb 1, 2019
Jan 31, 2020
Jan 29, 2021 Actual Price Close
Jan 29, 2021 Stock Price normalized for adjustment due to Special Cash Dividend
TSR PSU Plan (not earned or realizable at current price)
TSR PSU Plan (not earned or realizable at current price)
FY19
FY20
FY21
Total Through FY21

 ____________________
Note: Stock prices reflect last trading day in applicable fiscal year.

Value of Granted Pay(2) vs. Value of Realizable Pay (FY19-FY21)(3)
Value of CEO Realizable Pay from FY19 through FY21 decreased 4% from value when granted primarily due to the below-threshold achievement resulting in no realizable value attributable to the FY20 TSR PSU Plan.

At the same time, the Company’s TSR has increased 34% from the start of FY19 through FY21.

Granted Pay ($000)	$83,717
Realizable Pay ($000)	$80,423
Delta in Pay - Realizable vs. Granted	(4)%

Three-Year Stock Price (Through FY21-end)
February 2, 2018 Closing Price of Class A Stock	$122.72
January 29, 2021 Closing Price of Class A Stock	$137.85
Amount of Special Cash Dividend in December 2018	$26.81
Delta in Stock Price	34%
____________________
(1) Value of “Granted Pay” reflects compensation awarded and granted to our CEO during FY19, FY20 and FY21.
(2) The value of Granted Pay is calculated as the sum of Salary, Bonus and Stock Awards reported in the “Summary Compensation Table” of this proxy statement for each applicable year, as well as the target opportunity for Non-Equity Incentive Plan Compensation reported for each year in the “Grants of Plan-Based Awards” table of the applicable year’s proxy statement. No stock options were granted during the period.
(3) The value of “Realizable Pay” reflects the value of Salary and Bonus amounts earned during FY19, FY20 and FY21, the earned value of non-equity incentive awards during FY19, FY20 and FY21 and the value of equity grants made during the period based on their value at the end of FY21 and reflecting the effect of the performance multiplier on shares subject to vest for completed tranches. Note that Realizable Pay for FY21 includes the amount funded under the FY21 non-equity incentive award and the amounts earned under the Operating PSU Plans. However, those amounts were forfeited and not paid to Mr. Gelsinger because he resigned effective February 12, 2021 before he vested in the right to receive payouts under those awards. The Realizable Pay is calculated as the sum of Salary, Bonus and Non-Equity Incentive Compensation reported for each year in the “Summary Compensation Table” of this proxy statement (except as discussed above with respect to Mr. Gelsinger’s FY21 non-equity incentive plan compensation) and the amounts of stock options, RSUs and PSUs granted in FY19, FY20 and FY21 valued as of the closing stock price of Class A Stock as of January 29, 2021. No stock options were granted during the periods presented. The value of PSUs is further adjusted to reflect the effect of the performance multiplier on shares subject to vest for completed tranches as follows:

PSU Plan	FY19 Tranche	FY20 Tranche	FY21 Tranche	Multi-Year Performance Modifier
FY16 Operating PSU Plan(i)	142.8% of target	-	-	1.25x
FY18 Operating PSU Plan	142.8% of target	78.6% of target	-	1.25x
FY18 HC PSU Plan(ii)	100% of target	100% of target	-	1.00x
FY19 Operating PSU Plan	142.8% of target	78.6% of target	146.0% of target	1.25x
FY20 Operating PSU Plan	-	78.6% of target	146.0% of target	Modeled at 1.00x (Not determined until after FY22)
FY20 TSR PSU Plan	-	-	-	Modeled at 0.00x (based on TSR performance; year-end stock price below performance threshold and not determined until April 30, 2023)
FY21 Operating PSU Plan	-	-	146.0% of target	Modeled at 1.00x (not determined until after FY23)
____________________
(i) The number of shares earned in FY16 Operating PSU Plan were capped at 200% of target.
(ii) The FY18 HC PSU Plan measured performance from FY18 through FY20 focused on hybrid cloud subscription and SaaS revenue growth as well as TSR, and the number of shares earned were capped at 100% of target. The FY18 HC PSU Plan was completed in FY20 and is described in VMware’s 2020 Proxy Statement.

Future tranches of the FY20 and FY21 Operating PSU Plans are not included in this calculation because those future tranches will not be assigned an accounting grant date fair value until FY22 in the case of the FY20 Operating PSU Plan, and until each of FY22 and FY23 in the case of the FY21 Operating PSU Plan when performance goals for each tranche are approved by the CCG Committee. The value of the FY20 and FY21 tranches of the FY20 Operating PSU Plan and the FY21 Operating PSU Plan included in the realizable pay calculations assume achievement at target in the multi-year performance modifiers for each plan. The value of the FY20 TSR PSU Plan included in the realizable pay calculations assumes achievement below threshold in the multi-year performance modifier of the Plan because the FY20 TSR PSU Plan’s performance goals include actual stock price achievement of VMware’s Class A Common Stock that are above the closing price on the last day of FY21. The actual values will be determined upon completion of each respective multi-year performance period, as described below in “—Long-Term Incentives.”
Negative Discretion in MBO Component of Bonus Plan Payout for CEO
The CCG Committee takes seriously its responsibility to align the MBO payout under the Cash Bonus Program with the Company’s overall financial results. As illustrated in the table below, the CCG Committee typically utilizes its negative discretion over the individual performance component of the bonus to calibrate its assessment of CEO performance payouts. Due to Mr. Gelsinger’s resignation as CEO effective February 12, 2021, he departed prior to the CCG Committee’s evaluation of his individual performance for FY21. As shown in the table below, the CCG Committee did exercise negative discretion in FY19 and FY20.

FY19 - FY21 CEO MBO Bonus Payout as a Percentage of Target and Calculated Payout
Fiscal Year	Calculated Funding Result per Corporate Financial Metrics	Calculated Funding Result for MBO Component @ 1.25x	Actual MBO Payout Reflecting Negative Discretion from Calculated Funding Result
FY21	130.2%	162.8%	n/a
FY20	95.5%	119.4%	80.3%
FY19	130.0%	162.5%	150.0%
Section 3: Compensation Components
The compensation packages of our NEOs include a mix of cash and equity-based compensation. The major compensation components are as follows:

Base salary	Primary element of fixed compensation
Annual cash bonus	Based on annual financial, strategic and operational performance measured against specific pre-established goals
Long-term performance-based equity incentive compensation	PSUs that are tied to stock price appreciation and long-term performance objectives important to our company
Long-term equity incentive compensation	RSUs that are tied to stock price appreciation and enhance retention and long-term focus

Pay Mix
When designing the executive compensation program, the CCG Committee gives significant weight to cash bonuses and equity incentives, which reflects the CCG Committee’s belief that a large portion of executive compensation should be performance-based, tied to achievement of individual or corporate performance metrics. In addition, with respect to the equity awards, the value ultimately realized by the recipient fluctuates with the price of our Class A Stock, thereby explicitly linking executive compensation opportunity with stockholder value. The CCG Committee believes that equity incentives are particularly significant because they drive the achievement of VMware’s long-term operational and strategic goals and align the executives’ interests with those of our stockholders, while the cash bonuses drive achievement of shorter-term performance goals.
The CCG Committee reviews NEO compensation packages on an annual cycle, taking into account peer group data, Company and individual performance, unvested equity holdings and internal pay equity. In its review, the CCG Committee may adjust the pay mix and typically considers apportioning annual equity awards between PSUs and RSUs.
The charts above reflect the pay mix applicable to our CEO and to the other NEOs on average. For purposes of determining the percentages shown above for NEO annual compensation opportunities: (1) annual base salary rate reflects the FY21 pro-rated amount, where applicable, including the effect of the temporary pay cuts implemented for our CEO, CFO and COOs in FY21 Q2 and Q3; (2) cash bonus target opportunity reflects amounts indicated in “—Section 5: Annual Performance-Based Bonus” of this CD&A; and (3) the equity component reflects the “Selected Value” indicated in “—Section 6: Long-Term Incentives” of this CD&A.

Section 4: Base Salary
Base salary serves as the primary form of fixed compensation for our NEOs. Base salary can also impact other compensation and benefit opportunities, including annual bonuses, as such opportunities are expressed as a percentage of base salary.
In the first quarter of FY21, the CCG Committee conducted its annual review of executive compensation and determined to make no adjustments to the base salaries of any NEO. As discussed earlier regarding the effect of the COVID-19 pandemic on FY21 executive compensation decisions, the CCG Committee approved temporary reductions to the salary of our CEO, CFO and COOs for the second and third fiscal quarters of FY21. The reductions to annual salary rates were 25% for our CEO and 15% for our CFO and COOs.
In the fourth quarter of FY21, the CCG Committee approved a salary increase for Ms. Olli effective December 1, 2020 in connection with her promotion to EVP.

Name	Annual Salary Rate in Effect at Start of FY21	Annual Salary Rate In Effect During FY21 Q4	Actual FY21 Salary Earned
Patrick Gelsinger	$1,000,000	$1,000,000	$885,417
Zane Rowe	$750,000	$750,000	$698,438
Amy Fliegelman Olli	$575,000	$600,000	$579,167
Sanjay Poonen	$700,000	$700,000	$651,875
Rangarajan (Raghu) Raghuram	$700,000	$700,000	$651,875

Section 5: Annual Performance-Based Bonus
Each of our NEOs is eligible to earn cash bonuses tied to our financial results and individual performance under our Executive Bonus Program. We believe it is important to provide rewards for specific results and behaviors that support our overall long-term business strategy.
FY21 Executive Bonus Program Design
In FY21, the CCG Committee maintained the general structure of the FY20 Executive Bonus Program, with bonuses paid based on achievement against corporate financial performance metrics, individual goals for a performance period that spanned the full fiscal year and continuing to retain negative discretion to reduce actual payouts below the amounts calculated under the plan formulas. In FY21, as discussed above the CCG Committee made changes to the program in light of the uncertainty caused by the COVID-19 pandemic to:
•Delay establishment of performance goals until early in Q2 FY21 to provide more time to gauge the potential impact of the COVID-19 pandemic and set meaningful performance expectations
•Lower from previous year’s plans the threshold for minimum performance to achieve any funding in Plan from 95% to 90% of target
•Lower from previous years’ plans funding attributable to target performance from 100% to 90%
•Lower from previous years’ plans funding attributable to maximum performance from 200% to 150% of target

As illustrated below, the FY21 Executive Bonus Program design involved the following parameters:

Plan funding

•Entirely funded on the basis of quantitative, algorithmic measurement of financial performance which yields a plan funding percentage (“plan funding level”)
•The payout algorithm provides for proportionately greater funding as performance achievement exceeds target goals, as well as greater reductions in funding as performance achievement drops below target goals, with zero funding below threshold performance levels

Plan funding metrics
•100% of the plan funding is based upon achievement of GAAP revenue and non-GAAP operating margin. The CCG Committee placed primary focus on achievement of widely-recognized metrics that are tracked by our stockholders and analysts and that we believe are indicators of the performance and health of our company from growth and profitability perspectives
•The revenue and non-GAAP operating margin performance targets set by the CCG Committee for FY21 reflected expectations dampened due to COVID-19 as well as the Company’s plans to make investments in its subscription and SaaS business and reflecting the expected short-term impact of the Company’s two major FY20 acquisitions of Pivotal and Carbon Black

Thresholds must be achieved for any funding
•For any bonus amount to be paid out, a threshold level of achievement of each of the pre-established corporate financial objectives was required
•No funding unless threshold performance is achieved in revenue and non-GAAP operating margin. In FY21, due to the economic uncertainty resulting from COVID-19, threshold performance was set at 90% of revenue and non-GAAP operating margin targets instead of the 95% threshold used in FY20
•At threshold performance, the plan funding level would equal 25% of target

Payouts
•50% of the bonus opportunity is payable to the executive formulaically at the plan funding level in order to reinforce the connection between objective financial results and bonus payouts
•50% of the bonus opportunity is funded at 1.25 times the plan funding level and actual payouts to executives are subject to negative discretion based on assessment of individual performance relative to strategic and operational goals
•In FY21, due to the economic uncertainty resulting from COVID-19, funding in connection with achieving target performance under revenue and non-GAAP operating margin was reduced from 100% in past years to 90% because of the lower business outlook in early Q2 of FY21 compared to initial expectations at the start of FY21

Caps on Plan funding and payouts

•Plan funding based on achievement of objective financial results is capped. In FY21, due to the economic uncertainty resulting from COVID-19 as well as the lower thresholds in the Plan and targets based on our business outlook at the time, the CCG Committee reduced the Plan funding cap for the FY21 Plan to 150% of target instead of the 200% cap used in prior years. Taking into account the 1.25x maximum multiplier for the MBO portion of the Plan, the maximum payout in FY21 under the Plan was 168.75%, reduced from 225% in FY20

CCG Committee can exercise negative discretion on funding and payouts	•The CCG Committee has the authority to exercise negative discretion on actual plan funding, irrespective of funding calculated on the basis of our formulaic approach

 Target Opportunity
During FY21 no changes were made to the size of the NEOs’ target bonus as a percentage of salary. However, due to the temporary reduction in CEO, CFO and COO pay during the second and third fiscal quarters of FY21, the dollar target for FY21 bonus payouts to these individuals was reduced from the FY20 dollar target amount to reflect the temporary salary reductions.

Name	Annual Salary in FY21 Pro-Rated for Target Bonus Calculation(1)	Target Bonus (as percentage of base salary)	Bonus Target During FY21
Patrick Gelsinger	$874,313	175%	$1,530,048
Zane Rowe	$693,441	100%	$693,441
Amy Fliegelman Olli	$579,121	100%	$579,121
Sanjay Poonen	$647,212	100%	$647,212
Rangarajan (Raghu) Raghuram	$647,212	100%	$647,212
____________________
(1)Reflects temporary salary reduction during Q2 and Q3 of FY21 for Messrs. Gelsinger, Rowe, Poonen and Raghuram.
Corporate Financial Metrics
The following table shows the revenue and non-GAAP operating margin targets for FY21. The non-GAAP operating margin target utilizes the non-GAAP operating margin reported in our quarterly earnings releases, which is calculated by excluding stock-based compensation, employer payroll taxes on employee stock transactions, amortization of intangible assets, items related to acquisitions, divestitures and other corporate transactions, realignment charges, certain litigation and other contingencies and unusual non-recurring charges, from our operating margin calculated in accordance with GAAP. For purposes of measuring performance under the Executive Bonus Program, we adjust our reported revenue and non-GAAP operating margin results to remove the impact of large acquisitions. Accordingly, the actual performance metrics calculated for purposes of the Executive Bonus Program listed in the table below differ from VMware’s reported financial results for the periods shown.

	FY21 Bonus Plan (Revenue in $M)
Metric	Threshold (50% Funding)	Target (90% Funding)	Maximum (150% Funding)	Actual Performance(1)	Funding % of Target
Revenue (0%-150% funding)	$10,242.0	$11,380.0	>=$12,518.0	$11,766.6	130.2%
Non-GAAP Operating Margin (0%-150% funding)	25.2%	28.0%	>=32.0%	31.8%
____________________
(1) Reported results as adjusted to remove the impact of large acquisitions.

The performance targets and thresholds for the Executive Bonus Program were established based upon the Company’s outlook in early Q2 of FY21. The revenue and non-GAAP operating margin performance targets set by the CCG Committee for FY21 reflected expectations dampened due to COVID-19 as well as the Company’s plans to make investments in its subscription and SaaS business and reflecting the expected short-term impact of the Company’s two major FY20 acquisitions of Pivotal and Carbon Black.
Performance in the corporate financial metrics for FY21 yielded funding equal to 130.2% of target, and the CCG Committee exercised negative discretion in approving payouts at 118.5% of target for the financial component of the Plan. The above-target percentages were due in part to non-GAAP operating margin performance well above expectations resulting from greater than expected savings on employee-related expenses as a consequence of COVID-19.

	FY21 Executive Bonus Program Payout of Financial Component
Name	Financial Component Target Amount (50% of Total)	Bonus Calculated Per Formula @ 130.2%	Approved Bonus @ 118.5%
Patrick Gelsinger	$765,024	$996,061	Not applicable(1)
Zane Rowe	$346,720	$451,430	$410,864
Amy Fliegelman Olli	$289,560	$377,008	$343,129
Sanjay Poonen	$323,606	$421,335	$383,473
Rangarajan (Raghu) Raghuram	$323,606	$421,335	$383,473
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(1)Mr. Gelsinger’s FY21 bonus payout under the Executive Bonus Program was not calculated or approved because he resigned as CEO effective February 12, 2021 prior to vesting in his right to receive his bonus.
Individual Performance Assessments
FY21 individual performance goals, or MBOs, for NEOs were established taking into account the importance of cross-functional collaboration and accountability to our priority business objectives. The CCG Committee assigned substantially the same set of performance goals to each of our NEOs as described below. Typically, the CCG Committee determines payout percentages based on the CEO’s assessment of individual achievement. With respect to the CEO, no assessment was made due to the CEO’s departure prior to the bonus determinations.

Name	Strategic and Operational Objectives
Patrick Gelsinger
•FY21 operating plans for our license and subscription and SaaS businesses
•Operating plans for our Modern Applications business, including brand and engagement with application developers as well as roadmap of our Tanzu application development platform on the VMware software stack
•Operating plans for our Multi-Cloud business, including VMware Cloud Foundation and hyperconverged infrastructure solutions scaling with our largest customers; scaling our VMware Cloud service on Amazon Web Services, Microsoft Azure and Dell EMC; driving the shift to hybrid and multi-cloud management; scaling our Telco Edge Cloud business with telecommunications and internet service providers
•Establishing VMware as a credible intrinsic security platform via product roadmaps; building security integrations through our portfolio and accelerating our security go-to-market motions
•Extending leadership of our networking platform, including with largest customers and new accounts
•Extending leadership of our Workspace ONE platform supporting workforce transformation, digital workspaces and customer solutions during and after the COVID-19 pandemic
•Corporate priorities related to customer experience, our people, diversity and inclusion, innovation and environmental sustainability

Zane Rowe
•FY21 operating plans for our license and subscription and SaaS businesses
•Initiatives related to cross-Company operations, including governance operating models, operations supporting our cloud business, operations supporting our go-to-market teams, integration of large FY20 acquisitions in FY21, execution of our digital transformation plans enabling product roadmaps and go-to-market priorities
•Corporate priorities related to customer experience, our people, diversity and inclusion, innovation and environmental sustainability

Amy Fliegelman Olli
•Plans to provide transactional support of sales team and deliver strategic support to growth businesses and BUs
•Plans to build patent arsenal and vigorously and proactively protect and defend VMware’s intellectual property
•Promote seamless and scaled customer experiences with VMware
•Drive embedded compliance and accountability throughout the Company
•Corporate priorities related to customer experience, our people, diversity and inclusion, innovation and environmental sustainability

Sanjay Poonen
•FY21 operating plans for our license and subscription and SaaS businesses
•Operating plans for our Modern Applications business, including brand and engagement with application developers as well as roadmap of our Tanzu application development platform on the VMware software stack
•Establishing VMware as a credible intrinsic security platform via product roadmaps; building security integrations through our portfolio and accelerating our security go-to-market motions
•Extending leadership of our Workspace ONE platform supporting workforce transformation, digital workspaces and customer solutions during and after the COVID-19 pandemic
•Initiatives related to go-to-market excellence including governance and partnerships of all sales, marketing, customer experience and support, and alliances activities
•Corporate priorities related to customer experience, our people, diversity and inclusion, innovation and environmental sustainability

Rangarajan (Raghu) Raghuram
•FY21 operating plans for our license and subscription and SaaS businesses
•Operating plans for our Modern Applications business, including brand and engagement with application developers as well as roadmap of our Tanzu application development platform on the VMware software stack
•Operating plans for our Multi-Cloud business, including VMware Cloud Foundation and hyperconverged infrastructure solutions scaling with our largest customers; scaling our VMware Cloud service on Amazon Web Services, Microsoft Azure and Dell EMC; driving the shift to hybrid and multi-cloud management; scaling our Telco Edge Cloud business with telecommunications and internet service providers
•Establishing VMware as a credible intrinsic security platform via product roadmaps; building security integrations through our portfolio and accelerating our security go-to-market motions
•Extending leadership of our networking platform, including with largest customers and new accounts
•Extending leadership of our Workspace ONE platform supporting workforce transformation, digital workspaces and customer solutions during and after the COVID-19 pandemic
•Corporate priorities related to governance of decisions across engineering, product and business units to harmonize R&D processes and roadmaps, cross-Company operations and go-to-market
•Corporate priorities related to customer experience, our people, diversity and inclusion, innovation and environmental sustainability

As discussed above, our Executive Bonus Program provided that payouts for individual performance would be funded, subject to the CCG Committee’s potential use of negative discretion, at 1.25 times the same ratio as funding based on the corporate financial metrics, provided the threshold financial goals were attained. There were no formulas or weightings assigned to individual MBOs, and achievement was assessed overall on a holistic basis that also took into account overall individual and company performance. As discussed above, during FY21, corporate financial goals above the threshold levels were achieved. With respect to payouts for individual goals, the CCG Committee exercised its negative discretion to reduce payouts below the calculated plan funding, in consultation with management, in determining payouts for FY21.

	FY21 Executive Bonus Program Payout of Individual Component
Name	Target Amount (50% of Total Target)	Bonus Calculated Per Formula @162.75%	Approved Bonus % of MBO Target	Approved Bonus Value
Patrick Gelsinger	$765,024	$1,245,077	Not applicable(1)	Not applicable(1)
Zane Rowe	$346,720	$564,288	125.0%	$433,401
Amy Fliegelman Olli	$289,560	$471,260	125.0%	$361,951
Sanjay Poonen	$323,606	$526,668	125.0%	$404,507
Rangarajan (Raghu) Raghuram	$323,606	$526,668	125.0%	$404,507
____________________
(1)Mr. Gelsinger’s bonus payout under the FY21 Executive Bonus Program was not calculated or approved because he resigned as CEO effective February 12, 2021, terminating his participation in the FY21 Executive Bonus Program.
Total Bonus Payouts (Financial Component + Individual Component) for FY21: Target vs. Actual
The table below details the total bonus payouts including both financial and individual components to each of our NEOs for FY21.

	FY21 Executive Bonus Program Total Payout
Name	Total Target (Financial + Individual)	Total Actual (Financial + Individual)	Total Actual as a % of Target
Patrick Gelsinger	$1,530,048	Not applicable(1)	Not applicable(1)
Zane Rowe	$693,441	$844,264	121.75%
Amy Fliegelman Olli	$579,121	$705,080	121.75%
Sanjay Poonen	$647,212	$787,980	121.75%
Rangarajan (Raghu) Raghuram	$647,212	$787,980	121.75%
____________________
(1)Mr. Gelsinger’s FY21 bonus payout under the Executive Bonus Program was not calculated or approved because he resigned as CEO effective February 12, 2021 prior to vesting in his right to receive his bonus.
Section 6: Long-Term Incentives
We believe that equity awards are an important part of the executive compensation program as they further align the interests of our NEOs with those of our stockholders. Equity awards are also an important part of the compensation packages that we use to recruit and hire new executives. We annually review the composition, value and vesting timeline of long-term equity-based incentive awards held by our NEOs, and our CCG Committee periodically approves annual ongoing awards, which are designed to promote long-term retention of our executive team and meet the objectives of our executive compensation program.
Target Vehicle Mix
During FY21, our CCG Committee continued to make performance-based equity awards a substantial portion of the overall value of equity awards granted to our NEOs. As described below under “Equity Awards in FY21,” the CCG Committee awarded competitively significant equity awards to our CFO and COOs to promote retention at a critical point in the

Company’s transition to a multi-cloud subscription and SaaS company. In light of the award values, the CCG Committee determined that two-thirds of the target value to the CFO and COOs be apportioned to the FY21 Operating PSU Plan with the remaining one-third of their target value apportioned to the FY21 RSUs. The CCG Committee utilized the same vehicle mix for our CEO to promote alignment in performance-based equity with the CFO and COOs. Additionally, in light of the uncertain impact of the COVID-19 pandemic on the capital markets and stock prices, the CCG Committee staggered the timing of the FY21 PSU and RSU award grants to the CEO, CFO and COOs so that the PSUs were granted in May 2020 and the RSUs in December 2020. The CCG Committee determined to utilize our historical vehicle mix for Ms. Olli with an even 50/50 split between FY21 Operating PSUs and RSUs.

FY21 Operating PSUs (67% of annual target value for CEO, CFO and COOs)	FY21 RSUs (33% of annual target value for CEO, CFO and COOs)
–Three-year performance period –Vest in the first quarter of FY24 subject to continued employment and achievement of objective, quantitative performance criteria related to core business results	–Vest over four-year period subject to continued employment –Value subject to fluctuation in alignment with the Class A Stock price
We believe that the FY21 mix of PSUs and RSUs for our NEOs met the primary objectives of our annual NEO equity award grant program by aligning executive compensation with TSR, focusing executive performance on financial metrics that are key to our success and promoting long-term retention.
Equity Awards in FY21
    The table below details equity awards approved by the CCG Committee for our NEOs during FY21. In granting equity awards to our NEOs, the CCG Committee selects a nominal dollar value for each award (“Selected Value”).

Name	FY21 Operating PSU Plan Selected Value	FY21 RSU Selected Value	FY21 Special RSU Selected Value	Total Selected Value
Patrick Gelsinger	$10,000,000 (83,295 Target PSUs)	$5,000,000 (34,725 RSUs)	-	$15,000,000 (118,020 shares)
Zane Rowe	$10,000,000 (83,295 Target PSUs)	$5,000,000 (34,725 RSUs)	-	$15,000,000 (118,020 shares)
Amy Fliegelman Olli	$2,250,000 (18,741 Target PSUs)	$2,250,000 (18,741 RSUs)	$4,000,000 (27,780 RSUs)	$8,500,000 (65,262 shares)
Sanjay Poonen	$10,000,000 (83,295 Target PSUs)	$5,000,000 (34,725 RSUs)	-	$15,000,000 (118,020 shares)
Rangarajan (Raghu) Raghuram	$10,000,000 (83,295 Target PSUs)	$5,000,000 (34,725 RSUs)	-	$15,000,000 (118,020 shares)
____________________
Note: The number of PSUs and RSUs covered by each award was determined by dividing the Selected Value by the 45-day trailing average price of Class A Stock as of the last day of the month preceding the month during which the award was granted.
In determining the Selected Value of equity awards, the CCG Committee took into consideration data from compensation benchmarking of our peer group, the unvested equity retention values of our NEOs and each NEO’s performance and impact to the Company. In the case of our CFO and COOs, the CCG Committee sought to recognize their importance to the Company’s leadership team and to maintain the value of their future opportunity to vest in VMware equity awards in order to promote their retention in a highly competitive market for senior executives in the San Francisco Bay Area. In addition, the CCG Committee awarded supplemental RSUs to Ms. Olli in December 2020 in recognition of her promotion to EVP and to promote her retention.
The FY21 RSU grants to NEOs vest over a four-year period, subject to continued employment, with 25% of the shares vesting on the one-year anniversary of the vest base date and the remaining shares vesting ratably thereafter on a semi-annual basis. In the case of PSU awards, shares vest subject to continued employment and achievement of performance goals after the completion of a multi-year performance period detailed further below. For more information on the vesting schedules of equity awards granted to NEOs, see “Compensation of Executive Officers—Outstanding Equity Awards at Fiscal-Year End.”
The CCG Committee approved the annual equity awards of the FY21 Operating PSU Plan and RSUs in May 2020 in order to time its approval with the concurrent determination of financial goals for the FY21 performance tranches of the FY19, FY20 and FY21 PSUs based on the Company’s business outlook and in light of the significant economic uncertainty due to the COVID-19 pandemic. Performance metrics for the second and third tranches of the FY21 Operating PSU awards will be applicable to performance periods commencing in FY22 and FY23, respectively, and will be established early in each of those fiscal years. Due to the economic uncertainty resulting from COVID-19 and in order to control for the potential of stock price fluctuations, the grant of FY21 RSUs for our CEO, CFO and COOs was delayed until December 2020.
Approved Award Value vs. Accounting Grant Date Fair Value for PSU Awards
Grant date fair values for PSUs are not determined until performance metrics are established. Accordingly, the grant date fair values for the second and third tranches of the FY21 Operating PSUs discussed below are not reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement. Instead, one-third of the FY21 Operating PSU grant date fair values is reflected in this proxy statement, one-third will be reflected in our 2022 proxy statement and one-third will be reflected in our 2023 proxy statement. With respect to the FY21 Operating PSUs, the performance goals for the FY21 annual tranche were determined by the CCG Committee in May 2020.
During FY21, the CCG Committee also established performance metrics for the second tranche of the FY20 Operating PSUs that were awarded in FY20 and the third tranche of the FY19 Operating PSUs that were awarded in FY19. Accordingly, the grant date fair values for the second tranche of the FY20 Operating PSUs, the third tranche of the FY19 Operating PSUs are reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement.
The FY22 performance metrics applicable to the second of the three tranches of the FY21 Operating PSU Plan and the third of three tranches in the FY20 Operating PSU Plans will be established in early FY22. Accordingly, grant date fair values for those tranches will be reflected in the 2022 proxy statement.
The FY23 performance metrics applicable to the third of the three tranches of the FY21 Operating PSU Plan will be established in early FY23. Accordingly, grant date fair values for the third tranche of FY21 Operating PSU Plan will be determined in FY23 and will be reflected in the 2023 proxy statement.

Award	Year Approved	Grant Date Fair Value in 2019 Proxy	Grant Date Fair Value in 2020 Proxy	Grant Date Fair Value in 2021 Proxy	Grant Date Fair Value in 2022 Proxy	Grant Date Fair Value in 2023 Proxy
FY19 Operating PSUs	FY19	FY19 Tranche	FY20 Tranche	FY21 Tranche	-	-
FY19 RSUs	FY19	Full Award	-	-	-	-
FY20 Operating PSUs	FY20	-	FY20 Tranche	FY21 Tranche	FY22 Tranche	-
FY20 RSUs	FY20	-	Full Award	-	-	-
FY20 TSR PSU (CEO Only)	FY20	-	Full Award	-	-	-
FY21 Operating PSUs	FY21			FY21 Tranche	FY22 Tranche	FY23 Tranche
FY21 RSUs	FY21			Full Award
The difference of as much as two years between the date when the CCG Committee approves PSU grants and the date when individual annual tranches are assigned a grant date fair value can result in significant deviations between the selected grant value that the CCG Committee approved and the grant value that appears in the “Summary Compensation Table” for the year in which the grant date fair value is assigned because the respective values are based on the Class A Stock price on the applicable dates. The impact of fluctuations in our stock price on the values of equity grants of FY19, FY20 and FY21 equity awards to our CEO from FY19 through FY21 is illustrated in the table below.

RSU
PSU
Average Grant Date Fair Value
$50M
$40M
$30M
$20M
$10M
$0M
Equity Award Value
$200
$150
$100
$50
$0
Average Grant Date Fair Value
$15.00
$39.00
$15.00
$10.78
$32.10
$15.65
FY19
FY20
FY21
FY19
FY20
FY21
Approved Value
Accounting Value

____________________
Note: The CCG Committee approved an annual Selected Value of PSUs to issue to our CEO in each of FY19, FY20 and FY21 as well as the number of shares underlying PSU awards using a 45-day trailing stock price as the quotient to calculate number of shares issued.
As illustrated in the chart, the CCG Committee has approved equity awards to our CEO with 50% or more of total approved award value tied to PSUs in each of FY19, FY20 and FY21. However, as a result of our PSU design, which features both successive annual performance tranches, as well as a multi-year performance goal, the grant date accounting fair value of the PSU awards reflects the number of PSU awards issued per each applicable fiscal year tranche multiplied by the closing trading price of Class A Stock on the date that each annual performance metric is determined. As a result, the values in the “Summary Compensation Table” will often not reflect the CCG Committee determinations on the mix between PSU and RSU value in any particular year. Additionally, the above chart demonstrates that the value of equity awards to our CEO when approved by our CCG Committee in each of FY19, FY20 and FY21 (“Approved Value”) reflected $15.0 million in FY19, $14.0 million and an incremental $25.0 million in FY20 related to the FY20 TSR PSU Plan and $15 million in FY21, while the grant date “Accounting Value” of those equity awards reflected $10.78 million in FY19, $15.25 million and an incremental $16.85 million in FY20 related to the FY20 TSR PSU Plan and $15.65 million in FY21. Accordingly, the Approved Values discussed in this CD&A and shown in the chart reflect the compensation determinations made by the CCG Committee.

Performance Stock Units—FY19, FY20 and FY21 Operating PSU Plans
The design of the FY21 Operating PSU Plan addresses our objective to incentivize continuing progress in broadening our portfolio of subscription and SaaS-based offerings while maintaining alignment with stockholder returns. The plan design is substantially consistent with the FY19 and FY20 Operating PSU Plans, and includes the following design features:

Focus on long-term performance
•Three successive annual performance tranches covering FY21, FY22 and FY23 to drive achievement of sustained results. Annual tranches enable more precise and meaningful goal-setting during a highly dynamic period
•If an annual tranche is completed at below-target performance, a catch-up is not available in subsequent tranches
•Multi-year goal to hold NEOs accountable for long-term performance

Focus on value creation
•In FY21 the CCG Committee utilized subscription and SaaS revenue in place of license and subscription and SaaS revenue in order (i) to focus on subscription and SaaS revenue as an indicator of future top-line growth prospects; (ii) to reduce overlap of metrics in the FY21 Executive Bonus Program; (iii) to reinforce the importance of subscription and SaaS revenue as IT consumption models increasingly transition from on-premises to cloud-based subscription services; and (iv) to reflect that license is becoming less important as a standalone indicator of future growth
•In FY21 the CCG Committee utilized non-GAAP operating income in place of non-GAAP operating margin to focus on the profitability produced from our operations as compared to a relative percentage of revenue to drive focus on generation of operating profit while we grow our hybrid and multi-cloud business
•Focus on multi-year TSR in the multi-year multiplier of the FY21 Operating PSU Plan to hold NEOs accountable for stockholder returns that are competitive relative to companies in the S&P 500 IT Index
•Substantially penalizes NEOs for under-performing relative to three-year relative TSR goal
•Metrics in FY21 Operating PSU Plan reduce overlap with metrics in FY21 Executive Bonus Program while maintaining cohesion with annual incentive plan and PSU tranches. TSR selected for FY21 Operating PSU Plan multi-year multiplier in light of difficulty in setting meaningful multi-year financial performance goals due to the substantial economic uncertainty at the start of the COVID-19 pandemic

The CCG Committee continues to evaluate alternative structures with the goal of best aligning our PSU plans with the long-term performance of the Company. The three-year performance modifier is critical to the plan design, because it modifies the number of shares otherwise subject to vesting based on performance in each annual tranche. Performance achievement is adjusted for the impact of significant merger-, acquisition- and divestiture-related transactions during the period. Taken together, the CCG Committee believes the balanced focus on sustained performance over individual annual tranches enables goals to be adjusted each year to reflect changing business conditions while a multi-year performance goal focused on total top-line revenue growth incentivizes our NEOs to deliver tangible results from their strategic decisions that will drive longer-term stockholder value.
Performance in FY21 applied to the three PSU plans as follows: (1) the first of three tranches of the FY21 Operating PSU Plan, (2) the second of three tranches of the FY20 Operating PSU Plan and (3) the third of three tranches of the FY19 Operating PSU Plan. Under each Plan, metrics for the FY21 performance tranche were subscription and SaaS license revenue (weighted 70%) and non-GAAP operating income (weighted 30%).

An illustration of the staggered design of our operational PSU plans that were ongoing during FY21 is below.

Plan	FY19	FY20	FY21	FY22	FY23	FY24
FY19 Operating PSU Plan	33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2021 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year non-GAAP operating income growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares
	FY19 Adj. Rev (70% weight)	FY20 License & HC Sub and SaaS Rev (70% weight)	FY21 Subscription and SaaS Rev (70% weight)
	+	+	+
	FY19 non-GAAP operating margin (30% weight)	FY20 non-GAAP operating margin (30% weight)	FY21 non-GAAP operating income (30% weight)
	=	=	=
	FY19 tranche opportunity (0%-200% of target)	FY20 tranche opportunity (0%-200% of target)	FY21 tranche opportunity (0%-150% of target)
Ú
3-year non-GAAP operating income average growth multiplier on FY19, FY20 and FY21 tranches

Plan	FY19	FY20	FY21	FY22	FY23	FY24
FY20 Operating PSU Plan		33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2022 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year total revenue growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares
		FY20 License & HC Sub and SaaS Rev (70% weight)	FY21 Subscription and SaaS Rev (70% weight)	FY22 metric to be determined [(“TBD”)]
		+	+	+
		FY20 non-GAAP operating margin (30% weight)	FY21 non-GAAP operating income (30% weight)	FY22 metric TBD
		=	=	=
		FY20 tranche opportunity (0%-200% of target)	FY21 tranche opportunity (0%-150% of target)	FY22 tranche opportunity (0%-200% of target)
Ú
3-year total revenue growth multiplier on FY20, FY21 and FY22 tranches

Plan	FY19	FY20	FY21	FY22	FY23	FY24
FY21 Operating PSU Plan			33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2023 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year TSR relative to companies in S&P 500 IT Index multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares
			FY21 Subscription and SaaS Rev (70% weight)	FY22 metric TBD	FY23 metric TBD
			+	+	+
			FY21 non-GAAP operating income (30% weight)	FY22 metric TBD	FY23 metric TBD
			=	=	=
			FY21 tranche opportunity (0%-150% of target)	FY22 tranche opportunity (0%-200% of target)	FY23 tranche opportunity (0%-200% of target)
Ú
3-year TSR relative to companies in S&P 500 IT Index, multiplier on FY21, FY22 and FY23 tranches
Performance levels are subject to adjustment to exclude the impact of merger-, acquisition- and divestiture-related transactions above pre-determined threshold levels during each performance period. Achievement is measured following the end of each annual performance tranche, and achievement relative to the multi-year performance goal is measured following the end of the full performance period. Depending upon the level of achievement, the PSUs can convert into shares of common stock at ratios ranging from 0.375 shares to two shares for each PSU. PSUs are capped at 2x target irrespective of actual performance. If the minimum performance threshold is not met, then no shares will be issued. We believe that coupling annual performance tranches with performance metrics over a three-year period in the case of the FY19, FY20 and FY21 Operating PSU Plans allows us to align our performance metrics to our strategic plan, while also promoting longer-term executive retention.

Additionally, each Operating PSU Plan provides that if a spin-off of VMware from Dell occurs during an annual performance period, performance will be considered to be achieved at target for that annual performance period as well as for subsequent annual performance periods of the PSU Plan. In addition, the multi-year multiplier for the PSU Plan will also be considered to be achieved at target. In April 2021, VMware and Dell announced that they had agreed to terms pursuant to which a Spin-Off is expected to take place during the fourth quarter of calendar year 2021 subject to meeting specified closing conditions.
In March 2021, the CCG Committee reviewed Company performance against metrics contained in the FY19, FY20 and FY21 Operating PSU Plans in connection with the FY21 performance tranche. Performance goals, actual results and earned shares under the FY19, FY20 and FY21 Operating PSU Plans are described in the following tables. The non-GAAP operating income performance targets set by the CCG Committee for FY21 reflected expectations dampened due to COVID-19 as well as the Company’s plans to make investments in its subscription and SaaS business and reflecting the expected short-term impact of the Company’s two major FY20 acquisitions of Pivotal and Carbon Black. The above-target percentages were due in part to non-GAAP operating income performance well above expectations resulting from greater than expected savings on employee-related expenses as a consequence of COVID-19.
Performance Achievement vs. Goal

FY21 Performance Tranche Achievement
	Threshold (50%)	Target (90%)	Maximum (150%)	Actual Result	Result	Funding Weight	Funding
Subscription and SaaS Revenue	$2,165	$2,406	>=$2,550	$2,587	150%	70%	105.0%
Non-GAAP Operating Income	$2,581	$3,186	>=$4,006	$3,789	136.5%	30%	41.0%
Total FY21 Performance Tranche Funding							146.0%

FY19 Operating PSU Plan Multi-Year Modifier
	Min 0.75x	Target 1.0x	Maximum 1.25x	Actual Result	Result
Non-GAAP Operating Income Average Growth Over Three Fiscal Years	<=9.0%	10%	>=11.0%	11.7%	1.25x

PSU Conversion Based on Performance

FY21 Performance Tranche Achievement
	FY21 Tranche of PSU Plan: Target PSUs			FY21	PSU Achievement in FY21 Tranche(1)
Name	FY19 Operating PSU Plan	FY20 Operating PSU Plan	FY21 Operating PSU Plan	Tranche Modifier	FY19 Operating PSU Plan	FY20 Operating PSU Plan	FY21 Operating PSU Plan
Patrick Gelsinger	24,375	13,779	27,765	146.0%	n/a(2)	n/a(2)	n/a(2)
Zane Rowe	11,375	14,764	27,765	146.0%	16,607	21,555	40,536
Amy Fliegelman Olli	6,500	4,429	6,247	146.0%	9,490	6,466	9,120
Sanjay Poonen	8,125	6,889	27,765	146.0%	11,862	10,057	40,536
Rangarajan (Raghu) Raghuram	11,375	6,889	27,765	146.0%	16,607	10,057	40,536
____________________
(1) Achieved PSUs convert into shares depending upon annual non-GAAP operating income growth performance over the three-year period FY19 through FY21 (for the FY19 Operating PSU Plan), annual revenue growth performance over the three-year period FY20 through FY22 (for the FY20 Operating PSU Plan), and relative TSR compared to companies in the S&P 500 IT Index over the three-year period FY21 through FY23 (for the FY21 Operating PSU Plan). Achieved PSUs from the FY19 Operating PSU Plan converted into shares that vested on April 1, 2021. See discussion above.
(2) Mr. Gelsinger’s PSU conversion ratio under the FY21 tranches of the Operating PSU Plans was not calculated or approved because he resigned as CEO effective February 12, 2021 prior to certification of performance results.

FY19 Operating PSU Plan Calculation of Shares Subject to Vest Based on Performance

	Total PSUs in FY19 Oper-ating PSU Plan	FY19 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			FY19 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			3-Year Perfor-mance Modifier	Total Shares Earned in FY19 Operating PSU Plan
Name		FY19 Tranche Target	FY20 Tranche Target	FY21 Tranche Target	FY19 Tranche Modifier	FY20 Tranche Modifier	FY21 Tranche Modifier		# of Shares	% of Total Target Issued
Patrick Gelsinger	73,125	24,375	24,375	24,375	142.8%	78.6%	146.0%	1.25x	n/a(1)	n/a(1)
Zane Rowe	34,125	11,375	11,375	11,375	142.8%	78.6%	146.0%	1.25x	52,244	153.1%
Amy Fliegelman Olli	19,500	6,500	6,500	6,500	142.8%	78.6%	146.0%	1.25x	29,853	153.1%
Sanjay Poonen	24,375	8,125	8,125	8,125	142.8%	78.6%	146.0%	1.25x	37,317	153.1%
Rangarajan (Raghu) Raghuram	34,125	11,375	11,375	11,375	142.8%	78.6%	146.0%	1.25x	52,244	153.1%
____________________
(1) Mr. Gelsinger’s PSU conversion ratio under the FY19 Operating PSU Plan was not calculated or approved because he resigned as CEO effective February 12, 2021 prior to certification of performance results.
As noted above, the FY19 Operating PSU Plan achieved 153.1% of target PSUs resulting from annual tranche performance ratios of 142.8%, 78.6% and 146.0% of target for FY19, FY20 and FY21, respectively, and a multi-year performance multiplier of 1.25 applied to each annual tranche performance ratio. Following performance certification by the CCG Committee, shares underlying earned PSUs vested on April 1, 2021.
Section 7: Overview of Compensation-Setting Process
Our CCG Committee determines NEO compensation. The members of our CCG Committee possess significant experience in the review and oversight of executive compensation at global technology companies and at VMware. The CCG Committee makes its determinations of executive compensation based on this experience and in consultation with management.
The CCG Committee has engaged FW Cook as its independent consultant to advise it on an as-needed basis with respect to executive compensation decisions. FW Cook reports directly to the CCG Committee and does not provide services to VMware management. The CCG Committee has assessed the independence of FW Cook pursuant to SEC and NYSE Rules and concluded that the firm’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the CCG Committee.
FW Cook provides the CCG Committee analyses of our executive compensation program from time to time. FW Cook assists the CCG Committee’s review of our program’s effectiveness in supporting our business objectives and strategy, its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value and the changing business and regulatory environment.
FW Cook recommends a peer group, which is reviewed and approved annually by the CCG Committee, for executive compensation comparisons. FW Cook compares our executive compensation structure and levels using data from proxy statements and other SEC filings by peer group companies, as well as additional data from Radford Consulting (“Radford”) on the peer group companies.

VMware’s peer group for FY21 consisted of the following companies:

VMware peer companies	Adobe Systems, Amazon.com, Autodesk, Cisco Systems, Citrix Systems, Cognizant Technology Solutions, eBay, Electronic Arts, Intuit, Microsoft, NetApp, NortonLifeLock, Oracle, Salesforce.com, ServiceNow and Workday
The CCG Committee determined that the group of peer companies was representative of our executive talent pool and our product and market profile and appropriate from a size perspective. Our peer group for FY21 was unchanged from FY20.
The CCG Committee made NEO compensation decisions in light of the FW Cook analysis, and with the objective of awarding compensation that is generally competitive with our peer group and the Radford survey data and sufficient to recruit and retain qualified executives. The CCG Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers the market data as one factor in making its compensation decisions. Other factors include our performance, an individual’s contribution, experience, potential, compensation history, internal pay equity and retention needs. After taking these factors into account, the CCG Committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon all of the relevant facts and circumstances.
Section 8: Benefits, Perquisites and Other Compensation Policies
Benefits and Perquisites
We provide only minimal and select executive-level benefits or perquisites to our NEOs targeted to assist in the recruitment of new executives and meet market practices.
During FY21, our NEOs were eligible to participate in a program for VMware to reimburse employees at the senior vice president level or above, including each NEO, for annual comprehensive physical examinations and medical screenings. We determined that offering such a benefit was in the best interests of VMware and our stockholders, given the critical role of our senior staff to the ongoing performance of our business.
Our NEOs employed in the U.S. were also eligible to participate in a non-qualified deferred compensation plan (“NQDC Program”) that was open to VMware employees at the level of senior director and above. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of base salary, between 5% and 100% of commissions (if any) and between 5% and 100% of eligible bonuses (if any), in each case on a pre-tax basis. VMware may, but does not currently intend to, make matching contributions.
From time-to-time we provide relocation benefits in connection with the recruitment or appointment of new executive officers. Our NEOs were not provided any relocation benefits in FY21.
We do not generally provide NEOs with tax gross-ups or reimbursements on compensation and perquisites.
Change-in-Control and Post-Termination Compensation
CIC Plan
Each NEO is eligible for change-in-control benefits pursuant to the CIC Plan, which is intended to encourage the retention of NEOs and reduce uncertainty regarding the personal consequences of a potential change in control. The CIC Plan provides severance benefits for NEOs who are involuntarily terminated without “cause,” or who terminate employment for “good reason,” within 12 months following a “change in control” of VMware (each such term as defined in the CIC Plan), with benefits designed to be competitive with similar plans at VMware’s peer companies.
Upon a qualifying termination under the CIC Plan following a change in control, each NEO is eligible to receive: (1) a lump sum payment equal to a multiple of annual base salary, target annual bonus and monthly health insurance premiums; and
(2) full accelerated vesting of outstanding equity awards. VMware’s CEO is eligible to receive two times his annual base salary and target bonus and the value of 24 months of the health insurance premiums. Other NEOs are eligible to receive 1.5 times their annual base salary and target bonus and the value of 18 months of the health insurance premiums.
The monthly health insurance premium amount equals 150% of the monthly cost required to obtain continuation coverage for NEOs and their covered dependents. NEOs would be required to execute a release in favor of VMware in exchange for CIC Plan benefits. Performance-based equity awards will generally convert into shares at target amounts if a change in control occurs during a performance period, unless otherwise specified in the performance award agreement.
The CIC Plan does not provide for any tax gross-ups. In the event the NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes.
In addition to the double-trigger acceleration provided under the CIC Plan, the PSU awards granted to NEOs provide that if a change in control occurs during a performance period, that performance period will terminate immediately prior to consummation of the change in control and the PSUs will convert into time-based vesting awards that convert into Class A Stock at the target level of achievement.
Severance Plan
Each NEO is also eligible for severance benefits pursuant to the Executive Severance Plan. The Severance Plan provides severance benefits to NEOs in the event of an involuntary termination without “cause” or for “good reason.” The CCG Committee adopted the Severance Plan following a survey of the practices of the Company’s peers, a number of which provide similar benefits to some or all of their executive officers. The Severance Plan benefits are comparable to those offered by such peers. The Severance Plan is intended to provide a consistent framework to addressing covered terminations.
Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive: (1) a lump sum payment equal to annual base salary, target annual bonus, as well as the value of 12 months of the health insurance premiums; (2) accelerated vesting of outstanding RSU and stock option awards that were otherwise scheduled to vest within and including the 12 months following termination; and (3) unless otherwise specified in the award agreement, accelerated vesting of outstanding PSU awards, to the extent that performance periods have been completed, as further detailed in the Severance Plan. Mr. Gelsinger’s FY20 TSR PSU was excluded from acceleration under the Severance Plan.
On January 12, 2021, Mr. Gelsinger resigned his position as CEO of VMware effective February 12, 2021in order to accept the position of CEO at Intel Corporation. Given that Mr. Gelsinger’s departure was voluntary, he did not receive any severance benefits under the Executive Severance Plan. All of Mr. Gelsinger’s unvested equity awards were forfeited effective as of his termination date and no shares were issued. Mr. Gelsinger’s participation in the FY21 Executive Bonus Program terminated without a bonus being paid.
Death and Disability Acceleration
VMware equity awards for all employees, including those granted to NEOs, provide for full acceleration of vesting upon death or termination of employment due to disability. In such event, PSU awards would accelerate presuming that target performance had been achieved. Commencing with the FY21 Operating PSU Plan, the CCG Committee amended the acceleration provision in PSU agreements so that vesting in such instances would accelerate instead on a pro rata basis based on actual performance prior to the termination date. The CCG Committee determined that the PSU plan revision was consistent with the unique nature of performance-based awards which scale award payouts based upon the Company’s actual performance.
PSU Plans
Each PSU Plan provides that if a spin-off of VMware from Dell occurs during an annual performance period, performance will be considered to be achieved at target for that annual performance period as well as for subsequent annual performance periods of the PSU Plan. In addition, the multi-year multiplier for the PSU Plan will also be considered to be achieved at target. The PSU Plans will continue to vest in accordance with their initial vesting schedule and will not accelerate unless otherwise triggered as discussed in the CIC Plan, Severance Plan and Death and Disability Acceleration sections above. In April 2021, VMware and Dell announced that they had agreed to terms pursuant to which a Spin-Off is expected to take place during the fourth quarter of calendar year 2021 subject to satisfaction of specified closing conditions. See “Transactions with Related Persons—Our Relationship with Dell and EMC.”

Compensation Risk Assessment
The Company conducts an annual compensation risk assessment covering all employees including the NEOs. We believe that the mix and design of the elements of our compensation plans are well balanced and do not encourage management to assume excessive risk. With respect to NEOs, as detailed above, our pay mix is balanced among base salary, short-term performance cash bonus awards and long-term equity compensation. NEO compensation is heavily weighted towards long-term, equity-based incentive compensation, which we believe discourages excessive short-term risk taking and strongly aligns NEO interests with the creation of long-term increased stockholder value. In addition, we maintain policies against the purchase of hedging instruments in order to help maintain the alignment of NEO interests with long-term changes in stockholder value by prohibiting NEOs from purchasing financial instruments that trade off the potential for upside gain in order to lock in the current market value of our securities. Additionally, as discussed below, our executive compensation plans also include compensation recovery provisions that enable us to recover performance bonuses, as well as gains on equity awards, that were earned due to activity detrimental to the Company.
Hedging Policy
We have adopted a policy prohibiting any of our directors or employees, including our NEOs, from “hedging” their ownership in shares of our Class A Stock or Dell securities or other equity-based interests in us or Dell, including by engaging in short sales or trading in derivative securities based on VMware or Dell securities.
Compensation Recovery Policies
Our Executive Bonus Program for our executive officers, including our NEOs, and the performance-based, long-term equity award program were both adopted under the Incentive Plan. The Incentive Plan includes a “clawback” provision to tie our ability to claw back outstanding equity awards to any restatements of VMware’s financial results and in case of termination for “cause,” as defined in the Incentive Plan. The Incentive Plan also includes provisions that the CCG Committee will review outstanding incentive awards held by executive officers or the value of such awards realized during or in the year following the restatement and, in its sole discretion, determine to cancel or claw back the value of such awards if the CCG Committee deems it appropriate. Additionally, if an employee, including a NEO, is terminated for “cause,” (as defined in the Incentive Plan), all unvested or unexercised awards will be forfeited and the CCG Committee may determine to require reimbursement of amounts realized after the event constituting cause has occurred.
Executive Stock Ownership Guidelines
VMware’s C-level executive officers are subject to executive stock ownership guidelines that are designed to further align the interests of our senior executive officers with the interests of our stockholders and to underscore our commitment to strong corporate governance practices. Under the guidelines, our C-level executive officers are required to own shares of our common stock valued at a multiple of their annual base salary (six times in the case of our CEO, three times with respect to our COOs and two times in the case of our CFO). The guidelines include a holding requirement for executives until they achieve their respective ownership level. Any executive who holds less than the requisite level of ownership must hold at least 50% of the shares net of tax withholdings that are acquired upon vesting in their equity awards and, with respect to stock options, 50% of the shares net of exercise and tax withholdings. Requisite ownership levels for each senior executive are adjusted annually to reflect changes during the previous year to base salaries and Class A Stock price.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The table below summarizes the compensation information for the fiscal years ended January 29, 2021, January 31, 2020 and February 1, 2019 for our NEOs—our CEO, our CFO and the three other most highly compensated individuals who were serving as executive officers of VMware at the end of FY21 for each year that they served as an NEO. The amounts shown in the Stock Awards column do not reflect compensation actually received by the NEOs, but instead include the aggregate grant date fair value of awards computed in accordance with GAAP.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Patrick Gelsinger(4)	2021	885,417	—	15,654,137	—	2,250	16,541,804
CEO	2020	1,000,000	—	40,010,184	1,511,875	27,666	42,549,725
	2019	1,000,000	—	20,196,095	2,366,346	6,750	23,569,191
Zane Rowe	2021	698,438	—	13,776,553	844,264	4,500	15,323,755
CFO and EVP	2020	750,000	—	17,780,998	680,625	248,712	19,460,335
	2019	750,000	—	10,414,622	956,250	6,750	12,127,622
Amy Fliegelman Olli	2021	579,167	—	9,649,269	705,080	4,500	10,938,016
EVP, General Counsel and Secretary
Sanjay Poonen(5)	2021	651,875	—	12,038,049	787,980	6,301	13,484,205
COO, Customer Operations	2020	700,000	—	12,082,453	600,250	26,155	13,408,858
	2019	700,000	—	7,885,473	875,000	6,750	9,467,223
Rangarajan (Raghu) Raghuram(5)	2021	651,875	—	12,545,927	787,980	—	13,985,782
COO, Products and Cloud Services	2020	700,000	—	12,732,973	582,750	—	14,015,723
	2019	700,000	75,000	9,109,305	857,500	—	10,741,805
____________________
(1) Amounts shown represent the grant date fair values of stock awards granted in the fiscal year indicated, which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Options (“ASC 718”), without taking into account estimated forfeitures. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note titled “Stockholders’ Equity” to our audited financial statements included in our Annual Report on Form 10-K for the applicable year.
Amounts include the value of the FY21 performance tranches of the FY19 Operating PSUs, FY20 Operating PSUs and FY21 Operating PSUs (the “Operating PSUs”), for which performance goals were set on the grant dates in the table below. For more details on our PSU plans, see “Compensation Discussion and Analysis—Section 6: Long-Term Incentives,” “—Grants of Plan-Based Awards” and “—Outstanding Equity Awards at Fiscal Year-End.”
Vesting of the Operating PSUs is subject to the Company’s financial performance. Accordingly, the “Stock Awards” column above includes the grant date fair value based on the probable outcome of the performance-based conditions as of the grant date in accordance with ASC 718. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the portion of the Operating PSUs awards deemed granted in FY21 set forth in the table above would be as set forth in the table below.

Name	Grant	Date of Grant	Maximum Conversion Ratio	Assuming Highest Level of Performance Conditions Achieved ($)
Patrick Gelsinger	FY19 Operating PSUs	5/29/2020	2.00	7,618,163
	FY20 Operating PSUs	5/29/2020	2.00	4,306,489
	FY21 Operating PSUs	5/29/2020	2.00	9,532,835
Zane Rowe	FY19 Operating PSUs	5/29/2020	2.00	3,555,143
	FY20 Operating PSUs	5/29/2020	2.00	4,614,341
	FY21 Operating PSUs	5/29/2020	2.00	9,532,835
Amy Fliegelman Olli	FY19 Operating PSUs	5/29/2020	2.00	2,031,510
	FY20 Operating PSUs	5/29/2020	2.00	1,384,240
	FY21 Operating PSUs	5/29/2020	2.00	2,144,845
Sanjay Poonen	FY19 Operating PSUs	5/29/2020	2.00	2,539,388
	FY20 Operating PSUs	5/29/2020	2.00	2,153,088
	FY21 Operating PSUs	5/29/2020	2.00	9,532,835
Rangarajan (Raghu) Raghuram	FY19 Operating PSUs	5/29/2020	2.00	3,555,143
	FY20 Operating PSUs	5/29/2020	2.00	2,153,088
	FY21 Operating PSUs	5/29/2020	2.00	9,532,835
____________________
(2) Amounts shown represent cash incentive compensation earned for performance in each respective fiscal year under our Executive Bonus Program. For more details on the Executive Bonus Program, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus” and “—Grants of Plan-Based Awards.”
(3) Amounts shown for FY21 represent: (i) matching contributions made under the VMware 401(k) plan of $2,250 for Mr. Gelsinger, $4,500 for each of Mr. Rowe and Ms. Olli and $3,749 for Mr. Poonen; and (ii) the cost of an annual executive physical, available to all senior executives of VMware, of $2,552 for Mr. Poonen. As noted in our proxy statement for the 2020 Annual Meeting, the FY20 amount of “All Other Compensation” for Mr. Rowe includes a reimbursement of $242,712 to Mr. Rowe for tax penalties and tax preparation fees he incurred due to a VMware administrative error that impacted EMC employees who transferred to VMware, including Mr. Rowe, related to the belated payment in FY20 of dividend equivalents on unvested EMC stock awards that accumulated and should have been accelerated and paid out in September 2016 upon the closing of the Dell Acquisition.
(4) Mr. Gelsinger resigned from his position as CEO of VMware effective February 12, 2021.
(5) On May 12, 2021, VMware announced Mr. Raghuram was elected CEO effective June 1, 2021 and that Mr. Poonen had resigned his role as COO, Customer Operations effective May 11, 2021.

Grants of Plan-Based Awards
The following table sets forth information concerning non-equity incentive plan grants to our NEOs under our Executive Bonus Program during FY21 and stock awards granted to our NEOs during FY21 under the Incentive Plan. For further information on our non-equity incentive plan grants, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus.” The actual amounts earned in respect of the non-equity plan incentive awards during FY21 are reported in the “—Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Name	Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick Gelsinger	Bonus(3)	05/29/20	382,512	1,530,048	2,581,956	—	—	—	—	—
	RSU Grant	12/10/20	—	—	—	—	—	—	34,725	4,925,394
	FY19 Op. PSUs(4)	05/29/20	—	—	—	9,141	24,375	48,750	—	3,809,081
	FY20 Op. PSUs(5)	05/29/20	—	—	—	5,167	13,779	27,558	—	2,153,244
	FY21 Op. PSU(6)	05/29/20	—	—	—	10,412	27,765	55,530	—	4,766,418
Zane Rowe	Bonus(3)	05/29/20	173,360	693,441	1,170,182	—	—	—	—	—
	RSU Grant	12/10/20	—	—	—	—	—	—	34,725	4,925,394
	FY19 Op. PSUs(4)	05/29/20	—	—	—	4,266	11,375	22,750	—	1,777,571
	FY20 Op. PSUs(5)	05/29/20	—	—	—	5,537	14,764	29,528	—	2,307,170
	FY21 Op. PSUs(6)	05/29/20	—	—	—	10,412	27,765	55,530	—	4,766,418
Amy Fliegelman Olli	Bonus(3)	05/29/20	144,780	579,121	977,266	—	—	—	—	—
	RSU Grant	05/29/20	—	—	—	—	—	—	18,741	2,928,656
	RSU Grant	12/10/20	—	—	—	—	—	—	27,780	3,940,315
	FY19 PSUs(4)	05/29/20	—	—	—	2,438	6,500	13,000	—	1,015,755
	FY20 PSUs(5)	05/29/20	—	—	—	1,661	4,429	8,858	—	692,120
	FY21 PSUs(6)	05/29/20	—	—	—	2,343	6,247	12,494	—	1,072,422
Sanjay Poonen	Bonus(3)	05/29/20	161,803	647,212	1,092,169	—	—	—	—	—
	RSU Grant	12/10/20	—	—	—	—	—	—	34,725	4,925,394
	FY19 Op. PSUs(4)	05/29/20	—	—	—	3,047	8,125	16,250	—	1,269,694
	FY20 Op. PSUs(5)	05/29/20	—	—	—	2,583	6,889	13,778	—	1,076,544
	FY21 Op. PSUs(6)	05/29/20	—	—	—	10,412	27,765	55,530	—	4,766,418
Rangarajan (Raghu) Raghuram	Bonus(3)	05/29/20	161,803	647,212	1,092,169	—	—	—	—	—
	RSU Grant	12/10/20	—	—	—	—	—	—	34,725	4,925,394
	FY19 Op. PSUs(4)	05/29/20	—	—	—	4,266	11,375	22,750	—	1,777,571
	FY20 Op. PSUs(5)	05/29/20	—	—	—	2,583	6,889	13,778	—	1,076,544
	FY21 Op. PSUs(6)	05/29/20	—	—	—	10,412	27,765	55,530	—	4,766,418
____________________
(1) Amounts shown are possible payouts under the Executive Bonus Program. These amounts were based on the individual’s FY21 base salary and position. The program included corporate and individual performance goals with 50% of each NEO’s target amount determined solely by corporate financial goals. Threshold bonus amounts were 25% of the target amounts for our NEOs. Maximum payments were capped at 168.75% of the target amounts. For more information on the Executive Bonus Program, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus.”
(2) Amounts shown represent the grant date fair values of each equity award computed in accordance with ASC 718, without taking into account estimated forfeitures. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for FY21 included in our Annual Report on Form 10-K filed with the SEC on March 26, 2021. With respect to the PSU awards, the estimate of the grant date fair value in accordance with ASC 718 assumes vesting at target.
(3) “Bonus” in the above table refers to grants under the Executive Bonus Program for performance during FY21.
(4) The FY19 Operating PSUs were awarded, and the performance targets for the FY19 performance period (“First FY19 Operating PSU Tranche”) and the three-year multiplier for the three fiscal years beginning with FY19 were approved, in April 2018. Performance targets for the separate FY20 performance period (“Second FY19 Operating PSU Tranche”) were approved on April 25, 2019. Performance targets for the separate FY21 performance period (“Third FY19 Operating PSU Tranche”) were approved on May 29, 2020. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Third FY19 Operating PSU Tranche that were eligible to vest on April 1, 2021 to the extent VMware met the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY19 Operating PSUs were convertible into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance, and no shares were issuable for actual performance below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(5) The FY20 Operating PSUs were awarded on April 25, 2019, and the performance target for the three-year multiplier for the three fiscal years beginning with FY20 was approved on January 14, 2020. Performance targets for the FY20 performance period (“First FY20 Operating PSU Tranche”) were approved on April 25, 2019. Performance targets for the separate FY21 performance period (“Second FY20 Operating PSU Tranche”) were approved on May 29, 2020. Performance targets for the separate FY22 performance period (“Third FY20 Operating PSU Tranche”) were not established in FY21, and therefore the Third FY20 Operating PSU Tranche were not considered granted in FY21 and are not represented in the table. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Second FY20 Operating PSU Tranche that will become eligible to vest on April 1, 2022 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY20 Operating PSUs will convert into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the FY20 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(6) The FY21 Operating PSUs were awarded and the performance target for the three-year multiplier for the three fiscal years beginning with FY21 was approved on May 29, 2020. Performance targets for the FY21 performance period (“First FY21 Operating PSU Tranche”) were approved on May 29, 2020. Performance targets for the separate FY22 performance period (“Second FY21 Operating PSU Tranche”) and the separate FY23 performance period (“Third FY21 Operating PSU Tranche”) were not established in FY21, and therefore the Second FY21 Operating PSU Tranche and the Third FY21 Operating PSU Tranche were not considered granted in FY21 and are not represented in the table. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the First FY21 Operating PSU Tranche that will become eligible to vest on April 1, 2023 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. The FY21 Operating PSUs will convert into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the FY21 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock options and stock awards held by our NEOs as of January 29, 2021. The market values for unvested stock awards are calculated based on a market value of $137.85 per share (the closing market price of Class A Stock on January 29, 2021) multiplied by the number of shares subject to the award. For awards which are subject to performance-based conditions as described in the footnotes to the table, the number of shares reflects performance assuming achievement at target unless otherwise noted.

	Outstanding Option Awards						Outstanding Stock Awards
									Time-Based Vesting Awards		Performance-Based Vesting Awards(1)
Name	Type	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Type	Grant Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick Gelsinger	Option(2)	07/24/14	65,766	—	80.25	07/24/21	RSU(3)	05/15/17	7,409	1,021,331	—	—
							PSU(4)	04/27/18	43,509	5,997,716	—	—
							RSU(3)	04/27/18	27,423	3,780,261	—	—
							RSU(3)	04/25/19	25,838	3,561,768	—	—
							PSU(5)	04/25/19	23,960	3,302,886	—	—
							PSU(6)	01/14/20	—	—	13,779	1,899,435
							PSU(7)	05/01/19	54,340	7,490,824	—	—
							PSU(8)	05/29/20	44,484	6,132,119	—	—
							PSU(9)	05/29/20	—	—	27,558	3,798,870
							PSU(10)	05/29/20	—	—	55,530	7,654,811
							RSU(3)	12/10/20	34,725	4,786,841	—	—
Zane Rowe		—	—	—	—	—	RSU(3)	05/15/17	4,940	680,979	—	—
							PSU(4)	04/27/18	20,304	2,798,906	—	—
							RSU(3)	04/27/18	12,798	1,764,204	—	—
							RSU(3)	04/25/19	27,683	3,816,102	—	—
							PSU(5)	04/25/19	11,181	1,541,301	—	—
							PSU(6)	01/14/20	—	—	14,764	2,035,217
							PSU(8)	05/29/20	20,759	2,861,628	—	—
							PSU(9)	05/29/20	—	—	29,528	4,070,435
							PSU(10)	05/29/20	—	—	55,530	7,654,811
							RSU(3)	12/10/20	34,725	4,786,841	—	—
Amy Fliegelman Olli		—	—	—	—	—	RSU(3)	09/07/17	5,348	737,222	—	—
							PSU(4)	04/27/18	11,602	1,599,336	—	—
							RSU(3)	04/27/18	7,314	1,008,235	—	—
							RSU(3)	04/25/19	8,305	1,144,844	—	—
							PSU(5)	04/25/19	6,389	880,724	—	—
							PSU(6)	01/14/20	—	—	4,429	610,538
							PSU(8)	05/29/20	11,862	1,635,177	—	—
							PSU(9)	05/29/20	—	—	8,858	1,221,075
							PSU(10)	05/29/20	—	—	12,494	1,722,298
							RSU(3)	05/29/20	18,741	2,583,447	—	—
							RSU(3)	12/10/20	27,780	3,829,473	—	—
Sanjay Poonen	Option(2)	07/24/14	13,384	—	80.25	07/24/21	RSU(3)	05/15/17	4,940	680,979	—	—
							PSU(4)	04/27/18	14,503	1,999,239	—	—
							RSU(3)	04/27/18	9,141	1,260,087	—	—
							RSU(3)	04/25/19	12,919	1,780,884	—	—
							PSU(5)	04/25/19	7,986	1,100,870	—	—
							PSU(6)	01/14/20	—	—	6,889	949,649
							PSU(8)	05/29/20	14,828	2,044,040	—	—

						PSU(9)	05/29/20	—	—	13,778	1,899,297
						PSU(10)	05/29/20	—	—	55,530	7,654,811
						RSU(3)	12/10/20	34,725	4,786,841	—	—
Rangarajan (Raghu) Raghuram	—	—	—	—	—	RSU(3)	05/15/17	4,940	680,979	—	—
						PSU(4)	04/27/18	20,304	2,798,906	—	—
						RSU(3)	04/27/18	12,798	1,764,204	—	—
						RSU(3)	04/25/19	12,919	1,780,884	—	—
						PSU(5)	04/25/19	11,181	1,541,301	—	—
						PSU(6)	01/14/20	—	—	6,889	949,649
						PSU(8)	05/29/20	20,759	2,861,628	—	—
						PSU(9)	05/29/20	—	—	13,778	1,899,297
						PSU(10)	05/29/20	—	—	55,530	7,654,811
						RSU(3)	12/10/20	34,725	4,786,841	—	—
____________________
(1) PSU awards to NEOs outstanding as of January 29, 2021 are as follows in the table below (“PSU Details Table”). The “Date Awarded” column reflects the date that the PSU grant was awarded by the CCG Committee. The “Date All Performance Targets Approved” column reflects the deemed grant date per ASC 718 and is the grant date reflected in the table. Based on guidance provided by the SEC, the “Table Reflects Shares Issuable (at Threshold, Target, Maximum or Actual)” column reflects the number of shares that may be issued. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-Term Incentives.”

	Date Awarded	Date All Performance Targets Approved	Date Achievement Certified & Associated Conversion Ratio	Vesting Schedule	Table Reflects Shares Issuable (at Threshold, Target, Maximum or Actual)
FY19 Operating PSU Plan	April 2018			Vested April 1, 2021
(4)FY19 Tranche		April 2018	March 2019 @ 142.8%		Actual
(5)FY20 Tranche		April 2019	March 2020 @ 78.6%		Actual
(8)FY21 Tranche		May 2020	March 2021 @ 146%		Actual
FY19-FY21 3-year multiplier		April 2018	March 2021 @ 1.25
Overall conversion ratio			1 PSU to 1.531 shares Class A Stock
FY20 Operating PSU Plan	April 2019			To vest April 1, 2022, subject to achievement of threshold performance objectives and continued employment
(6)FY20 Tranche		April 2019	March 2020 @ 78.6%		Target
(9)FY21 Tranche		May 2020	March 2021 @ 146%		Maximum
FY22 Tranche		TBD	TBD		n/a
FY20-FY22 3-year multiplier		January 2020	TBD
Overall conversion ratio			TBD after FY22
(7)FY20 TSR PSU Plan	May 2019	April 2019	n/a	See footnote 11	Threshold
Overall conversion ratio			n/a
FY21 Operating PSU Plan	May 2020			To vest April 1, 2023, subject to achievement of threshold performance objectives and continued employment
(10)FY21 Tranche		May 2020	March 2021 @ 146%		Maximum
FY22 Tranche		TBD	TBD		n/a
FY23 Tranche		TBD	TBD		n/a
FY21-FY23 3-year multiplier		January 2020	TBD
Overall conversion ratio			TBD after FY23

(2) Options vested over four years, with 25% vested on May 1, 2015 and the remaining shares vesting ratably every month thereafter.
(3) RSUs vest over four years, with 25% vested on the first anniversary of the first day of the month the RSUs were granted and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(4) - (10) See the footnote references in the PSU Details Table set forth above.
(11) Vesting in the FY20 TSR PSU was subject to continued service and the achievement of performance goals. Because Mr. Gelsinger resigned from his position as CEO of VMware effective February 12, 2021, the FY20 TSR PSU was forfeited and no shares will be issued.

Option Exercises and Stock Vested
The following table sets forth information regarding stock options exercised and stock awards vested for our NEOs during FY21.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Patrick Gelsinger	—	—	228,321	27,147,781
Zane Rowe	—	—	139,906	16,670,412
Amy Fliegelman Olli	—	—	73,009	8,666,371
Sanjay Poonen	143,981	8,478,404	148,549	17,583,859
Rangarajan (Raghu) Raghuram	32,474	2,033,765	148,730	17,629,639
____________________
(1) Amounts represent the difference between the exercise price and the fair market value of Class A Stock on the date of exercise for each option multiplied by the number of options exercised on each such date. Fair market value has been determined based on the closing price of Class A Stock on the NYSE on the exercise date.
(2) Amounts represent the fair market value of the Class A Stock, on the applicable vesting date, multiplied by the number of shares of PSUs and RSUs vested on each such date. Fair market value is determined based on the closing price of Class A Stock on the NYSE on the vesting date. For vesting dates that do not fall on a trading day, fair market value is determined based on the closing price on the trading day immediately preceding the vesting date. Amounts shown do not represent proceeds from sales of shares acquired on vesting of stock awards and do not indicate that shares were actually sold.
Nonqualified Deferred Compensation
In 2013, we adopted the NQDC Program, which became effective January 1, 2014. The NQDC Program is open to our employees at the level of senior director and above, including our NEOs. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of his or her base salary, between 5% and 100% of his or her commissions (if any), and between 5% and 100% of his or her eligible bonus (if any), in each case on a pre-tax basis. We may, but do not currently intend to, make matching contributions. A participant can elect for his or her deferrals to be treated as if invested in one or more mutual funds, which approximate those of our 401(k) plan. Amounts deferred by each participant under the program are added to their ongoing balance and adjusted based on the performance of the participant’s investment elections. We do not provide a guaranteed rate of return on these funds. The NQDC Program is “unfunded,” and all deferrals are general assets of VMware.
Participants are generally eligible to receive payment of his or her contributions and related earnings at the end of an elected deferral period or six months after a separation of service from VMware on the first business day of the next quarter. A participant can elect to receive his or her payments in a lump sum or annual installments. Individual contributions and related earnings vest completely upon a participant’s disability or death. Participants may make hardship withdrawals under specific circumstances.

The following table shows the executive contributions, earnings and account balances for the NEOs in the NQDC Program as of January 29, 2021.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Patrick Gelsinger	132,813	769,130	4,983,563
Zane Rowe	—	—	—
Amy Fliegelman Olli	—	—	—
Sanjay Poonen	—	76,405	303,102
Rangarajan (Raghu) Raghuram	—	325,870	1,547,166
____________________
(1) Represents executive contribution amounts that are also reported as compensation in the “Summary Compensation Table” during FY21.
(2) Earnings shown are not included in the “Summary Compensation Table” because they are not preferential or above market.
(3) Includes the following amounts reported in the summary compensation table of our proxy statements for prior years FY14-20 of $3,205,072 for Mr. Gelsinger and $868,925 for Mr. Raghuram and for prior years FY19-20 of $220,063 for Mr. Poonen.
Potential Payments upon Termination or Change in Control
Potential Payments Table
The following table shows the potential payments and benefits that would have been provided upon termination under each of the scenarios set forth if such termination had occurred on January 29, 2021. The actual amounts to be paid can only be determined at the time of the termination of employment. Benefits of equal value provided to all employees, such as payments upon an employee’s death, are excluded.

	Termination Due to Death or Disability ($)	Without Cause/Resignation for Good Reason ($)			Change in Control: Qualifying Termination(1) ($)
Name	Acceleration of RSUs & PSUs(2)	Acceleration of RSUs & PSUs(3)	Cash Severance Payment(4)	Total	Acceleration of RSUs & PSUs(5)	Cash Severance Payment(6)	Total
Patrick Gelsinger	32,756,469	18,454,945	2,779,636	21,234,581	40,723,647	5,559,271	46,282,918
Zane Rowe	25,685,315	11,219,336	1,532,618	12,751,954	33,239,907	2,298,927	35,538,834
Amy Fliegelman Olli	14,684,058	7,153,036	1,229,636	8,382,672	16,467,425	1,844,453	18,311,878
Sanjay Poonen	18,545,512	7,776,119	1,443,113	9,219,232	26,236,576	2,164,669	28,401,245
Rangarajan (Raghu) Raghuram	20,393,667	9,552,040	1,432,618	10,984,658	28,180,538	2,148,927	30,329,465
____________________
(1) The CIC Plan does not provide for any tax gross-ups. In the event a NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax, unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that each NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise and other taxes. Estimated amounts may materially differ from any actual amounts ultimately paid.
(2) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Class A Stock ($137.85) on the NYSE on January 29, 2021. In the event of death or disability prior to any change of control, amounts attributable to the FY19 Operating PSUs and the FY20 Operating PSUs accelerate in full and assume target performance. Commencing with the FY21 Operating PSUs, in the event of death or disability prior to any change of control, PSU vesting is accelerated so that (i) individual performance tranches for which final performance has been certified are paid based on actual performance and (ii) individual performance tranches that have been completed but for which final performance has not been certified are paid based on target performance. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement.
(3) Under the Severance Plan, amounts attributable to the aggregate value of the acceleration of vesting on the executive’s RSUs that would vest within one year are based on the closing price of the Class A Stock ($137.85) on the NYSE on January 29, 2021. Under the Severance Plan, amounts attributable to PSUs are based on the closing price of the Class A Stock ($137.85) and assume vesting acceleration of (i) individual performance tranches for which final performance had been certified which are paid based on actual performance and (ii) individual performance tranches that have been completed but for which final performance has not been certified are paid based on target performance. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement.
(4) Amounts shown represent a lump severance payment equaling the sum of annual cash compensation (of annual base salary and target bonus) and estimated monthly health insurance premiums (of 150% the monthly cost for 12 months) assuming a termination occurred on January 29, 2021.
(5) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Class A Stock ($137.85) on the NYSE on January 29, 2021. Under the CIC Plan, amounts attributable to PSUs assume either target or actual performance, subject to more specific treatment as may be required by the specific PSU award agreement. With respect to treatment of the FY20 TSR PSU under the CIC Plan, the amount shown does not include any payout to Mr. Gelsinger under his FY20 TSR PSU award because the threshold Class A Stock price for a payout to occur would not have been achieved on January 29, 2021. The FY20 TSR PSU award terminated effective with Mr. Gelsinger’s termination of employment on February 12, 2021. Mr. Gelsinger did not receive any payments in connection with his termination of employment.
(6) Amounts shown represent a lump severance payment equaling the sum of a multiplier of annual cash compensation (of two times annual base salary and target bonus for the CEO and 1.5 times annual base salary and target bonus for the other NEOs) and estimated monthly health insurance premiums (of 150% the monthly cost for 24 months for the CEO and for 18 months for the other NEOs) assuming termination following a change in control occurred on January 29, 2021.
Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd Frank Act, we determined the ratio of: (1) the annual total compensation of our CEO, to (2) the median of the annual total compensation of all of our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Ratio
For FY21,
•the median of the annual total compensation of all of our employees, other than our CEO, was $144,432;
•the annual total compensation of our CEO during FY21, Mr. Gelsinger, as reported in the “Summary Compensation Table” of this proxy statement, was $16,541,804; and
•based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 115 to 1.
Identification of Median Employee
We selected December 31, 2020 as the date on which to determine our median employee. As permitted by SEC rules, in order to identify our median employee, we elected to use total target direct compensation, which we calculated as salary and target bonus as of December 31, 2020 and the target value of equity awards issued during the previous twelve months. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using average monthly foreign exchange rates for FY21.
To identify our median compensated employee, we then calculated the target total direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, due to our emphasis on pay for performance and the structure of our performance-based compensation for our CEO, his total direct compensation can be highly variable. Also, because our former CEO, Mr. Gelsinger, resigned prior to the determination of his FY21 bonus, he did not receive an annual executive bonus for FY21.

Indemnification Agreements and Director and Officer Insurance
Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our executive officers and directors are insured under a liability insurance policy for our officers and directors.
COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The CCG Committee of VMware has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CCG Committee recommended to the Board that the CD&A be included in this proxy statement.
Compensation and Corporate Governance Committee
Paul Sagan, Chair
Anthony Bates
Marianne Brown
Michael Brown
DIRECTOR COMPENSATION
The CCG Committee evaluates the appropriate level and form of compensation for outside directors (non-employee directors who receive compensation) at least annually and recommends changes to the Board when appropriate. We do not provide compensation to Messrs. Dell and Durban for their service on the Board because Mr. Dell is an officer of Dell and Mr. Durban can be deemed to have an ownership interest in Dell. Additionally, we did not provide compensation to Mr. Gelsinger for his service on the Board because he was a VMware executive officer during FY21. For information about Mr. Gelsinger’s FY21 executive officer compensation see “Compensation of Executive Officers.”
In April 2020, the CCG Committee recommended and the Board implemented a 25% temporary pay reduction to the cash retainer amounts payable to outside directors for Board and all committee service during the second and third quarters of FY21. In June 2020, the CCG Committee reviewed a market analysis by FW Cook regarding outside director compensation and recommended to the Board that outside director compensation rates as set in 2019 continue unchanged. During FY21, outside directors were eligible for compensation at the following base rates:
•an annual retainer fee of $60,000;
•additional annual compensation for service as chair of the RPT Committee of $50,000 and as chair of each of the Audit, CCG and M&A Committees of $40,000;
•additional annual compensation for services as a member of the RPT Committee of $30,000 and as a member of each of the Audit, CCG and M&A Committees of $25,000; and
•additional annual compensation of $100,000 for our Lead Director.
Outside directors may also receive compensation for service on ad hoc committees to the extent determined by the Board. For example, in July 2020 Dell announced it was exploring potential alternatives with respect to its ownership interest in VMware, including a potential spin-off of its ownership interest to Dell stockholders that could include the payment of a special cash dividend by VMware, and in connection with which we formed an ad hoc special committee. The special committee met 14 times in FY21, and held additional meetings in FY22, with the mandate to evaluate and engage in discussions and negotiations with Dell with respect to any proposal that may be made by Dell with respect to a spin-off. The special committee consists of Karen Dykstra as Chair and Marianne Brown, Michael Brown and Paul Sagan as members. In light of the significant additional responsibilities and time commitment entailed, the special committee Chair receives $25,000 and members receive $20,000 in compensation per month, pro-rated to reflect the portion of the months in which the special committee serves.

We also reimburse our directors for reasonable expenses in connection with performing their duties as directors, such as attendance at Board and committee meetings.
In addition, during FY21, outside directors were eligible to receive an annual RSU grant equal to a grant value of $260,000, calculated using a 45-day trailing average, vesting in quarterly installments over one year. Subject to the discretion of the Board, outside directors who are elected to the Board during the year are eligible to receive RSU grants that may be pro-rated to reflect the portion of the year that they serve on the Board.
The CCG Committee has adopted stock ownership guidelines for our outside directors. Under the guidelines, each outside director who receives VMware equity grants is required to hold 5,000 shares of Class A Stock. If a new director does not yet meet the holding requirement, the director must hold an amount of shares equal to 50% of the net shares acquired from us as compensation for service as a director. Messrs. Dell and Durban are not provided compensation for their services and, accordingly, are not subject to the stock ownership guidelines established for our outside directors. As of the date of this proxy statement, the holdings of each outside director subject to the stock ownership policy are sufficient to comply with this policy.
Outside directors may elect to defer the receipt of shares that have vested pursuant to RSU awards to a future tax year. An outside director may elect to defer settlement of his or her vested RSUs for up to ten years from the date of grant. Deferrals are subject to early settlement upon termination of board service.
The table below summarizes the compensation earned by our outside directors for the fiscal year ended January 29, 2021:

Name	Fees Earned(1) ($)	Restricted Stock Unit Awards(2)(3) ($)	Total(4) ($)
Anthony Bates	109,375	257,048	366,423
Marianne Brown	239,567	257,048	496,615
Michael Brown	274,567	257,048	531,615
Donald Carty	74,375	257,048	331,423
Michael Dell(5)	—	—	—
Kenneth Denman	4,739	131,440	136,179
Egon Durban(5)	—	—	—
Karen Dykstra	291,802	257,048	548,850
Paul Sagan	335,817	257,048	592,865
____________________
(1) Includes annual retainer for service on the Board and additional amounts, as applicable, for service as a standing committee member or chair, special committee member or chair and Lead Director for FY21.
(2) Amounts shown represent the grant date fair values computed in accordance with ASC 718 of the RSU grants in this table, rather than an amount paid to or realized by the director. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for FY21, included in our Annual Report on Form 10-K filed with the SEC on March 26, 2021.
(3) On July 15, 2020, each of Anthony Bates, Marianne Brown, Michael Brown, Karen Dykstra, Donald Carty and Paul Sagan was granted an award of 1,840 RSUs, with a grant date fair value of $139.70 in each case, computed in accordance with ASC 718, as described in footnote 2 to this table. On January 15, 2021, Kenneth Denman joined the Board and was granted an award of 975 RSUs with a grant date fair value of $134.81, computed in accordance with ASC 718, as described in footnote 2 to this table.
(4) Totals may not sum due to rounding.
(5) Michael Dell and Egon Durban do not receive any cash or equity compensation for their respective service on the Board

The table below shows the aggregate numbers of unvested VMware stock awards outstanding for each outside director as of January 29, 2021.

Name	Unvested Restricted Stock Unit Awards
Anthony Bates	920
Marianne Brown	920
Michael Brown	920
Donald Carty	920
Michael Dell(1)	—
Kenneth Denman	975
Egon Durban(1)	—
Karen Dykstra	920
Paul Sagan	920
____________________
(1) Directors Michael Dell and Egon Durban do not receive any cash or equity compensation for their respective service on the Board.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than five percent of either class of our common stock, including our controlling stockholder, Dell, through shares owned directly or indirectly by EMC, an indirect, wholly owned subsidiary of Dell. We enter into these transactions in the ordinary course of business in connection with the design, development, marketing, sales and distribution of our products and in the administration and oversight of our business operations. From time to time, we have engaged in transactions with our controlling stockholder to effect the sale or transfer of business assets, and we have also invested alongside our controlling stockholder in certain private company equity financing and joint ventures. Additionally, from time to time, we have repurchased a portion of the shares of Class A Stock held by Dell directly from Dell.
We have adopted a written policy and procedures for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, these transactions must be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Transactions with related persons are reviewed by the RPT Committee. From time to time, the Board may also appoint a special committee of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions with Dell.
The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which we or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to: VMware, Inc., Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Additionally, ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s IPO, in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the provisions set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest on the part of the Company being offered an opportunity to participate in certain corporate opportunities presented to Directors Dell, Denman, Durban and Sagan outside of their roles as directors of VMware. For more information, see the “Board of Directors, Independence and Committees—Board Independence” section of this proxy statement.
TRANSACTIONS WITH RELATED PERSONS
Our Relationship with Dell and EMC
Prior to our IPO in August 2007, we operated as a wholly owned subsidiary of EMC. In September 2016, Dell completed the Dell Acquisition, and EMC became a wholly owned, indirect subsidiary of Dell. EMC, directly or indirectly, continues to be our majority stockholder, and we are considered a “controlled company” under the NYSE Rules. Dell, through its ownership of EMC, has the power, acting alone, to approve any action requiring a vote of the majority of our voting shares and to elect all our directors. In addition, until the first date on which EMC or its successor-in-interest ceases to beneficially own 20% or more of the aggregate number of outstanding shares of our Class A Stock and Class B Stock, the prior affirmative vote or written consent of EMC as the holder of our Class B Stock or its successor-in-interest will be required in order to authorize a number of significant actions.
As of the close of business on the Record Date, EMC directly or indirectly owned approximately 80.6% of our common stock (approximately 27.4% of the Class A Stock and 100% of the Class B Stock). Accordingly, Dell controlled approximately 97.4% of the combined voting power of our common stock. For as long as EMC or its successor-in-interest continues to control more than 50% of the combined voting power of our common stock, EMC or its successor-in-interest will be able to direct the election of all the members of the Board and exercise control over our business and affairs, including any determinations with respect to mergers or other business combinations involving us, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, and the payment of dividends with respect to our common stock.
On July 15, 2020, Dell announced that it was exploring potential alternatives with respect to its ownership interest in VMware, including a potential spin-off of its ownership interest to Dell stockholders intended to qualify as generally tax-free for U.S. federal income tax purposes to Dell and its stockholders, and in connection with which VMware contemplated its potential payment of a special cash dividend on a pro rata basis to all VMware stockholders. The Board formed a fully empowered special committee of independent and disinterested directors, consisting of Marianne Brown, Michael Brown, Karen Dykstra and Paul Sagan and, authorized to, among other things, evaluate and engage in discussions and negotiations with Dell relating to a potential spin-off of Dell’s ownership interests to its stockholders and VMware’s payment of a special dividend in connection therewith.

On April 14, 2021, VMware and Dell entered into a separation and distribution agreement pursuant to which, subject to the satisfaction of all closing conditions, Dell will distribute the shares of Class A Stock and Class B Stock owned by its wholly owned subsidiaries, to the holders of shares of Dell as of a record date determined pursuant to the separation and distribution agreement on a pro rata basis (the “Spin-Off”). Immediately following, and automatically as a result of the Spin-Off, and prior to receipt thereof by Dell’s stockholders, each share of Class B Stock will automatically convert into one fully paid and non-assessable share of Class A Stock. Subject to the various conditions, VMware will also pay a cash dividend, pro rata, to each of the holders of Common Stock in an aggregate amount equal to an amount to be mutually agreed by Dell and VMware between $11.5 billion and $12 billion. As a result of the Spin-Off, Michael Dell and Silver Lake Partners, of which Egon Durban, a VMware director, is a managing partner, will own direct interests in VMware. In connection with the Spin-Off, we also agreed to a form of commercial agreement with Dell that will be entered into at closing and is intended to preserve and enhance our strategic partnership to deliver joint customer value.
As described in “Our Board of Directors and Nominees,” our Chairman, Michael Dell, is also the Chairman and CEO of Dell and the CEO of EMC. Unless otherwise indicated, all references to Dell in this “—Transactions with Related Persons” section are to Dell and its consolidated subsidiaries (including EMC—see discussion below).
Our results of operations and financial position are consolidated with Dell’s financial statements. We continue to receive various administrative services from Dell, we have entered into agreements regarding Dell’s and our respective intellectual property and real estate, we and Dell sell goods and services as vendors to one another and Dell resells our products and services to third-party customers. Our current relationship with Dell includes the aspects listed below.
•Dell, through its ownership of EMC, is our controlling stockholder and, as such, has certain rights under our charter documents. As described below, in connection with the Spin-Off transactions, the charter documents of VMware will be amended and restated to remove the consent rights held by Class B stockholders.

•A master transaction agreement, together with ancillary agreements, that governs many aspects of our business relationship with Dell.
•Our obligations as a member of the U.S. federal consolidated tax group of which Dell is the parent and EMC and VMware are members, and in certain consolidated, combined or unitary groups that include Dell or certain of its subsidiaries, or both, for state and local income tax purposes, are governed by a tax sharing agreement with Dell. In FY21, we paid $307 million in income taxes to Dell for our portion of Dell’s consolidated federal income taxes, pursuant to the tax sharing agreement with Dell that was in effect for FY21. Concurrently with the execution of the separation and distribution agreement, we entered into a tax matters agreement governing our and Dell’s respective rights, responsibilities and obligations with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Spin-Off to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, cooperation and other matters regarding taxes. In connection with entering into the tax matters agreement, VMware and Dell agreed to terminate the existing tax sharing agreement as amended December 30, 2019. Our tax liability for amounts pursuant to Section 965 of the Code is solely governed by the Section 965 letter agreement between VMware, Dell and EMC dated April 1, 2019.
•We and Dell are parties to a letter agreement (the “Governance Letter Agreement”) that provides for a continuation of strong independent governance for us and our stockholders, including the following:
–A provision requiring that any future request from Dell or any of its affiliates (in each case in its capacity as a stockholder) that we issue a special dividend to holders of our common stock shall be subject to review by, and a recommendation in favor thereof from, a special committee of our Board comprised solely of independent directors.
–A provision providing that Dell and its affiliates shall not directly or indirectly purchase or otherwise acquire any shares of our common stock if such transaction would result in our common stock no longer being publicly traded on a U.S. securities exchange or we no longer being required to file reports under Sections 13 and 15(d) of the Exchange Act, unless (i) such transaction has been approved in advance by a special committee of our Board comprised solely of independent and disinterested directors or (ii) such acquisition of our common stock is by Dell or its subsidiaries and is required in order for us to be a member of the affiliated group of corporations filing a consolidated tax return with Dell.
The Governance Letter Agreement terminates on the earlier of (i) the 10-year anniversary of the date of the Governance Letter Agreement (July 1, 2028) and (ii) the date that no shares of Class A Stock, or any other class or series of securities into which such shares may convert or otherwise become, remain outstanding (other than shares beneficially owned, directly or indirectly, by Dell and its affiliates). As described below, the Governance Letter Agreement will be amended at the closing of the Spin-Off transactions.
•Dell continues to hold one note payable by us that we amended most recently with EMC in 2014. The note has a principal amount of $270 million and is due December 1, 2022. The note bears interest, payable quarterly in arrears, at the annual rate of 1.75%. VMware may repay the note, without penalty or premium, at any time.
•We contract for certain services from Dell subsidiaries in geographic regions where we do not have legal entities established.
•Pursuant to ongoing original equipment manufacturer and reseller arrangements with Dell, Dell integrates or bundles our products and services with Dell’s products and sells them to end users. Dell also acts as a distributor, purchasing our standalone products and services for resale to end-user customers through VMware-authorized resellers. In addition, we provide professional services to end users based upon contractual agreements with Dell. Bookings through Dell sales channels have grown more rapidly than through non-Dell resellers and distributors, and Dell sales channels in aggregate comprise the largest route-to-market for our sales. During FY21, revenue from Dell, including purchases of products and services directly from us, as well as through our channel partners, accounted for 35% of our consolidated revenue. These purchases included Dell selling joint solutions as an OEM which accounted for 12% of revenue from Dell, or 4% of our consolidated revenue. The remaining revenue from Dell consisted of Dell fulfilling as a distributor to other non-Dell resellers, reselling products and services as a reseller or utilizing for their own internal use.
•Dell Financial Services, an affiliate of Dell, provides financing to certain of our end customers based on the customer’s discretion.

•From time to time, we enter into various licensing, technology and marketing agreements with Dell relating primarily to furthering the interoperability of our respective technologies and coordinating certain sales, marketing and branding efforts. These arrangements provide for deployment of internal resources of both companies.
•We transact ongoing business with Dell to collaborate on technology projects.
•From time to time, we engage in transactions with Dell to effect the sale or transfer of business assets, and we have also invested alongside Dell in certain private company equity financing and joint ventures.
In connection with the separation and distribution agreement, we have agreed to the form of several agreements that will modify our current relationships with Dell.
•Commercial Framework Agreement (“CFA”). The CFA provides a framework under which we and Dell will continue our strategic commercial relationship post-transaction, particularly with respect to projects mutually agreed by the parties as having the potential to accelerate the growth of an industry, product, service or platform that may provide the parties with a strategic market opportunity. The CFA will have an initial term of five years, with automatic one-year renewals occurring annually thereafter. VMware may terminate various obligations under the CFA and statements of work entered into with Dell in the event that Dell fails to achieve certain bookings targets (as further described in the CFA), and either of the parties may terminate the CFA in the event of a material breach by the other party.
•Stockholders Agreement. The stockholders agreement will be entered into with Michael S. Dell and Susan Lieberman Dell Separate Property Trust (collectively, the “MSD Stockholders”) and SL SPV-2, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., and Silver Lake Technology Investors V, L.P. (collectively, the “SLP Stockholders”).
–Board Designations:
▪For so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to (i) at least 47% of the MSD Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate two directors for election to the Board, and (ii) at least 18% but less than 47% of the MSD Stockholders’ Initial Stake (or, if less, at least 7.5% but less than 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate one director for election to the Board.
▪For so long as the SLP Stockholders collectively beneficially own a number of shares of the Common Stock equal to at least 67% of the SLP Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 7.5% of all outstanding shares of Common Stock) the SLP Stockholders will be entitled to nominate one director for election to the Board.
–Chairman: For so long as the MSD Stockholders have the right to nominate a director as set forth above, and as otherwise set forth in the stockholders agreement, Michael S. Dell will be the Chairman.
–Standstill and Voting Obligations:
▪During the period as the CCG Committee or the Board continues to nominate the director nominees of the MSD Stockholders or the SLP Stockholders, respectively (and unless the MSD Stockholders or the SLP Stockholders irrevocably renounce their rights to nominate their respective director nominees or all such director nominees have resigned from the Board), the MSD Stockholders and SLP Stockholders will agree that (i) no MSD Stockholder or SLP Stockholder, respectively, shall otherwise act to seek to propose to VMware or any of our stockholders to nominate or support any person as a director who is not a director nominee of the MSD Stockholders or SLP Stockholders, as applicable, or otherwise nominated by the CCG Committee or the Board and (ii) at our annual meeting of stockholders (and at any other meeting of our stockholders ), the MSD Stockholders and the SLP Stockholders, will, to the extent that their respective shares of Common Stock are entitled to vote thereon (or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought), (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by the MSD Stockholders and the SLP Stockholders, respectively (and for which the MSD Stockholders or the SLP Stockholders, respectively, have the right to vote), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of the MSD Stockholders’ or the SLP Stockholder’s Common Stock as of the applicable record date for each person nominated to the Board by the MSD Stockholders or the SLP Stockholders, respectively, and each other individual nominated for election to the Board by the CCG Committee or the Board; and
▪The MSD Stockholders and the SLP Stockholders will each also agree to certain limitations on the acquisition of VMware securities (including an agreement not to acquire Common Stock in a manner that would increase their respective ownership percentages by over 1% of the total outstanding shares of Common Stock), as well as certain standstill and voting commitments.
▪These obligations will expire upon the earliest of (i) the date on which the MSD Stockholders’ or the SLP Stockholders’, as the case may be, respective ownership of Common Stock is less than 7.5% of all outstanding shares of Common Stock, (ii) the later of (A) three years following the Spin-Off and (B) the 12-month anniversary of the date on which the MSD Stockholders or the SLP Stockholders, respectively, cease to have a right to designate a director nominee on the Board, or (iii) the expiration of the initial term (or earlier termination) of the CFA, which is five years.
–Additional Voting Obligation: Unless the MSD Stockholders’ or the SLP Stockholders’ respective director designee has voted against a transaction relating to mergers, acquisitions or other business combinations or extraordinary transactions involving VMware (other than a sale of VMware), or the issuance of securities in connection therewith, the MSD Stockholders and SLP Stockholders must vote in favor of any such transaction that is recommended by the Board;
•Registration Rights Agreement. The registration rights agreement will be entered into with the MSD Stockholders and the SLP Stockholders, and provides the MSD Stockholders and SLP Stockholders with certain demand and piggyback registration rights with respect to the shares of Common Stock held by such stockholders. In addition, upon request, we are required to use reasonable best efforts to file a shelf registration statement for shares of Common Stock beneficially owned by the requesting holder(s). The registration rights agreement also requires us to pay registration fees relating to such registrations and indemnify the stockholders for certain liabilities under federal and state securities laws.
•Transition Services Agreement. The transition services agreement will be entered into with Dell and provides that each of the parties will provide the other with certain services following the closing of the Spin-Off transactions. Under the transition services agreement, each of VMware and Dell will pay fees to the applicable service provider as set forth in the schedules appended to the transition services agreement as well as documented, pre-approved out-of-pocket expenses.
•Covenant Not to Sue and Release. The covenant not to sue and release will be entered into with Dell and includes covenants from each of Dell and VMware on behalf of itself and its controlled affiliates not to sue the other party or its controlled affiliates, customers, resellers, channel partners or distributors for infringement of such party’s patents that exist as of the date of the closing of the Spin-Off transactions as they relate to products available at the time of the closing of the Spin-Off transactions (and future versions of such products). The term of the covenant not to sue and rRelease commences at the closing of the Spin-Off transactions and will remain in effect until the later of (a) three years from such date and (b) the termination or expiration of the CFA, unless otherwise agreed by VMware and Dell in writing.
•IP Termination Agreement. The amendment and termination of 2007 intellectual property agreement (the “IP Termination Agreement”) will provide that each of VMware and EMC agree to terminate, as of the closing of the Spin-Off transactions, the parties’ intellectual property agreement, dated as of August 13, 2007 (the “IP Agreement”). The IP Termination Agreement will terminate all licenses and rights set forth in the IP Agreement relating to the parties’ patents, while certain other rights and licenses relating to existing source code, trade secrets and products existing as of the date of the IP Termination Agreement will continue for time periods set forth in the IP Termination Agreement.
•Governance Letter Agreement Amendment. The governance letter agreement referred to above will be amended to provide that the Governance Letter Agreement will terminate on the earlier of (i) the 10-year anniversary of the date of the letter agreement (July 1, 2028) and (ii) the date that the MSD Stockholders and the SLP Stockholders no longer hold shares of Class A Stock.
On April 13, 2021, EMC, EMC Equity Assets LLC and VMW Holdco LLC executed and delivered written consents, in accordance with Section 228 of the Delaware General Corporation Law, approving (i) the declaration of the dividend in accordance with VMware’s Amended and Restated Certificate of Incorporation, (ii) the Conversion Charter Amendment, (iii) the Initial A&R Bylaws (as defined below), (iv) the Post-Spin-Off A&R Charter and (v) the Post-Spin-Off A&R Bylaws (each, as defined below).

•Conversion Charter Amendment and Initial A&R Bylaws. In connection with the Spin-Off transactions, our Certificate of Incorporation is being amended (the “Conversion Charter Amendment”) to provide that each share of Class B Stock shall automatically convert into one fully paid and non-assessable share of Class A Stock upon the written election of the holders of a majority of the shares of Class B Stock in connection with a Spin-Off, which such election may be provided to us prior to any such Spin-Off and be contingent upon the occurrence of such. Our Amended and Restated Bylaws are also being amended and restated in their entirety in connection with the spin-off transactions (the “Initial A&R Bylaws”). The Conversion Charter Amendment and the Initial A&R Bylaws also amend the definition of EMC to include Dell in order to provide that certain rights of EMC under the Certificate of Incorporation and Bylaws will continue after certain Dell-internal distributions and before the Spin-Off. The Conversion Charter Amendment and the Initial A&R Bylaws was approved by the VMware Board and Dell, as majority stockholder, and will become effective not less than 15 days before the record date to determine shareholders entitled to receive the special cash dividend.
•Post-Spin-Off A&R Charter and Post-Spin-Off A&R Bylaws. Contingent upon, and following, the Spin-Off (i) VMware’s Amended and Restated Certificate of Incorporation, as amended by the Conversion Charter Amendment, will be amended and restated in its entirety (the “Post-Spin-Off A&R Charter”) and (ii) the Company’s Amended and Restated Bylaws will be amended and restated in its entirety (the “Post-Spin-Off A&R Bylaws”), in each case, to reflect, among other things, the removal of the Company’s Class B Stock and rights specific to Dell and EMC.
Information on the impact of our transactions with Dell on our financial condition and our results of operations is provided in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Relationship with Dell” section of our FY21 Annual Report on Form 10-K filed with the SEC on March 26, 2021. The material agreements that govern our relationship with Dell are included as exhibits to our Form 10-K.
Other Transactions with Related Persons
A brother of Sanjay Poonen, VMware’s COO, Customer Operations, is employed by VMware in its cloud security and service management business. During FY21, Mr. Poonen’s brother received a base salary of $259,906 and an annual bonus of $89,169. Mr. Poonen’s brother also received an equity award for RSUs with a value of $207,370. The award vests ratably over four years in accordance with VMware’s standard equity grant vesting schedule.
AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee has reviewed and discussed with VMware’s management and PwC the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for fiscal year 2021. The Audit Committee has also discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from VMware.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its fiscal year 2021 for filing with the SEC.
Submitted by the Audit Committee
Michael Brown, Chair
Donald Carty
Karen Dykstra
Paul Sagan

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires VMware’s executive officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.
Based solely on our review of these forms and written representations from the officers and directors received by us, we believe that during FY21 all filing requirements were complied with in a timely fashion, except with respect to one filing not timely made by Rangarajan (Raghu) Raghuram, our then COO, Products and Cloud Services.
LEGAL NOTICES
VMware, VMinclusion, VMware Cloud, Tanzu, vSphere, Carbon Black, Workspace ONE, and Pivotal are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions.
This proxy statement contains forward-looking statements including, among other things, statements about the proposed Spin-Off from Dell and the terms and potential impact of related agreements and corporate governance arrangements to take effect with the Spin-Off; the payment and size of a special cash dividend in connection with the Spin-Off; expectations for VMware and Dell’s post-Spin-Off strategic partnership and commercial framework; the plans and goals included in VMware’s ESG programs, including VMware’s 2030 Agenda and its DEI programs and future reporting on such programs; and expectations with respect to the duration of the requested increases to the share reserves of VMware’s Incentive Plan and Purchase Plan. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. VMware may not be able to complete the proposed transactions on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Separation and Distribution Agreement; (2) the failure to obtain adequate financing sources for the special cash dividend; (3) any other failure of VMware or Dell to meet the contractual conditions for consummation of the Spin-Off and payment of the special cash dividend; (4) the failure of VMware to satisfy certain rating agency criteria; (5) the effect of the announcement of the Spin-Off, and the special cash dividend and their impact on VMware and Dell’s strategic and commercial relationships and on the ability of VMware to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally; (6) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, VMware’s customers, the business environment and the global and regional economies; (7) adverse changes in general economic or market conditions; (8) delays or reductions in consumer, government and information technology spending; (9) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user, edge and mobile computing, and security and telecom industries, as well as new product and marketing initiatives by VMware’s competitors; (10) rapid technological changes in the virtualization software and cloud, end user, edge security and mobile computing and telecom industries; (11) the continued risk of litigation and regulatory actions; (12) changes to product and service development timelines; (13) risks associated with cyber-attacks, information security and data privacy; (14) disruptions resulting from key management changes; (15) our ability to compete successfully for key talent; (16) changes in VMware’s financial condition; (17) changes to VMware’s and Dell’s respective financial conditions and strategic directions that could adversely impact VMware’s and Dell’s commercial relationships and go-to-market technology collaborations; (18) the effect of the Spin-Off and changes in VMware’s and Dell’s commercial relationships and go-to-market and technology collaborations on VMware’s ability to maintain relationships with its customers, suppliers and on VMware’s operating results and business generally; (19) unexpected delays in the development or limitations on the availability of technology and resources we expect to utilize to achieve our ESG goals; (20) unexpected geopolitical, social and environmental events that could impact our ability to achieve our 2030 Agenda; and (21) the risks discussed in the “Risk Factors” sections of the Company’s periodic and current reports filed with the SEC. These forward-looking statements are made as of the date of this proxy statement, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
Our stockholders are invited to participate in our 2021 Annual Meeting and are requested to vote on the proposals described in this proxy statement. We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting.
The Annual Meeting will take place on Friday, July 23, 2021 at 8:30 a.m. Pacific time via live audio webcast at virtualshareholdermeeting.com/VMW2021. You will need the 16-digit control number provided on the Proxy Notice or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate. We are making this proxy statement available on the Internet and mailing the Proxy Notice to our stockholders on or about May 28, 2021.
What is included in these materials?
These materials include:
•our proxy statement for the Annual Meeting; and
•our Annual Report on Form 10-K for the fiscal year ended January 29, 2021, which includes our audited consolidated financial statements.
If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.
How can I participate in the Annual Meeting?
This year’s Annual Meeting will be a completely virtual meeting of stockholders conducted via live, audio webcast. You are entitled to participate in the Annual Meeting only if you were a VMware stockholder as of the close of business on May 24, 2021, the Record Date, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting, submit your questions and vote electronically during the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2021 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online access will be available beginning at 8:15 a.m. Pacific time.
Why is this Annual Meeting only virtual?
We are excited to continue to embrace the latest technology to provide global ease of access for and real-time communication with our stockholders and the Company. You will be able to participate in the Annual Meeting, submit your questions and vote during the meeting by visiting virtualshareholdermeeting.com/VMW2021 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please navigate to virtualshareholdermeeting.com/VMW2021 where a phone number for IT support will be posted.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the SEC rules, we are furnishing proxy materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one by following the instructions included in the Proxy Notice. Instead of the printed copy, the Proxy Notice provides instructions as to how you may access the proxy materials and your proxy card to vote via the Internet. We are making this proxy statement available via the Internet and by mailing the Proxy Notice to our stockholders on or about May 28, 2021.
Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Proxy Notice.
In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Proxy Notice, proxy card or voting instruction card contains instructions on how to:
•view our proxy materials for the Annual Meeting via the Internet; and
•instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on the Investor Relations page of our website at ir.vmware.com and at proxyvote.com where you will also need to enter your 16-digit control number (included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials).
How can I obtain a separate set of voting materials?
If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice explaining that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2021 proxy statement to your address, unless contrary instructions were given by any stockholder at that address. If you received multiple copies of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you follow the related instructions provided when you vote via the Internet.
You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you (1) go to proxyvote.com and request a copy, (2) email IR@vmware.com and request a copy, or (3) address your written request to: Investor Relations at VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

How many votes must be present to hold the Annual Meeting?
In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Except with respect to the election of our Class II, Group I directors, holders of shares representing a majority of the total outstanding shares of our common stock on the Record Date entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. For the election of the Class II, Group I director nominees, holders of a majority of the outstanding shares of Class B Stock, represented in person or by proxy, constitute a quorum. Abstentions are considered present for purposes of determining the presence of a quorum. Broker non-votes, as defined below, are also considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 5) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in and vote during the Annual Meeting, or (2) have voted via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Who may vote at the Annual Meeting?
If you owned Class A Stock or Class B Stock at the close of business on the Record Date, then you may participate in and vote at the meeting. We have two classes of authorized common stock: Class A Stock and Class B Stock. As of the close of business on the Record Date, VMware had 419,109,728 shares of common stock outstanding and entitled to vote, of which 111,887,892 shares are Class A Stock and 307,221,836 shares are Class B Stock.
Due to COVID-19 pandemic restrictions, our headquarters are closed. However, stockholders may request an appointment to inspect a complete list of stockholders entitled to vote at the Annual Meeting for any purpose germane to the Annual Meeting at our headquarters located at 3401 Hillview Avenue, Palo Alto, California, during ordinary business hours within ten days prior to the Annual Meeting by sending an email request to IR@vmware.com.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?
Stockholder of Record. If, as of the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by VMware.
Beneficial Owner of Shares Held in Street Name. If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
What items will be voted on at the Annual Meeting?
There are five items that are scheduled to be voted on at the Annual Meeting:
•election of four members nominated by us to our Board to serve as Class II directors, of which three are Group I directors to be elected by our Class B common stockholders and one is a Group II director to be elected by our Class A common stockholders and our Class B common stockholders voting together as a class, each for a three-year term expiring at the 2024 Annual Meeting;
•an advisory vote to approve named executive officer compensation;
•approval of an amendment to the Amended and Restated 2007 Equity and Incentive Plan;
•approval of an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan; and
•ratification of the selection by the Audit Committee of the Board of PwC as our independent auditor for the fiscal year ending January 28, 2022.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.
What are the Board of Directors’ voting recommendations?
The Board recommends that our stockholders vote:
•FOR Proposal 1, the election of the Class II directors, of which three are Group I director nominees (to be elected by our Class B common stockholders) and one is a Group II director (to be elected by our Class A common stockholders and our Class B common stockholders voting together as a class) as listed under “Election of Directors,” to serve until their successors are elected and qualified;
•FOR Proposal 2, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the “Summary Compensation Table” and other related tables and disclosures contained in this proxy statement;
•FOR Proposal 3, the approval of an amendment to the Amended and Restated 2007 Equity and Incentive Plan;
•FOR Proposal 4, the approval of an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan; and
•FOR Proposal 5, the ratification of the selection by the Audit Committee of the Board of PwC as VMware’s independent auditor for the fiscal year ending January 28, 2022.
The Board expects Dell, which controls all our Class B Stock, to vote in accordance with the recommendations made by the Board for each of the five proposals. Dell has the voting power to approve all proposals to be voted on at the Annual Meeting. Based on its ownership as of the Record Date, Dell holds approximately 80.6% of the outstanding shares of VMware’s common stock, representing approximately 97.4% of the combined voting power of our common stock.
Is any other business scheduled to be presented for consideration at the Annual Meeting?
As of the date of this proxy statement, VMware has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Proxy Notice. Under our bylaws, no business may be brought before the Annual Meeting except pursuant to our notice of meeting, by or at the direction of the Board, or by a stockholder who was a stockholder of record as of the Record Date and who complies with the applicable notice provisions set forth in our bylaws. The deadline under VMware’s bylaws for Class A common stockholders to notify VMware of any director nominations or proposals to be presented at the Annual Meeting passed on April 16, 2021. However, Dell is entitled to propose business to be considered at any meeting of stockholders without compliance with the notice requirements and procedures of our bylaws. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.
The enclosed form of proxy gives each of Mr. Rowe, our CFO and EVP, and Ms. Olli, our EVP, General Counsel and Secretary, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed form of proxy is properly authorized by you.
How much voting power does Dell have in VMware, and how does it affect the proposals being voted on at the Annual Meeting?
As of the Record Date, Dell, our parent company and controlling stockholder, controls all of the outstanding Class B Stock and 30,678,605 shares, or approximately 27.4%, of the outstanding Class A Stock, representing approximately 97.4% of the combined voting power of our common stock. As such, Dell is entitled to ten votes per share, except in relation to the election of the Class I, Group II director, in which it is entitled to one vote per share. The election of the Class II, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, through its control of Class B Stock.
EMC, VMW Holdco and EMC Equity Assets are indirect, wholly owned subsidiaries of Dell. Two members of the Board—Michael Dell and Egon Durban—also serve as members of the board of directors of Dell. Mr. Dell, VMware’s Chairman, is also the Chairman and CEO of each of Dell, EMC and VMW Holdco and the CEO of EMC Equity Assets.

How can I vote my shares during the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater access. Stockholders may participate in and vote during the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2021 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.
How can I vote my shares prior to or without participating in the Annual Meeting?
All Class A common stockholders as of the Record Date have three options for submitting their votes prior to the Annual Meeting:
•via the Internet prior to the meeting at proxyvote.com (please see your proxy card or Proxy Notice for instructions);
•by phone (please see your proxy card for instructions); or
•by requesting, completing and mailing in a paper proxy card, as outlined in the Proxy Notice.
If you submit your vote via the Internet, you may also elect to receive future proxy and other materials electronically by following the relevant instructions when you vote. You may vote using the Internet without participating in the Annual Meeting and telephone voting facilities until 11:59 p.m., Eastern time on July 22, 2021. For a discussion of how to vote using the Internet during the meeting, see “—How can I vote my shares during the Annual Meeting?”
We encourage you to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote via the Internet or telephone, then you do not need to return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•indicate when voting via the Internet or by telephone that you wish to vote as recommended by the Board; or
•sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine, in their discretion, with respect to any other matters properly presented for a vote at the meeting.
If you are a stockholder of record and you do not (1) vote via the Internet or by telephone, (2) return a proxy card, or (3) vote during the Annual Meeting, then your shares will not be voted and will not be considered present for the purpose of establishing a quorum.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not give the organization that holds your shares specific voting instructions, under the rules of various national and regional securities exchanges, that organization may generally vote your shares on routine proposals but not on non-routine proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will indicate that it does not have the authority to vote your shares on that non-routine proposal and this is called a “broker non-vote.” For a discussion of broker non-votes, see “—What are broker non-votes, and how will they affect the vote on a proposal?” We encourage you to give voting instructions to the organization that holds your shares by carefully following the instructions provided in the Proxy Notice.

What are broker non-votes, and how will they affect the vote on a proposal? What is the voting requirement to approve each of the proposals? How are abstentions treated?
A “broker non-vote” occurs when (1) a broker or other nominee holds shares for a beneficial owner, (2) the beneficial owner has not given the respective broker specific voting instructions, (3) the matter is non-routine in nature and (4) there is at least one routine proposal presented at the meeting (such as Proposal 5 at this Annual Meeting).
Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. A broker or other nominee cannot vote on non-routine proposals without having received instructions on how to vote from the beneficial owner.
The voting requirements to approve and the effect of abstentions and broker non-votes on each proposal scheduled to be voted on at the Annual Meeting are summarized in the table below:

Proposal		Nature of proposal	Votes required to pass(1)	Effect of abstention on vote	Possibility of broker non-votes on the proposal	Effect of broker non- votes on proposal outcome	Votes per share per class
1	Election of Class II, Group I Directors	Non-routine	Majority of Class B votes cast are cast “FOR” each nominee	No effect	No(2)	Not Applicable	B:10
	Election of Class II, Group II Director	Non-routine	Majority of Class A and Class B votes are cast “FOR” the nominee	No effect	Yes	No effect	A:1 B:1
2	Advisory vote to approve NEO Compensation	Non-routine	Majority of Class A and Class B votes cast are cast “FOR”	No effect	Yes	No effect	A:1 B:10
3	Approval of the Amended and Restated 2007 Equity Incentive Plan	Non-routine	Majority of Class A and Class B votes cast “FOR”	As a vote “AGAINST”(3)	Yes	No effect	A:1 B:10
4	Approval of the Amended and Restated 2007 Employee Purchase Plan	Non-routine	Majority of Class A and Class B votes cast “FOR”	As a vote “AGAINST”(3)	Yes	No effect	A:1 B:10
3	Ratification of selection of Independent Auditor	Routine	Majority of Class A and Class B votes cast are cast “FOR”	No effect	No	Not Applicable	A:1 B:10
____________________
(1) Except in cases where Class B Stock has a separate vote, the Class A Stock and Class B Stock vote together as a single class.
(2) Election of Class II, Group I directors may only be voted on by EMC, VMW Holdco and EMC Equity Assets, as the holders of all of our outstanding shares of Class B Stock. Each of EMC, VMW Holdco and EMC Equity Assets is a stockholder of record of our Class B Stock, and no shares of our Class B Stock are held in street name. Therefore, broker non-votes are not applicable to the election of Class II, Group I directors.
(3) Under NYSE Rules, for the purposes of stockholder approval of an equity plan, an abstention is considered a vote cast on the proposal.
Can I change or revoke my proxy after I have voted?
You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by:
•participating in and voting during the Annual Meeting;
•signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy; or
•sending a signed, written notice of revocation, which is dated later than the date of the proxy and states that the proxy is revoked, to: Attention: Secretary, VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Please note, as mentioned above, shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within VMware or to third parties, except:
•as necessary to meet applicable legal requirements;
•to allow for the tabulation and certification of votes; and
•to facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.
Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by the Board. The inspector of elections will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.
Where can I find the voting results of the Annual Meeting?
The final voting results will be reported in a Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. Once filed, that Form 8-K will be available on the Investor Relations page of our website. We also expect to announce preliminary voting results at the Annual Meeting, which will be webcast on the Investor Relations page of our website.
Who is paying for the cost of this proxy solicitation?
The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board are borne by VMware. In addition to the solicitation of proxies by mail, VMware may use the services of certain of its employees (for no additional compensation) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.
Where are VMware’s principal executive offices located, and what is VMware’s main telephone number?
VMware’s principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California, 94304. VMware’s main telephone number is (650) 427-5000.
How do I contact VMware’s Board of Directors?
The Board provides a process for VMware stockholders and other interested parties to send communications to the Board, including to non-management directors. Any person who desires to contact the non-management directors or the entire Board may do so by sending an e-mail to ContactTheBoard@vmware.com. Under a process approved by the CCG Committee, VMware’s Secretary is responsible for the review of all communications received by VMware and addressed to the Board, including the non-management members, and each quarter prepares for the CCG Committee’s review a summary report of all communications and copies of all communications, other than spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications deemed by the Secretary to be of an urgent nature are reported promptly to the Chair of the CCG Committee. Directors may at any time review a log of all correspondence received by VMware that is addressed to members of the Board and request copies of any correspondence.
Our Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or audit-related matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.
What is the deadline to make a stockholder proposal eligible for inclusion in next year’s proxy statement?
To be eligible for inclusion in VMware’s proxy statement for the 2022 Annual Meeting, stockholder proposals must be received at VMware’s principal executive offices no later than January 28, 2022. Stockholder proposals should be addressed to: VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.

What is the deadline to propose actions for consideration at the 2022 Annual Meeting or to nominate individuals to serve as directors?
Under our bylaws, director nominations may be made only by the Board, a nominating committee of the Board, a person appointed by the Board or by a stockholder entitled to vote who has delivered notice to the attention of the Secretary, Legal Department at the principal executive offices of VMware (containing certain information specified in the bylaws) (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting, or (2) if the Annual Meeting is called for a date more than 30 days before or after such anniversary date, not earlier than the close of business on 120 days prior to such Annual Meeting and not later than the close of business on the later of (a) 90 days prior to such Annual Meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware. The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the Annual Meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board, the presiding officer or by a stockholder entitled to vote at such Annual Meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our bylaws.
Any holder of our Class A Stock who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2022 Annual Meeting must provide written notice of the proposal or nomination to the attention of VMware’s Secretary, Legal Department, at our address specified above, on or after March 25, 2022 and no later than April 24, 2022.
Our bylaws also provide that until such time that Dell ceases to hold at least a majority of the voting power of our Class A Stock and Class B Stock voting together as a single class, Dell is entitled to propose business to be considered at any meeting of stockholders and to nominate persons for election to the Board without compliance with the notice procedure described in the two preceding paragraphs.
These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s proxy statement under Rule 14a-8 of the Exchange Act as described above. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investor Relations page of our website at ir.vmware.com. Our bylaws are also on file with the SEC and are available through its website at sec.gov.

10-K REPORT
A copy of VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the Investor Relations page of our website at ir.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to Investor Relations, VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

By order of the Board of Directors

AMY FLIEGELMAN OLLI
Executive Vice President, General Counsel and Secretary
Palo Alto, California
May 28, 2021

Appendix A
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended January 29, 2021
(amounts in millions)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies(2)	Non-GAAP, as adjusted(1)
Operating expenses:
Cost of license revenue	$163	(1)	—	(44)	—	—	—	$118
Cost of subscription and SaaS revenue	$588	(19)	—	(186)	—	—	—	$383
Cost of services revenue	$1,292	(99)	(1)	(1)	—	—	—	$1,190
Research and development	$2,816	(524)	(1)	(3)	—	(1)	—	$2,286
Sales and marketing	$3,711	(322)	(8)	(94)	—	(2)	—	$3,288
General and administrative	$767	(157)	(1)	—	—	(132)	237	$713
Realignment	$42	—	—	—	(42)	—	—	$—
Operating income	$2,388	1,122	11	328	42	135	(237)	$3,789
Operating margin(1)	20.3%	9.5%	0.1%	2.8%	0.4%	1.1%	(2.0)%	32.2%

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended January 31, 2020
(amounts in millions)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Certain Litigation and Other Contingencies	Non-GAAP, as adjusted(1)
Operating expenses(3):
Cost of license revenue	$166	(1)	—	(89)	—	—	—	$76
Cost of subscription and SaaS revenue	$400	(13)	—	(103)	—	—	—	$285
Cost of services revenue	$1,233	(83)	(2)	(2)	—	—	—	$1,147
Research and development	$2,522	(459)	(3)	(1)	—	—	—	$2,058
Sales and marketing	$3,677	(293)	(6)	(105)	—	—	—	$3,273
General and administrative	$1,293	(168)	(3)	—	—	(173)	(237)	$711
Realignment and loss on disposition	$79	—	—	—	(79)	—	—	$—
Operating income	$1,441	1,017	14	300	79	173	237	$3,261
Operating margin(1)	13.3%	9.4%	0.1%	2.8%	0.7%	1.6%	2.2%	30.2%
____________________
(1) Totals may not sum, due to rounding. Operating margin is calculated based upon the respective underlying, non-rounded data.
(2) Reflects derecognition of a $237 million previously accrued litigation loss as a result of a jury verdict in January 2020 against VMware in a patent litigation matter brought by plaintiffs Cirba Inc and Cirba, IP. Inc. On December 21, 2020, the United States District Court of the District of Delaware set aside the jury verdict and ordered a new trial.
(3) Cost of subscription and SaaS revenue was included in both cost of license revenue and cost of services revenue in prior year and has been reclassified to conform with current period presentation.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this filing the non-GAAP financial measures FY20 and FY21 non-GAAP operating income and non-GAAP operating margin. VMware has provided a reconciliation of each non-GAAP financial measure used in this disclosure to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and certain litigation and other contingencies, each as discussed below.
VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:
•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.
•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.
•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.
•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.
The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.
Appendix B

VMWARE, INC.

AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN

1.PURPOSE; TYPES OF AWARDS; CONSTRUCTION.
The purpose of the VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan is to attract, motivate and retain employees and independent contractors of the Company and any Subsidiary and Affiliate and non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders. Pursuant to the provisions hereof, there may be granted Options (including “incentive stock options” and “non-qualified stock options”), and Other Stock-Based Awards, including but not limited to Restricted Stock, Restricted Stock Units, Stock Appreciation Rights (payable in shares) and Other Cash-Based Awards.
2.DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:
(a)“Adoption Date” means June 5, 2017, the date approved by the Board as the adoption date of the Plan, including the extension of its term as set forth in Section 7(f) below.
(b)“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(c)“Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Other Stock-Based Awards or Other Cash-Based Awards.
(d)“Award Terms” means any written agreement, contract, notice or other instrument or document evidencing an Award.
(e)Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause,” unless otherwise defined in the Award Terms for a particular Award or in any employment or other agreement between the Grantee and the Company, any Subsidiary or any Affiliate, means:
(i)willful neglect, failure or refusal by the Grantee to perform his or her employment duties (except resulting from the Grantee’s incapacity due to illness) as reasonably directed by his or her employer;
(ii)willful misconduct by the Grantee in the performance of his or her employment duties;

(iii)the Grantee’s indictment for a felony (other than traffic related offense) or a misdemeanor involving moral turpitude; or
(iv)the Grantee’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company, any Affiliate or any Subsidiary, including, but not limited to, an act constituting misappropriation or embezzlement of property.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(i)“Committee” means the Compensation and Corporate Governance Committee of the Board or such other Board committee delegated authority by the Board to administer and oversee this Plan. Unless other determined by the Board, the Committee will be comprised solely of directors who (a) are “non-employee directors” under Rule 16b-3 of the Exchange Act, and (b) otherwise meet the definition of “independent directors” pursuant to the applicable requirements of any national stock exchange upon which the Stock is listed. Any director appointed to the Committee who does not meet the foregoing requirements should recuse himself or herself from all determinations pertaining to Rule 16b-3 of the Exchange Act.
(j)“Company” means VMware, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
(l)“Fair Market Value” means the closing sales price per share of Stock on the principal securities exchange on which the Stock is traded (i) on the date of grant or (ii) on such other date on which the fair market value of Stock is required to be calculated pursuant to the terms of an Award, provided that if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Stock is not listed for trading on a national securities exchange, the fair market value of Stock will be determined in good faith by the Committee.
(m)“Grantee” means a person who, as an employee, independent contractor or non-employee director of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.
(n) “ISO” means any Option designated as and intended to be and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.
(o)“NQSO” means any Option that is designated as a nonqualified stock option or which does not qualify as an ISO.
(p)“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.
(q)“Other Cash-Based Award” means a cash-based Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(r)“Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.
(s)“Parent” means Dell Technologies Inc., a Delaware corporation.
(t)“Performance Goals” means an objective formula or standard determined by the Committee with respect to each performance period which may utilize one or more of the following factors and any objectively verifiable adjustment(s) thereto: (i) (A) earnings including operating income, (B) earnings before or after (1) taxes, (2) interest, (3) depreciation, (4) amortization, or (5) special items or book value per share (which may exclude nonrecurring items), or (C) growth in earnings before interest, tax, depreciation or amortization; (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow from operations, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions, savings, productivity or efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, goals relating to acquisitions, divestitures, joint ventures or similar transactions, research or development collaborations or budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions and the development of long term business goals; and (xix) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Objectively verifiable adjustment(s) to Performance Goals can include but are not limited to adjustment(s) to reflect: (1) the impact of specific corporate transactions; (2) accounting or tax law changes; (3) asset write-downs; (4) significant litigation or claim adjustment; (5) foreign exchange gains and losses; (6) disposal of a segment of a business; (7) discontinued operations; (8) refinancing or repurchase of bank loans or debt securities; or (9) unbudgeted capital expenditures. Each of the foregoing Performance Goals will be subject to certification by the Committee.
(u) “Plan” means this Amended and Restated VMware, Inc. 2007 Equity and Incentive Plan, as amended from time to time.
(v)“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that is subject to certain restrictions and to a risk of forfeiture.
(w)“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive shares of Stock subject to certain restrictions and to a risk of forfeiture.
(x)“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.
(y)“Stock” means shares of Class A common stock, par value $0.01 per share, of the Company.
(z)“Stock Appreciation Right” means an Award that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.
(aa)“Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.
3.ADMINISTRATION.
(a)The Plan will be administered by the Committee or, at the discretion of the Board, the Board. In the event the Board is the administrator of the Plan, references herein to the Committee will be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. Subject to applicable law, the Board or the Committee may delegate to a sub-committee or individual the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.
(b)The decision of the Committee as to all questions of interpretation and application of the Plan will be final, binding and conclusive on all persons. The Committee has the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards; determine the persons to whom and the time or times at which Awards will be granted; determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any

Award; determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered (including upon a “change in control” or similar transaction); to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; construe and interpret the Plan and any Award; prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it deems expedient to carry the Plan into effect and will be the sole and final judge of such expediency. No Committee member will be liable for any action or determination made with respect to the Plan or any Award.
4.ELIGIBILITY.
(a)Awards may be granted to officers, employees, independent contractors and non-employee directors of the Company or of any of the Subsidiaries and Affiliates; provided, that (i) ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any of its “related corporations” (as defined in the applicable regulations promulgated under the Code) and (ii) Awards may be granted only to eligible persons who are not employed by the Company or a Subsidiary if such persons perform substantial services for the Company or a Subsidiary.
(b)No ISO may be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or Parent or a Subsidiary, unless the purchase price for the stock under such ISO is at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, will not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code will control.
(c)No Award, except for Restricted Stock, may be granted to any employee or independent contractor who is subject to Section 409A of the Code if such person is an employee or independent contractor of an Affiliate that is not a Subsidiary, unless such Award conforms to the requirements of Section 409A.
5.STOCK SUBJECT TO THE PLAN.
(a)The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) is 160,167,881, subject to adjustment as provided herein, not including shares of stock added to the Share Limit pursuant to Section 5(c).
(b)Shares issued pursuant to Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award (other than Awards substituted or assumed pursuant to Section 5(c) herein) are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.
(c)The Company may substitute or assume equity awards of acquired entities in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 5 will be increased by the corresponding number of equity awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to equity awards before and after the substitution.
(d)Subject to the Share Limit and Section 5(g), the aggregate maximum number of shares of Stock that may be issued pursuant to the exercise of ISOs will be 160,167,881shares of Stock.
(e)Subject to the Share Limit and Section 5(g), the aggregate number of shares of Stock that may be issued pursuant to Awards granted during any fiscal year to any single individual may not exceed 3,611,400 shares of Stock.
(f)The maximum value of Awards granted during a single fiscal year under this Plan or under any other equity plan maintained by the Company, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, except that such limit will be $1,250,000 for any non-employee director serving as the lead director of the Board or chair of the Board. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.
(g)Except as provided in an Award Term or as otherwise provided in the Plan, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, recapitalization, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards (including, but not limited to changes or adjustments to the limits specified in Sections 5(d) and (e)) or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment will cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.
6.SPECIFIC TERMS OF AWARDS.
(a)General. Subject to the terms of the Plan and any applicable Award Terms, (i) the term of each Award will be for such period as may be determined by the Committee, and (ii) payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee determines at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code on a deferred basis.
(b)Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan. Options and Stock Appreciation Rights (“SARs”) are subject to a minimum one-year vesting period following grant, with the exception that up to 5% of the available shares of Stock reserved for grant may be subject to such Awards without such minimum vesting period. Subject to compliance with the requirements of Section 409A of the Code, an Award may provide the Grantee with the right to receive dividend or dividend equivalent payments with respect to Stock actually or notionally subject to the Award, which payments will be credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such dividend or dividend equivalents will be settled in cash or Stock to the Grantee only if, when and to the extent the related Award vests. The value of dividend or dividend equivalent payments payable with respect to any Award that does not vest will be forfeited.
(i)Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:
(A)The Award Terms evidencing the grant of an Option under the Plan will designate the Option as an ISO or an NQSO.
(B)The exercise price per share of Stock purchasable under an Option will be determined by the Committee, but in no event may the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised must be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made pursuant to a broker-assisted cashless exercise procedure. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements must be paid promptly upon notification of the amount due. The Committee may permit the amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of shares of such Stock and other property, except that the amount of tax withholding to be satisfied by withholding shares of Stock and other property will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the Award being classified as a liability award.
(C)Options will be exercisable over the exercise period (which may not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee has the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.
(D)Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, will remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination will be as set forth in the applicable Award Terms.
(E)Options may be subject to such other conditions, as the Committee may prescribe in its discretion or as may be required by applicable law.
(ii)Restricted Stock.
(A)The Committee may grant Awards of Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee may determine in its sole discretion and as evidenced by the applicable Award Terms (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company, any Subsidiary or an Affiliate, upon the attainment of specified Performance Goals or upon such other criteria as the Committee may determine in its sole discretion.
(B)The Committee will determine the purchase price, which, to the extent required by law, may not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted Stock or stock units subject to the Award. The Award Terms with respect to such Award will set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.
(C)Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.
(D)Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.
(iii)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:
(A)At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee has the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject compliance with the requirements of Section 409A of the Code.
(B)Unless otherwise provided in the applicable Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there will be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C)Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.
(iv)Other Stock-Based or Cash-Based Awards.
(A)The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iv) may be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee will determine, subject to any required corporate action.
(B)The maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $5,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. The Committee may establish other rules applicable to the Other Stock- or Cash-Based Awards.
(C)Payments earned in respect of any Cash-Based Award may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate.
7.GENERAL PROVISIONS.
(a)Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Term or set forth below, but in accordance with the Code and any applicable laws, Awards will not be transferable by a Grantee except by will or the laws of descent and distribution and will be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any attempted assignment or transfer of an Award will be null and void and without effect, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may permit Grantees to elect to defer the issuance of shares of Stock or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder.
(b)Leave of Absence; Reduction in Service Level. The Committee may determine, in its discretion (i) whether, and the extent to which, an Award will vest during a leave of absence, (ii) whether, and the extent to which, a reduction in service level (for example, from full-time to part-time employment), will cause a reduction, or other change, in an Award, and (iii) whether a leave of absence or reduction in service will be deemed a termination of employment or service for the purpose of the Plan and the Award Terms. The Committee will also determine all other matters relating to whether the employment or service of a recipient of an Award is continuous for purposes of the Plan and the Award Terms.
(c)No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto confers upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or the applicable Award Terms or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.
(d)Clawback/Recoupment
(i)All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company determines to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose additional clawback, recovery or recoupment provisions in an Award agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause as determined by the Committee.
(ii)In the event of a restatement of incorrect financial results, the Committee will review all Awards held by executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company that (i) were earned based on performance or were vesting during the course of the financial period subject to such restatement or (ii) were granted during or within one year following such financial period. If any Award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Committee will, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such Award, in whole or in part, whether or not vested, earned or payable or (b) require the Grantee to repay to the Company an amount equal to all or any portion of the value of any gains from the grant, vesting or payment of the Award that would not have been realized had the restatement not occurred.
(iii)If a Grantee’s employment or service is terminated for Cause, all unvested (and, to the extent applicable, unexercised) portions of Awards will terminate and be forfeited immediately without consideration. In addition, the Committee may in its sole discretion and to the extent permitted by applicable law cause the cancellation of all or a portion of any outstanding vested Awards held by such Grantee or payable to such Grantee or require such Grantee to reimburse the Company for all or a portion of the gains from the exercise of, settlement or payment of any of the Grantee’s Awards realized after the event giving rise to Cause first occurred.
(e)Taxes. The Company, any Subsidiary and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority includes authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Stock or other property will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the Award being classified as a liability award.
(f)Stockholder Approval; Amendment and Termination. The Board may amend, alter or discontinue the Plan and outstanding Awards thereunder, but no amendment, alteration, or discontinuation may be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except in the case of an adjustment as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval will be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which Stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan will terminate on the tenth anniversary of the Adoption Date. No Awards may be granted under the Plan after such termination date.
(g)No Rights to Awards; No Stockholder Rights. No Grantee haves any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No Grantee has any right to payment or settlement under any Award unless and until the Committee or its designee determines that payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award has no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.
(h)Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award will give any such Grantee any rights that are greater than those of a general creditor of the Company.
(i)No Fractional Shares. No fractional shares of Stock will be issued or delivered pursuant to the Plan or any Award. The Committee will determine whether cash, other Awards, or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.
(j)Regulations and Other Approvals.
(i)The obligation of the Company to sell or deliver Stock or pay cash with respect to any Award granted under the Plan is subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(ii)Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award may be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
(iii)In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock will be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.
(iv)Section 409A. This Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with such intent. To the extent that an Award, issuance or payment is subject to Section 409A of the Code, it will be awarded or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance or payment to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by applicable law). Notwithstanding anything to the contrary in this Plan (and unless the Award Terms specifically provides otherwise), if the shares of Stock are publicly traded and a Grantee is a “specified employee” for purposes of Section 409A of the Code and holds an Award that provides for “deferred compensation” under Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Grantee’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) except that in case of the Grantee’s death, such distribution or payment will be made as soon as practicable following the Grantee’s death or as otherwise set forth in an agreement with the Grantee.
(k)Governing Law. The Plan and all determinations made and actions taken pursuant hereto is governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, has sole discretion to (i) modify the terms and conditions of Awards made to Grantees employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.
(l)Merger or Consolidation. If the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any Award granted hereunder will pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the Award is entitled to receive. In the event of a (i) dissolution or liquidation of the Company, (ii) sale or transfer of all or substantially all of the Company’s assets or (iii) merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, the Company must, contingent upon consummation of such transaction, either (a) arrange for any corporation succeeding to the business and assets of the Company to (x) assume each outstanding Award, or (y) issue to the Grantees replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code), for such corporation’s stock that will preserve the value, liquidity and material terms and conditions of the outstanding Awards; or (b) make the outstanding Awards fully exercisable or cause all of the applicable restrictions to which outstanding Stock Awards are subject to lapse, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the

Award or the issuance of shares of Common Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, asset sale or transfer, merger or consolidation, and the Award will terminate immediately following consummation of any such transaction. The existence of the Plan will not prevent any such change or other transaction, and no Participant hereunder has any right except as herein expressly set forth. Notwithstanding the foregoing provisions of this Section 7(l), Awards subject to and intended to satisfy the requirements of Section 409A of the Code will be construed and administered consistent with such intent.
Appendix C

VMWARE, INC.

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of Plan

The VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of VMware, Inc. (“VMware”) and its subsidiaries (collectively, the “Company”) may use voluntary, systematic payroll deductions or other contributions (as described in Section 5 below) to purchase VMware’s class A common stock, $.01 par value, (“stock”) and thereby acquire an interest in the future of VMware. For purposes of the Plan, a subsidiary is any corporation in which VMware owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of VMware (the “Board of Directors”) or the Committee (as defined below) determines that employees of a particular subsidiary shall not be eligible.

The Plan is intended qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Board of Directors may establish comparable offerings under the Plan that are not intended to qualify under Code Section 423. Such offerings will be designated as being made under the non-423 component of this Plan.

For purposes of this Plan, if the Board of Directors so determines, the employees of VMware and/or of any designated subsidiary will be deemed to participate in a separate offering under the 423 component of the Plan, even if the dates of the applicable offering period of each such offering are identical, provided that the terms of participation are the same within each separate offering as determined under Code Section 423.

Section 2. Options to Purchase Stock

Under the Plan, no more than 37,300,000 shares of stock are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options (“options”) granted under the Plan to employees of the Company (“employees”). All of the shares of stock are available for purchase under the Plan may be used for offerings under the 423 component of the Plan. The stock to be delivered upon exercise of options under the Plan may be either shares of VMware’s authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.

Section 3. Eligible Employees

Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company, or any lesser number of months established by the Committee (if required under local law), shall be eligible to participate in the Plan provided such inclusion is consistent with requirements under Code Section 423 or offered under the non-423 component. For the avoidance of doubt, individuals who are not employees of VMware or an eligible subsidiary are not considered to be eligible employees and shall not be eligible to participate in the Plan.

Section 4. Method of Participation

Option periods of any duration up to 27 months in length shall be determined by the Committee. In the event no period is designated by the Committee, the option periods shall have a duration of six months commencing on the first day following termination of the prior period. For example, if an option period ends on July 31, the following option period would be August 1 through January 31 unless the Committee determines otherwise prior to commencement of such following option period. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization and/or other required enrollment agreement(s)/form(s) in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan. VMware may permit participants to elect or indicate whether an enrollment election, once made, will apply to subsequent option periods without being required to submit a new enrollment form. If an employee makes an enrollment election that does not apply to subsequent option periods, the employee will be deemed to have terminated his or her participation with respect to subsequent option periods unless and until the employee submits a new enrollment form in accordance with the Plan.

Section 5. Contributions

A participant may elect to make contributions under the Plan at a rate of not less than 2% nor more than 15% from the participant’s compensation (subject to a maximum of $7,500 per six-month option period and pro-rated for longer or shorter periods, at the Committee’s discretion), by means of substantially equal payroll deductions over the option period; provided, however, where applicable local laws prohibit payroll deductions for the purpose of participation in the Plan, the Committee may permit all participants in a specified separate offering under the 423 component or an offering under the non-423 component of the Plan to contribute amounts to the Plan through payment by cash, check or other means set forth in the enrollment form. Any amount remaining in a participant’s contribution account at the end of an option period representing a fractional share that is rolled over to the contribution account for the next option period pursuant to Section 8 below (a “rollover”) may be used to purchase additional stock; provided that the maximum dollar amount per option period shall be reduced by the amount of any rollover. For purposes of the Plan, “compensation” shall mean all cash compensation paid to the participant by the Company unless otherwise specified by the Board.

A participant may only elect to change his or her contribution rate by written notice delivered to VMware (or its designated agent) at least one business day prior to the first day of the option period as to which the change is to be effective. Following delivery to VMware (or its designated agent) of any enrollment form or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant’s payroll deduction authorization or contributed by other permitted means (if any) shall be credited to a contribution account for such participant.

Section 6. Grant of Options

Each person who is a participant on the first day of an option period shall, as of such day, be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant’s contribution account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, VMware shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant’s contribution account to such participant without interest (unless otherwise required by local law). In no event shall the number of shares of stock that a participant may purchase during any one six-month option period under the Plan exceed 750 shares of stock (subject to adjustment as provided in Section 16), and pro-rated for longer or shorter periods, at the Committee’s discretion.

Section 7. Purchase Price

The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. “Fair market value” shall mean the closing sales price per share of the stock on the principal securities exchange on which the stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the stock is not listed for trading on a national securities exchange, the fair market value of the stock shall be determined in good faith by the Board of Directors.

Section 8. Exercise of Options

If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, VMware shall apply the balance of the participant’s contribution account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant (or have the shares deposited in a brokerage account for the benefit of the participant). No fractional shares shall be issued hereunder. Any balance accumulated in the participant’s contribution account that is not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent option period, subject to early withdrawal by the participant as provided in Section 10. Any other monies remaining in the participant’s contribution account under the Plan after the date of exercise shall be returned to the participant or his or her beneficiary (as applicable) in cash without interest (unless otherwise required by local law).

Notwithstanding anything herein to the contrary, VMware shall not be obligated to deliver any shares unless and until, in the opinion of VMware’s counsel, all requirements of applicable federal, state and foreign laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by VMware’s counsel.

Section 9. Interest

No interest will be payable on contribution accounts, except as may be required by applicable law, as determined by the Committee.

Section 10. Cancellation and Withdrawal

A participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Committee may prescribe, provided that VMware (or its designated agent) must receive such notice at least 31 days, or such other number of days determined by the Committee, before the last day of the option period (the “Withdrawal Deadline”). Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated any applicable payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that the date of the Withdrawal Deadline with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the State of Delaware are required to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant’s contribution account will be returned to such participant as soon as reasonably practicable without interest (unless otherwise required by local law). Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4.

Section 11. Termination of Employment

Except as otherwise provided in Section 12, upon the termination of a participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed canceled, the balance of his or her contribution account shall be returned to him or her without interest (unless otherwise required by local law), and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant’s employment will not be considered terminated in the case of a transfer to the employment of an eligible subsidiary or to the employment of VMware. However, in the event of a transfer of employment, VMware may transfer participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved for purposes of this Plan by the Company; provided however, that if such period of leave of absence exceeds three months, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three month period.

Section 12. Death of Participant

In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated by his or her death, whenever occurring, then his or her legal representative, may, by a writing delivered to VMware on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her contribution account, or (b) to have the balance in his or her contribution account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash without interest (unless otherwise required by local law). In the event his or her legal representative does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant’s Rights Not Transferable, etc.

All participants granted options under a specified offering under the 423 component of the Plan shall have the same rights and privileges. Each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by VMware and, upon return to the participant of the balance of his or her contribution account, all his or her rights under the Plan shall terminate.

Section 14. Employment Rights

Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the participant’s employer to terminate the employment of such participant at any time.

Section 15. Rights as a Shareholder/Use of Funds

A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.

All contributions received under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds, but may do so if required under applicable local law.

Section 16. Change in Capitalization

In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which VMware is the surviving corporation or other change in VMware’s capital stock, the number and kind of shares of stock or securities of VMware to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which VMware is not the surviving corporation or in the event of the sale or transfer of substantially all VMware’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all contribution accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.

In the event of a corporate restructuring, VMware may transfer or terminate participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements.

Section 17. Administration of Plan

The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions which may arise in connection therewith. Except with respect to officers of VMware who are subject to the reporting requirements of Section 16 of the Securities Act of 1934, management of VMware is also authorized to resolve participant disputes under the Plan, consistent with the terms of the Plan and any agreements thereunder and any interpretations or guidance issued under the Plan by the Board of Directors or the Committee.

The Board may, in its discretion, delegate its powers with respect to the Plan to the Compensation and Corporate Governance Committee or any other committee at VMware (the “Committee”), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

Determinations of the Board of Directors, the Committee or where appropriate, management of the Company, shall be conclusive and shall bind all parties.

Section 18. Amendment and Termination of Plan

The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.

The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.

Section 19. Approval of Shareholders

The Plan as amended and restated was approved by the stockholders of the Company on June 8, 2017 and was further amended by the stockholders on June 25, 2019. Subsequent amendments will be approved by the stockholders to the extent required by applicable securities and tax rules and regulations as well as applicable rules of the securities exchange(s) upon which the stock may be listed for trading.

Section 20. Limitations

Notwithstanding any other provision of the Plan:

(a) An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 424(d) of the Code own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 424 of the Code.

(b) No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans (as defined in Section 423 of the Code) of VMware or any subsidiary or parent corporation to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Section 423 of the Code.

(c) No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each six-month option period, and pro-rated for longer or shorter periods, at the Committee’s discretion, or $15,000 per calendar year, less the amount of any rollover.

(d) No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan, unless otherwise required under applicable law. If participation in the Plan is offered to employees whose customary employment is 20 hours or less, the offering will be made under a separate offering under the 423 component or under the non-423 component of the Plan.

(e) No employee whose customary employment is for not more than five months in any calendar year shall be eligible to participate in the Plan.

(f) No independent contractor shall be eligible to participate in the Plan.

Section 21. Jurisdiction and Governing Law.

The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the U.S. federal or state courts of Delaware to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of Delaware, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Section 22. Compliance with Foreign Laws and Regulations.

Notwithstanding anything to the contrary herein, the Board, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its subsidiaries operate, shall have sole discretion to (i) adversely modify the terms and conditions of options granted to participants employed outside the United States to the extent consistent with the U.S. Treasury regulations under Code Section 423; (ii) establish comparable offerings that are not intended to qualify under Code Section 423 with the shares to be taken from the allotment available under this Plan and with modified enrollment or exercise procedures and/or establish such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

VMWARE, INC.
3401 HILLVIEW AVE.
PALO ALTO, CA 94304

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VMW2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D54964-P54553 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VMWARE, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 and 5.

	For	Against	Abstain
1. Election of Director			
Nominee:			
1a. Kenneth Denman	☐	☐	☐
2. An advisory vote to approve named executive officer compensation, as described in VMware's Proxy Statement.	☐	☐	☐
3. To approve an amendment to the Amended and Restated 2007 Equity and Incentive Plan.	☐	☐	☐
4. To approve an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan.	☐	☐	☐
5. To ratify the selection by the Audit Committee of VMware's Board of Directors of PricewaterhouseCoopers LLP as VMware's independent auditor for the fiscal year ending January 28, 2022.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D54965-P54553

ANNUAL MEETING OF STOCKHOLDERS, JULY 23, 2021
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Zane Rowe, VMware's Chief Financial Officer and Executive Vice President, and Amy Fliegelman Olli, VMware's Executive Vice President, General Counsel and Secretary, and either of them, as proxies, each with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of VMware, Inc., a Delaware corporation, to be held on July 23, 2021, at 8:30 a.m., Pacific time, via the internet at www.virtualshareholdermeeting.com/VMW2021 and at any adjournments thereof, all the shares of Class A common stock, par value $.01 per share, of VMware that the undersigned would be entitled to vote if present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE NOMINEE FOR DIRECTOR (PROPOSAL 1), "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DESCRIBED IN VMWARE'S PROXY STATEMENT (PROPOSAL 2), "FOR" THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN (PROPOSAL 3), "FOR" THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 4) AND "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 28, 2022 (PROPOSAL 5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued on reverse side